 As filed with the Securities and Exchange Commission on January 21, 1999
                                           Registration Statement No. 333-59297
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                 PRE-EFFECTIVE

                             AMENDMENT NO. 5
                                      to
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            PINNACLE HOLDINGS INC.
     (Exact name of registrant as specified in its governing instruments)

                                ---------------
       Delaware                      4899                    65-0652634
   (State or other       (Primary Standard Industrial     (I.R.S. Employer
   jurisdiction of              Classification         Identification Number)
   incorporation or              Code Number)
    organization)

                      1549 Ringling Boulevard, 3rd Floor
                            Sarasota, Florida 34236
                                (941) 364-8886
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Steven Day
             Vice President, Chief Financial Officer and Secretary
                            Pinnacle Holdings Inc.
                      1549 Ringling Boulevard, 3rd Floor
                            Sarasota, Florida 34236
                                (941) 364-8886
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                ---------------
                         Copies of communications to:

      Chester E. Bacheller, Esq.            Robert E. Buckholz, Jr., Esq.
         Holland & Knight LLP                    Sullivan & Cromwell
  400 North Ashley Drive, Suite 2300              125 Broad Street
         Tampa, Florida 33602                 New York, New York 10004
            (813) 227-8500                         (212) 558-4000

                                ---------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of earlier effective registration statements for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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                                                 Proposed       Proposed
 Title of each Class of         Amount           Maximum        Maximum        Amount of
    Securities to be            to be         Offering Price   Aggregate      Registration
       Registered             Registered       Per Share(2)  Offering Price       Fee
------------------------------------------------------------------------------------------
Common Stock, par value
 $.001.................  23,000,000 shares(1)      $16        $368,000,000(1)    $4,122(3)
------------------------------------------------------------------------------------------
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

(1) Includes 3,000,000 shares of Common Stock to cover over-allotments, if any, pursuant to over-allotment options granted to the Underwriters.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(3) The Company previously paid a registration fee of $97,078 with the original Registration Statement filed on July 17, 1998, with Pre-effective Amendment No. 1 to the Registration Statement filed on July 27, 1998 and with Pre-effective Amendment No. 4 to the Registration Statement filed on January 5, 1999.

                                ---------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
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

                               EXPLANATORY NOTE

  This Registration Statement contains two forms of prospectuses: one to be used in connection with an offering of Common Stock in the United States and Canada (the "U.S. Prospectus") and one to be used in connection with a concurrent international offering of Common Stock outside the United States and Canada (the "International Prospectus"). The complete U.S. Prospectus follows this explanatory note. After the U.S. Prospectus are the following alternate pages for the International Prospectus: a front cover page, a separate Underwriting section and a back cover page. All other pages of the U.S. Prospectus are to be used for both the United States offering and the international offering. Each alternative page for the International Prospectus included herein is labeled "Alternate Page for International Prospectus."

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment. A         +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may +
+offers to buy be accepted prior to the time the registration statement        +
+becomes effective. This prospectus shall not constitute an offer to sell or + +the solicitation of an offer to buy nor shall there be any sale of these + +securities in any State in which such offer, solicitation or sale would be + +unlawful prior to registration or qualification under the securities laws of +
+any such State.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                                     Subject to Completion,

                                                           January 21, 1999

                             20,000,000 Shares
                             Pinnacle Holdings Inc.
                                  Common Stock

[LOGO OF PINNACLE                  --------
HOLDINGS INC
APPEARS HERE
APPEARS HERE]

  All of the 20,000,000 shares of Common Stock offered hereby are being sold by Pinnacle Holdings Inc. (the "Company"). Of the 20,000,000 shares of Common Stock offered hereby, 16,000,000 shares are being offered in the United States and Canada by the U.S. Underwriters and 4,000,000 shares are being offered outside the United States and Canada by the International Underwriters. The initial public offering price and the aggregate underwriting discount per share will be identical in both offerings. Prior to this offering there has been no public market for the Common Stock of the Company. It is presently estimated that the initial public offering price will be between $14 and $16 per share. See "Underwriting."

                                   --------


      The Common Stock offered hereby involves a high degree of risk.

          See "Risk Factors" beginning on page 11.

                                   --------

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
 ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                       Underwriting
                                             Price to  Discount and  Proceeds to
                                              Public  Commissions(1) Company(2)
--------------------------------------------------------------------------------
Per Share..................................    $           $             $
--------------------------------------------------------------------------------
Total(3)...................................   $            $            $
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

(2) Before deducting estimated expenses of $1.5 million payable by the Company.


(3) The Company has granted the U.S. Underwriters an option for 30 days to purchase up to an additional 2,400,000 shares at the initial public offering price per share, less underwriting discount, solely to cover over-allotments. Additionally, the Company has granted the International Underwriters a similar option with respect to an additional 600,000 shares as part of the concurrent international offering. If such options are exercised in full, the total initial public offering price, underwriting
    discount and proceeds to Company will be $   , $    and $   , respectively.
    See "Underwriting".

                                   --------

  The shares of Common Stock are offered by the several U.S. Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, and subject to the right of the U.S. Underwriters to reject any order in whole or in part. It is expected that delivery of the shares of Common Stock will be
ready for delivery in Baltimore, Maryland on or about      , 1999, against
payment therefor in immediately available funds.



BTAlex.Brown

       Salomon Smith Barney

               NationsBanc Montgomery Securities LLC

                                           Raymond James & Associates, Inc.



               The date of this Prospectus is            , 1999.

   [Partial map of U.S. indicating Company's current tower sites and proposed tower sites.]

  No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or by any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make any such offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereby shall under any circumstances imply that the information contained herein is correct as of any date subsequent to the date hereof.

                               ----------------


  No action has been or will be taken in any jurisdiction by the Company or by any Underwriter that would permit a public offering of the Common Stock or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons into whose possession this Prospectus comes are required by the Company and the Underwriters to inform themselves about and to observe any restrictions as to the offering of the Common Stock and the distribution of this Prospectus.

                               ----------------

  Market data used throughout this Prospectus was obtained from industry publications that generally state that the sources used to acquire such data are believed to be reliable, but that the accuracy and completeness of such data is not guaranteed. Although the Company believes the data to be reliable, it has not independently verified such data.


                               ----------------

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SHARES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERINGS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

* Further Note: Map on opposite page also does not include 78 additional towers from pending acquisitions in Southeastern United States.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements contained elsewhere in this Prospectus. Except as otherwise indicated by the context: (i) references in this Prospectus to the "Company" include Pinnacle Holdings Inc., a Delaware corporation, and its consolidated subsidiaries; (ii) the information contained in this Prospectus assumes no exercise of the Underwriters' over-allotment options; and (iii) all references to shares of Common Stock, per share amounts and other information set forth in this Prospectus have been adjusted to reflect certain actions taken by the Company to effect the Recapitalization (as defined herein), which will result in a conversion of all shares of Class A, Class B, Class C, Class D and Class E Common Stock of the Company into shares of Common Stock, effective upon the closing of the Offering.

                                  THE COMPANY

  The Company is the leading provider of wireless communication tower space in the Southeastern United States. Since its formation in May 1995, the Company has focused exclusively on creating a portfolio of dense clusters of geographically contiguous towers and renting tower space to wireless communications providers and users. The Company believes that the rental of tower space is the sector of the tower industry in which it can earn the highest cash flow margins and risk adjusted return on invested capital. This strategy also presents significant opportunities for continued revenue and cash flow growth through the addition of new tenants on its existing towers and towers that may be acquired in the future.

  Since commencing operations in May 1995 and through December 31, 1998, the Company has completed 210 acquisitions through which it has acquired 799 towers and has constructed an additional 77 towers in such high growth markets as Atlanta, Birmingham, New Orleans, Orlando and Tampa. Subsequent to December 31, 1998 and prior to January 18, 1999, the Company acquired an additional tower. As of January 18, 1999, the Company had agreements or letters of intent to acquire 135 towers. As a result of its extensive existing tower base, the Company believes it is well-positioned to continue to capitalize on the growth opportunities available in the rapidly consolidating and highly fragmented tower rental industry. For the year ended December 31, 1998, on a pro forma as adjusted basis, the Company had tower rental revenue and EBITDA of $48.4 million and $28.4 million, respectively. See "Unaudited Pro Forma Financial Data."

  The Company has a diversified base of over 800 customers consisting of all forms of wireless communications providers, operators of private networks and government agencies that include Southern Communications Services, Inc. ("Southern Communications"), Nextel, Sprint PCS, PageNet, Motorola, BellSouth Mobility, MobileMedia Communications, Inc. ("MobileMedia Communications"), Teletouch, Skytel, Pagemart, Federal Bureau of Investigation and Bureau of Alcohol, Tobacco & Firearms. The Company's leases generally range in duration from three to five years, and many provide for scheduled minimum rent increases of the greater of a specified percentage (which typically ranges from 3 to 5%) or the change for the relevant period in the Consumer Price Index ("CPI").

  The Company is experiencing strong demand for tower rental space fueled by the deployment of new wireless technologies and strong underlying growth in wireless services. The Company believes that "same tower" revenue growth (measured by comparing the Annualized Run Rate Revenue (as defined herein) of the Company's towers at the end of a period to the Annualized Run Rate Revenue for the same towers at the end of a prior period), is a meaningful indicator of the Company's ability to generate incremental revenue on such towers. Taking into consideration new leases written as of December 31, 1998, the Company experienced "same tower" revenue growth of approximately 20% for the year ended December 31, 1998 on its base of towers owned as of December 31, 1997. The Company's Annualized Run Rate Revenue as of December 31, 1998 was $44.7 million.

Business and Growth Strategy

  The Company's objective is to create substantial value from both its position as the leading provider of wireless communications rental tower space in the Southeastern United States and its expansion into additional wireless communications markets. In order to achieve this objective, the Company has designed and implemented a three-tiered growth strategy that focuses on: (i) increasing revenue yield per tower through aggressive marketing and development; (ii) continuing acquisitions of towers in key markets; and (iii) selective new tower construction.

 I. Marketing and Development Strategy

  The Company aggressively markets rental space on its towers to capitalize on the operating leverage of its business. The Company's customers are generally responsible for the installation of their own equipment and the incremental utility costs associated with that equipment. In addition, adding customers to an existing tower does not result in increased monitoring, maintenance or insurance costs. Accordingly, when customers are added to an existing tower, additional revenue can be achieved at low incremental costs, thereby yielding increased cash flow margins. The key elements of the Company's marketing and development strategy include the following:

 . Offer Strategically Located Clusters of Towers. By owning and assembling clusters of towers in high growth regions, the Company believes it is able to offer its customers the ability to rapidly and efficiently fulfill their network expansion plans across a particular market or region, which the Company believes provides it with a significant competitive advantage.

 . Target a Diversified Customer Base. The number of antennae a tower can accommodate varies depending on the type of tower (self-supporting monopole, guyed, self-supporting lattice), the height of the tower and the nature of the services provided by such antennae. The substantial majority of the Company's towers are self-supporting lattice and guyed towers that can support a large number of antennae and therefore enable the Company to market its tower space to a diverse group of wireless communication providers.

 . Leverage Customer Relationships. The Company believes it has established a reputation among its customers as a highly professional and reliable tower space provider. This has been achieved through ongoing investment in the development of relationships at multiple levels of customer organizations. The Company believes that important factors in generating interest in its towers are the customer's awareness of the quality of a particular site, the ease of doing business with one lessor, the location of other Company-owned towers and the Company's ability to construct new towers.

 . Track FCC Filings. All FCC licensees must file applications for site locations. As part of its disciplined approach to acquisitions and new tower construction activities, the Company tracks these filings, which provide market intelligence as to existing wireless communications providers' build-out plans and new market entrants.

 II. Acquisition Strategy

  Ownership of rental towers in many parts of the United States remains highly fragmented, although the consolidation of tower ownership has begun to accelerate as larger independent owners acquire small local owners in certain regions. The Company believes that its acquisition strategy has allowed it to achieve the highest density of towers across nine states located in the Southeastern United States, which the Company believes provides it with a significant competitive advantage.

  The Company believes that growth through acquisition is an attractive strategy because it allows the Company to: (i) choose the location of its towers in key urban and other desired locations; (ii) acquire towers with existing tenants and the capacity to add multiple, additional tenants;
(iii) not seek build-to-suit mandates from customers, which may result in towers being built in unprofitable locations; and (iv) lower its risk as cash flow from existing tenants is predetermined.

  The Company's acquisition strategy continues to focus on: (i) rapidly acquiring towers in key markets as a means to quickly gain critical mass, thereby discouraging other tower consolidators from entering its markets;
(ii) completing follow-on acquisitions to enhance its coverage in selected wireless communications markets; and (iii) penetrating new markets as a platform for future growth. Through December 31, 1998, the Company acquired 799 towers at an average of approximately four towers per acquisition and at a pace of greater than one acquisition per week. The key elements of the Company's acquisition strategy are set forth below:

 . Target High Growth Wireless Communications Markets. The Company targets population centers and key transportation corridors in wireless communications markets where there is evidence of high potential growth. The Southeastern United States is attractive because of its relatively high population and economic growth rates. Within this region, the Company has established strong market positions in densely populated areas such as Atlanta, Birmingham, New Orleans, Orlando and Tampa as well as along several key traffic corridors. The MobileMedia Acquisition (as defined herein) provided the Company with strong market positions in Knoxville, Mobile and Nashville, as well as towers in Southern California and New England that provide the Company a base for penetrating these attractive wireless markets.

 . Focus on Compatibility with Existing Tower Network. In evaluating a potential acquisition, the Company considers whether it will be compatible with the Company's existing tower inventory. In general, the Company aims to acquire sites that will result in clusters of towers that provide the critical mass necessary to achieve certain competitive advantages within a given market. The MobileMedia Acquisition and the Southern Towers Acquisition (as defined herein) expanded the Company's presence to contiguous markets in the Southeastern United States.

 . Employ a Disciplined Valuation Process. The Company seeks to acquire towers that have existing cash flow and identified potential for significant future cash flow growth from additional tenants. For each potential acquisition, the Company reviews the current population coverage of each tower to be acquired, the nature and quality of the existing and potential customer base, coverage of current and future major transportation corridors and the location and desirability of competing towers. The Company also makes an assessment of potential cash flow growth and estimates whether additional capital expenditures will be required to add capacity to accommodate future growth.

  Consistent with the Company's acquisition criteria and strategy of accumulating clusters of towers in regions that are highly attractive to wireless communications providers, the Company has recently completed the following major acquisitions:

  Southern Towers Acquisition: In March 1998, the Company acquired 201 towers from Southern Communications for approximately $83.5 million plus fees and expenses (the "Southern Towers Acquisition"). Southern Communications is a subsidiary of Southern Company, one of the largest utility holding companies in the United States and an Enhanced Specialized Mobile Radio ("ESMR") provider. Substantially all of these towers, which are located in Georgia, Alabama, Mississippi and Florida, were constructed within the prior four years. See "Business--Southern Towers Acquisition."

  The Southern Towers Acquisition represented an attractive opportunity to significantly accelerate the achievement of the Company's goal of becoming the leading provider of rental tower space in the Southeastern United States. Prior to the acquisition, these towers, which had only a limited number of third party tenants, were principally for the use of Southern Communications and its affiliates. The towers were generally constructed with capacity significantly exceeding Southern Communications' specific capacity requirements. Accordingly, the Company believes that there is substantial potential for additional revenue from these towers.

  MobileMedia Acquisition: In September 1998, the Company acquired 166 towers from MobileMedia Corporation ("MobileMedia") and its affiliates for approximately $170.0 million (the "MobileMedia Acquisition"). Subsequent to its announced merger with Arch Communications, Inc., MobileMedia will be the second largest paging company in the United States. See "Business-- MobileMedia Acquisition".

  The MobileMedia Acquisition represented an attractive opportunity to acquire towers that (i) further strengthened the Company's tower portfolio in certain existing markets, (ii) provided entry into geographically contiguous markets and (iii) expanded the Company's operations into new markets in Southern California and New England.

 III. New Tower Construction Strategy

  An additional element of the Company's growth strategy is to selectively construct new towers in and around major markets in which it already has a presence in order to enhance coverage in existing markets. In addition, the Company pursues build opportunities in order to expand capacity or otherwise improve already existing sites. In both cases, the Company adheres to its own requirements of return on capital invested. The Company does not engage in speculative construction projects or large scale build-to-suit projects. During 1997 and 1998, the Company constructed 22 and 47 towers, respectively. As a result of opportunities generated through its marketing efforts, the Company estimates that it will identify 80 to 100 new tower build opportunities over the next 12 months. The elements of the Company's tower build program include the following:

 . Disciplined Build Selection Criteria. Through its sales and marketing efforts, the Company seeks to identify suitable tower construction sites based on information obtained from wireless communications providers regarding their network construction plans. The Company carefully evaluates such plans to meet customer requirements, which may result in selling space on an existing tower, acquiring an existing tower, augmenting an existing tower or constructing a new tower. Tower construction is only initiated after at least one anchor customer is identified and the Company has determined, based on market research, that the capital outlay for the construction project would generate returns that exceed the Company's minimum required return on invested capital.

 . Rapid Construction/Build Implementation. After identifying an attractive construction opportunity, the Company moves quickly to: (i) secure access to the site by either purchasing or entering into a long-term lease for a parcel of land; (ii) select the appropriate type of tower based on structural capacity needs; (iii) initiate sales and marketing efforts to rent space on the tower; and (iv) complete the necessary steps to obtain zoning approvals and building permits. The Company acquires tower structures from a variety of vendors and oversees the construction of the tower by hired sub-contractors.

Company Strengths

  The Company believes that its business is characterized by the following strengths:

 . Exclusive Focus on Tower Rental Business. The Company exclusively focuses on the rental of wireless communications tower space as opposed to other aspects of the tower industry such as site acquisition, tower construction services and ancillary services. Furthermore, the Company does not engage in large-scale "build-to-suit" programs, preferring instead to focus on its core acquisition strategy and complementary selective construction strategy designed to enhance coverage in targeted markets. The Company believes by focusing on this sector of the tower industry, it can earn the highest cash flow margins and risk adjusted return on invested capital.

 . Disciplined and Efficient Acquirer of Tower Assets. At December 31, 1998, the Company had a network of approximately 801 towers (excluding one tower acquired subsequent to December 31, 1998 and 135 towers to be acquired pursuant to probable acquisitions), geographically clustered in the Southeastern United States as well as 75 towers located in Southern California and New England. The Company's proven acquisition process identifies towers that typically have an established foundation of existing cash flow and are geographically complementary to its existing portfolio. The Company has demonstrated the ability to identify and successfully negotiate the purchase of what it believes to be value enhancing tower acquisitions.

 . Ability to Successfully Increase Tower Rental Revenue. The Company's aggressive marketing efforts to all major wireless communication providers has resulted in the signing of a significant number of new tenants over the last three years. Additional tenants increase the operating leverage of the Company's portfolio and generally increase the Company's overall cash flow margins. In order to measure the revenue growth performance of acquired towers, the Company tracks the cumulative increase in monthly revenue from towers acquired during different periods. The Company has generated a cumulative increase in total monthly revenues for the 29 towers acquired in 1995 of approximately 133% through December 31, 1998. In addition, the 119 towers acquired in 1996 and the 134 towers acquired in 1997 have generated cumulative increases in total monthly revenues of approximately 68% and 14%, respectively through December 31, 1998.

  The Company believes that its business will continue to be characterized by high cash flow margins, stable and predictable cash flow and high barriers to entry. Moreover, the Company expects to experience strong ongoing growth as it benefits from additional consolidation opportunities while increasing overall tower revenues on existing towers.

                                ----------------

  The Company's headquarters are located at 1549 Ringling Boulevard, Third Floor, Sarasota, Florida 34236, and its telephone number is (941) 364-8886. The Company's website is www.pinnacletowers.com. The information provided on the Company's website is not incorporated into this Prospectus.

                              THE OFFERING(1)

  The offering hereby of 16,000,000 shares of Common Stock in the United States and Canada (the "U.S. Offering") and the concurrent offering of 4,000,000 shares of Common Stock outside the United States and Canada (the "International Offering") are collectively referred to as the "Offering."

Common Stock offered in:
 U.S. Offering .............
 International Offering ....  16,000,000 shares

                               4,000,000 shares

   Total....................  20,000,000 shares

Common Stock to be
 Outstanding after the
 Offering...................  30,000,000 shares (2)
Nasdaq National Market        BIGT
Symbol......................

--------

(1) Does not include the Underwriters' over-allotment options for an aggregate of 3,000,000 shares of Common Stock.

(2) Excludes approximately 3,000,000 shares of Common Stock reserved for issuance pursuant to the Company's stock incentive plan (the "Stock Incentive Plan"). See "Management--Stock Incentive Plan".

                                Use of Proceeds

  The Company intends to use the net proceeds of the Offering as follows: (i) approximately $31.4 million to redeem the outstanding shares of the Company's Series A senior preferred stock (the "Senior Preferred Stock");
(ii) approximately $60.4 million to redeem the outstanding shares of the Company's Series B junior preferred stock (the "Junior Preferred Stock" and collectively with the Senior Preferred Stock, the "Existing Preferred Stock");
(iii) $15.7 million, including accrued interest, to repay in full and retire the ABRY Bridge Loan (as defined herein); (iv) approximately $43.7 million to be distributed to certain stockholders in connection with the Recapitalization (as defined herein) to occur upon the closing of the Offering; and (v) approximately $129.3 million to repay outstanding borrowings under the Senior Credit Facility (as defined herein). After giving effect to this use of proceeds there will be $129.7 million of availability under the Senior Credit Facility, after giving effect to approximately $17.0 million of outstanding letters of credit, which reduce availability thereunder.

                              THE RECAPITALIZATION

  In connection with the Offering, pursuant to a recapitalization agreement between the Company, its largest stockholder, ABRY II (as defined herein), and certain members of the Company's management that are stockholders of the Company, the Company will convert all outstanding shares of each class of the Company's five classes of common stock into shares of a single class of common stock (the "Common Stock") and pay to the holders of certain of such classes of common stock preferential amounts and yields. Such actions are collectively referred to herein as the "Recapitalization." As a result, (i) the certificate of incorporation of the Company will be amended immediately prior to the consummation of the Offering to eliminate the current multiple classes of the Company's common stock and create a single class of common stock, with all of the outstanding shares of all the classes of common stock of the Company other than Class D Common Stock being converted into approximately 8,571,309 shares of Common Stock and all shares of Class D Common Stock being converted into approximately 1,428,691 shares of Common Stock; (ii) the holders of the Company's currently outstanding shares of Class A Common Stock, Class B Common Stock and Class E Common Stock will collectively be paid approximately $38.9 million by the Company from proceeds of the Offering, which amount equals the amount of the preferences such shares are entitled to over the other classes of the Company's common stock pursuant to the Company's certificate of incorporation in its current form; and (iii) the holders of the Company's currently outstanding shares of Class A Common Stock will collectively be paid approximately $4.8 million by the Company from proceeds of the Offering, which amount equals the amount of the yield such shares have accrued from the date of their issuances through June 30, 1997 pursuant to the Company's certificate of incorporation in its current form.

     SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

  The following table presents summary historical and unaudited pro forma consolidated financial data of the Company. The summary historical consolidated financial data, for the period of inception (May 3, 1995) through December 31, 1995 and for each of the three years ended December 31, 1996, 1997 and 1998 were derived from consolidated historical financial statements of the Company, including the related notes thereto, which have been audited by PricewaterhouseCoopers LLP, independent certified public accountants. The unaudited pro forma consolidated financial data as of and for the year ended December 31, 1998 were derived from audited consolidated financial statements and the Unaudited Pro Forma Consolidated Financial Statements of the Company contained elsewhere herein. The summary financial information should be read in conjunction with, and are qualified in their entirety by, the information contained in the audited consolidated financial statements of the Company and the related notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Financial Data" and "Selected Historical Consolidated Financial Data" included elsewhere herein.

  The following summary unaudited pro forma statement of operations data has been prepared to reflect the results of operations of the Company as if each of the following had been completed as of January 1, 1998: (i) all individually insignificant acquisitions completed during 1998; (ii) the Southern Towers Acquisition; (iii) the MobileMedia Acquisition; (iv) acquisitions of other rental towers by the Company completed since January 1, 1999; (v) other individually insignificant acquisitions of rental towers for which the Company has entered into agreements or letters of intent to acquire as of January 18, 1999, the acquisitions of which the Company believes are probable; (vi) the financing of the acquisitions referred to in (i) through (v) above; (vii) the Recapitalization; and (viii) the issuance of the Common Stock and the application of the net proceeds therefrom as described under "Use of Proceeds" (collectively, the "Transactions"). The pro forma balance sheet data as of December 31, 1998 have been prepared as if each such transaction referred to in
(i) through (viii) above not completed by December 31, 1998 had occurred on that date. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma consolidated financial data do not purport to present what the Company's results of operations or financial position would actually have been, or to project the Company's results of operations or financial position at any future period.

                           Period from
                            Inception
                          (May 3, 1995)                                         Pro Forma
                             through     Year Ended   Year Ended   Year Ended  as Adjusted
                          December 31,  December 31, December 31, December 31, December 31,
                              1995          1996         1997         1998       1998 (a)
                          ------------- ------------ ------------ ------------ ------------
                                      (in thousands, except per share amounts)
Statement of Operations
 Data:
Tower rental revenue....     $  733       $ 4,842      $12,881      $ 32,019     $ 48,398
Tower operating
 expenses, excluding
 depreciation and
 amortization...........        181         1,135        2,633         6,166        8,333
                             ------       -------      -------      --------     --------
Gross profit, excluding
 depreciation and
 amortization...........        552         3,707       10,248        25,853       40,065
Other expenses:
 General and
  administrative (b)....        306           916        1,367         4,175        4,571
 Corporate
  development (b).......        369         1,421        3,723         6,382        6,382
 State franchise, excise
  and minimum taxes.....        --             26           67           686          686
 Depreciation...........        282         2,041        6,335        22,513       37,064
                             ------       -------      -------      --------     --------
Loss from operations....       (405)         (697)      (1,244)       (7,903)      (8,638)
Interest expense........        181         1,155        6,925        12,300       12,628
Amortization of original
 issue discount and debt
 issuance costs ........         59           164          292        16,427       20,565
                             ------       -------      -------      --------     --------
Loss before
 extraordinary item.....       (645)       (2,016)      (8,461)      (36,630)     (41,831)
Extraordinary loss from
 extinguishment of
 debt...................        --            --           --          5,641        5,641
                             ------       -------      -------      --------     --------
Net loss................       (645)      $ 2,016      $(8,461)     $(42,271)    $(47,472)
                             ======       =======      =======      ========     ========
Dividends and accretion
 on Preferred Stock.....        --            --           --          3,094        9,532
                             ------       -------      -------      --------     --------
Loss attributable to
 Common Stock...........     $ (645)      $(2,016)     $(8,461)     $(45,365)    $(57,004)
                             ======       =======      =======      ========     ========
Basic loss per Common
 Share:
 Loss before
  extraordinary item....     $(6.31)      $ (8.10)     $(27.28)     $ (94.95)    $  (1.71)
 Extraordinary item.....        --            --           --         (13.48)       (0.19)
                             ------       -------      -------      --------     --------
 Net loss...............     $(6.31)      $ (8.10)     $(27.28)     $(108.43)    $  (1.90)
                             ======       =======      =======      ========     ========
Weighted average number
 of Shares of Common
 Stock..................        102           249          310           418       30,000

                           Period from
                            Inception
                          (May 3, 1995)                                          Pro Forma
                             through     Year Ended   Year Ended   Year Ended   as Adjusted
                          December 31,  December 31, December 31, December 31, December 31,
                              1995          1996         1997         1998        1998 (a)
                          ------------- ------------ ------------ ------------ -------------
                                                (dollars in thousands)
Other Operating Data:
Tower Level Cash Flow
 (c)....................     $  552       $ 3,707      $ 10,248     $ 25,853     $ 40,065
Tower Level Cash Flow
 Margin (d).............       75.3%         76.6%         79.6%        80.7%        82.8%
Adjusted EBITDA (c).....     $  246       $ 2,791      $  8,881     $ 21,678     $ 35,494
Adjusted EBITDA Margin
 (d)....................       33.6%         57.6%         68.9%        67.7%        73.3%
EBITDA (c)..............     $ (123)      $ 1,344      $  5,091     $ 14,610     $ 28,426
EBITDA Margin (d).......        --           27.8%         39.5%        45.6%        58.7%
Number of Towers: (e)
Beginning of period.....          0            33           156          312          --
Towers acquired during
 the period.............         29           119           134          517          --
Towers constructed
 during the period......          4             4            22           47          --
End of period...........         33           156           312          876        1,012
                                                                                 Pro Forma
                                              December 31,                      as Adjusted
                          ----------------------------------------------------  December 31,
                              1995          1996         1997         1998        1998 (a)
                          ------------- ------------ ------------ ------------ -------------
                                                      (in thousands)
Balance Sheet Data:
Cash and cash
 equivalents............         31       $    47      $  1,694     $ 13,801     $ 13,801
Tower assets, net.......     11,551        48,327       127,946      473,942      534,293
Total assets............     14,573        55,566       143,178      516,148      576,499
Total debt..............      6,124        30,422       120,582      433,218      349,350
Mandatorily redeemable
 stock:
 Senior Preferred
  Stock.................        --            --            --        29,882          --
 Class B Common Stock...      1,200         1,200         1,761        1,761          --
 Class D Common Stock...        --            --            --           --           --
Junior Preferred Stock..        --            --            --        59,929          --
Common Stock............        --            --            --           --            30
Additional paid-in
 capital................      7,051        24,881        25,876       33,137      270,609
Common stock warrants...        --            --            --         1,000          --
Accumulated deficit.....       (645)       (2,661)      (11,123)     (53,394)     (53,394)
                             ------       -------      --------     --------     --------
Stockholders' equity....      6,226        22,220        14,753       40,672      217,245

--------

(a) Reflects the historical amounts adjusted for the effects of tower acquisitions including the adjustment to show a full year of activity for 517 towers acquired in 1998 (including the Southern Towers Acquisition of 201 towers and the MobileMedia Acquisition of 166 towers), the acquisition of one tower subsequent to December 31, 1998 and before January 18, 1999, the probable acquisitions as of January 18, 1999 of 135 towers, the effects of the Recapitalization, the Offering and the redemption of the Existing Preferred Stock as further described in "Unaudited Pro Forma Financial Data."

(b) "General and administrative" expenses represent those costs directly related to the day-to-day management and operation of towers owned by the Company. "Corporate development" expenses represent costs incurred in connection with acquisitions and the development of new business initiatives, and consists primarily of allocated compensation, benefits and overhead costs that are not directly related to the administration or management of existing towers.

(c) "Tower Level Cash Flow" is defined as tower rental revenue minus tower operating expenses, excluding depreciation and amortization. "Adjusted EBITDA" represents loss from operations before depreciation, amortization, corporate development expenses and state franchise, excise and minimum taxes. "EBITDA" represents loss from operations before depreciation and amortization, not including the effect of accretion and accrued dividends on Existing Preferred Stock. The Company has included Tower Level Cash Flow, Adjusted EBITDA and EBITDA in Other Operating Data because the Company believes such information may be useful to certain investors in evaluating the Company's ability to service its debt. Tower Level Cash Flow, Adjusted EBITDA and EBITDA should not be considered as an alternative to Gross Profit, net loss or net cash provided by operating activities (or any other measure of performance in accordance with generally accepted accounting principles) as a measure of the Company's ability to meet its cash needs or as an indication of the Company's operating performance. Moreover, Tower Level Cash Flow, Adjusted EBITDA and EBITDA is not a standardized measure and may be calculated in a number of ways. Accordingly, the Tower Level Cash Flow, Adjusted EBITDA and EBITDA information provided may not be comparable to other similarly titled measures provided by other companies.

(d) Represents Tower Level Cash Flow, Adjusted EBITDA and EBITDA each as a percentage of tower rental revenue.

(e)Includes towers managed by the Company, which at December 31, 1998 were 32 towers.

                                 RISK FACTORS

  An investment in the Common Stock offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information contained in this Prospectus, before purchasing the Common Stock offered hereby. This Prospectus contains forward-looking statements within the meaning of the federal securities laws. Discussions containing such forward-looking statements may be found in the material set forth below and under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in the Prospectus generally. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," and similar expressions and variations of such expressions identify certain of such forward-looking statements that speak only as of the dates on which they were made. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the risk factors set forth below and the matters set forth in this Prospectus generally.

Substantial Indebtedness; Ability to Service Indebtedness

  The Company has a significant amount of indebtedness. As of December 31, 1998, on a pro forma basis as adjusted, after giving effect to the Transactions, the Company would have had approximately $348.7 million of consolidated long-term debt outstanding, stockholders' equity of approximately $217.2 million, a ratio of debt to equity of 1.6 to 1.0. Subject to the restrictions in the Senior Credit Facility and an indenture (the "Indenture"), under which the Company issued its 10% senior discount notes due 2008 (the "Senior Discount Notes"), the Company expects to incur additional indebtedness from time to time to finance acquisitions, capital expenditures, working capital or for other purposes.

  The level of the Company's indebtedness could have important consequences to stockholders, including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations must be dedicated to the repayment of indebtedness and the payment of interest thereon and will not be available for other purposes; (ii) the Company's future ability to obtain additional debt financing for working capital, capital expenditures, acquisitions or other purposes may be limited; (iii) the Company's leveraged position and covenants contained in the Indenture and the Senior Credit Facility could limit its ability to expand and make capital improvements and acquisitions; (iv) the Indenture and the Senior Credit Facility contain restrictive covenants, including covenants that restrict or prohibit the payment of dividends or other distributions by the Company to its stockholders; and (v) the Company's level of indebtedness could limit its flexibility in reacting to changes in its industry and general economic conditions and its ability to withstand a prolonged downturn in the wireless communications or tower rental industries. Existing or potential competitors of the Company may operate on a less leveraged basis and have significantly greater operating and financing flexibility than the Company.

  The Company's ability to service its debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions in the wireless communications industry, and financial, business and other factors, certain of which are beyond its control. If the Company is unable to generate sufficient cash flow from operations to service its indebtedness, it will be forced to adopt an alternative strategy that may include actions such as reducing, delaying or eliminating acquisitions, tower construction and other capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance that any of these alternative strategies could be effected on satisfactory terms, if at all, and the implementation of any of these alternative strategies could have a negative impact on the value of the Common Stock.

  The Senior Credit Facility and the Indenture each contain certain restrictive covenants. The Senior Credit Facility also requires the Company to maintain specified financial ratios and satisfy certain financial condition tests. The Company's ability to meet these financial ratios and tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. A breach of any of these covenants could result in a default under the Senior Credit Facility and the Indenture. If an event of default should occur under the Senior Credit Facility, the lenders thereunder can elect to declare all amounts of principal outstanding under the Senior Credit Facility, together with all accrued interest, to be immediately due and payable. This could also result in the triggering of cross-default or cross-acceleration provisions in other instruments, thereby permitting acceleration of the maturity of additional indebtedness. If the Company were unable to repay amounts that become due under the Senior Credit Facility, the lenders thereunder could proceed against the collateral granted to them to secure that indebtedness. If the indebtedness under the Senior Credit Facility were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and any other indebtedness of the Company. Substantially all the assets of the Company are pledged as security under the Senior Credit Facility. See "Description of Certain Indebtedness." The Senior Credit Facility and the Indenture each limit the ability of the Company to pay dividends on its Common Stock, other than the payment of dividends required to maintain the Company's status as a REIT.

  Until March 15, 2003, the Company's interest expense on the Senior Discount Notes will consist solely of the accretion of original issue discount. Thereafter, the Senior Discount Notes will require annual cash interest payments of $32.5 million. The Company's ability to make scheduled payments of principal of, or to pay interest on, its debt obligations and its ability to refinance any such obligations, will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. As discussed, the Company's business strategy contemplates substantial capital expenditures in connection with the execution of its business plan. There can be no assurance that the Company will generate sufficient cash flow from operations in the future, that anticipated revenue growth will be realized or that future borrowings or equity contributions will be available in an amount sufficient to service its indebtedness and make anticipated capital expenditures. The Company may need to refinance all or a portion of its indebtedness on or prior to its scheduled maturity. There can be no assurance that the Company will be able to effect any required refinancing of its indebtedness on commercially reasonable terms or at all.

Potential Need for Additional Financing

  The Company's business plan is materially dependent upon the acquisition of additional suitable towers at prices the Company considers reasonable in light of the revenue it believes it will be able to generate from such towers when acquired. The Company may require significant additional capital to finance future acquisitions as well as its tower construction plan and other capital expenditures. During 1996, 1997 and 1998, the Company made capital investments aggregating approximately $42.2 million, $88.4 million and $372.1 million, respectively, in tower acquisitions, site upgrades and new tower construction. The Company estimates capital expenditures in each of 1999 and 2000 to be approximately $150.0 million. The Company historically has financed its capital expenditures through a combination of borrowings under bank credit facilities, the Senior Notes Offering, bridge financings, equity issuances, seller financing and cash flow from operations. Significant additional acquisition or tower construction opportunities will create a need for additional capital financing. If the Company's revenue and cash flow are not as expected, or if the Company's borrowing base is reduced as a result of operating performance, the Company may have limited ability to access necessary capital under its Senior Credit Facility or otherwise. There can be no assurance that adequate funding will be available as needed or, if available, on terms acceptable to the Company or permitted under the terms of its existing indebtedness. Additional debt financing could have important consequences to the holders of Common Stock. See "-- Substantial Indebtedness; Ability to Service Indebtedness." If additional funds are raised by issuing equity securities, existing stockholders may experience dilution. Insufficient available funds may require the Company to scale back or eliminate some or all of its planned expansion. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

Dependence on Acquisitions; Integration of Acquisitions

  The Company's business plan is materially dependent upon the acquisition of suitable communications towers at prices the Company considers reasonable in light of the revenue it believes it will be able to generate from such towers when acquired. Since the Company's inception, however, the price of acquisitions within the industry have generally increased over time. Additionally, the Company competes with certain wireless communications providers, site developers and other independent tower owners and operators for acquisitions of towers some of which have greater financial and other resources than the Company. Increased demand for acquisitions may result in fewer acquisition opportunities for the Company as well as higher acquisition prices. The Company's inability to grow by acquisition or to accurately estimate the amount of revenue that will be generated from such acquisitions may have a material adverse effect on the Company. Although the Company believes that opportunities may exist for the Company to grow through acquisitions, there can be no assurance that the Company will be able to identify and consummate acquisitions on terms acceptable to the Company. Certain provisions of the Senior Credit Facility or the Indenture may limit the Company's ability to effect acquisitions. See "--Substantial Indebtedness; Ability to Service Indebtedness." Further, there can be no assurance that the Company will be able to profitably manage and market the space on additional towers acquired or successfully integrate acquired towers with the Company's operations and sales and marketing efforts without substantial costs or delays. Acquisitions involve a number of potential risks, including the potential loss of customers, increased leverage and debt service requirements, combining disparate company cultures and facilities and operating towers in geographically diverse markets. Accordingly, there can be no assurance that one or more of the Company's past or future acquisitions may not have a material adverse effect on the Company's financial condition and results of operations.

Risks Associated with Acquiring Real Property

  The Company's real property interests relating to its tower sites consist of fee interests, leasehold interests, private easements and licenses, easements and rights-of-way. The Company generally obtains title insurance on fee properties it acquires and relies on title warranties from sellers. The Company's ability to protect its rights against persons claiming superior rights in tower sites depends on the Company's ability to (i) recover under title policies, the policy limits of which may be less than the purchase price of the particular site; (ii) in the absence of insurance coverage, realize on title warranties given by the sellers, which warranties often terminate after the expiration of a specific period, typically one to three years; and (iii) realize on title covenants from landlords contained in leases.

Customer Concentration

  The Company has certain customers that account for a significant portion of its revenue. MobileMedia Communications and its affiliates and Southern Communications and certain of its affiliates would have accounted for approximately 24% and 11%, respectively, of the Company's revenue, on a run rate basis, for the year ended December 31, 1998. Southern Communications holds leases with initial terms of 10 years each. The Master Lease (as defined herein) has an initial term of 15 years. The loss of one or more of these major customers, or a reduction in their utilization of the Company's tower rental space due to their insolvency or other inability or unwillingness to pay, could have a material adverse effect on the Company's business, results of operations and financial condition.

  Because MobileMedia and certain of its affiliates are currently seeking reorganization of its business under bankruptcy laws, after emerging from bankruptcy, there can be no assurance that MobileMedia Communications will be able to manage its operations successfully and meet its obligations under the Master Lease nor can there be any assurance regarding who will control MobileMedia Communications in the future. In the event of a default by MobileMedia Communications as to the payment of rent, the Company has the right to terminate the Master Lease with respect to either a particular site space or all site spaces. Any default by MobileMedia Communications with respect to some or all of the site spaces covered by the Master Lease, could have a material adverse effect on the Company's business, operating results and financial position.

Barriers to New Construction

  As of December 31, 1998, the Company had 16 towers under construction and 100 additional tower projects in various stages of development. The success of the Company's growth strategy is dependent in part on its ability to construct new towers. Such construction can be delayed by factors beyond the control of the Company, including zoning and local permitting requirements, availability of erection equipment and skilled construction personnel and weather conditions. Certain communities have placed restrictions on new tower construction or have delayed granting permits required for construction. In addition, as the pace of tower construction has increased in recent years, manpower and equipment needed to erect towers have been in increasing demand. Additionally, there can be no assurance that build opportunities will become available that meet the Company's economic criteria. The Company's expansion plans call for a significant increase in construction activity. There can be no assurance that the Company will be able to overcome the barriers to new construction or that the number of towers planned for construction will be completed. The failure of the Company to complete the necessary construction could have a material adverse effect on the Company's business, financial condition and results of operations.

Competition

  The Company competes for customers with wireless communications providers and utility companies that own and operate their own tower networks and lease tower space to other carriers, site development companies that acquire space on existing towers for wireless communications providers and manage new tower construction, other independent tower companies and traditional local independent tower operators. Wireless communications providers that own and operate their own tower networks generally are substantially larger and have greater financial resources than the Company. The Company believes that tower location and capacity, price, quality of service, type of service and density within a geographic market historically have been and will continue to be the most significant competitive factors affecting tower rental companies. The Company believes that competition for tower acquisitions will increase and that additional competitors will enter the tower rental market, certain of which may have greater financial resources than the Company.

Dependence on the Wireless Communications Industry

  Substantially all of the Company's revenue is derived from leases of tower space, most of which are with wireless communications providers. Accordingly, the future growth of the Company depends, to a considerable extent, upon the continued growth and increased availability of cellular and other wireless communications services. There can be no assurance that the wireless communications industry will not experience severe and prolonged downturns in the future or that the wireless communications industry will expand as quickly as forecasted. The wireless communications industry, which includes paging, cellular, PCS, fixed microwave, SMR, ESMR and other wireless communications providers, has undergone significant growth in recent years and remains highly competitive, with service providers in a variety of technologies and two or more providers of the same service (up to 7 for PCS) within a geographic market competing for subscribers. The demand for rental space on the Company's towers is dependent on a number of factors beyond the Company's control, including demand for wireless services, the financial condition and access to capital of wireless communications providers, the strategy of wireless communications providers with respect to owning or leasing towers, government licensing of broadcast rights, changes in telecommunications regulations and general economic conditions. The demand for space on the Company's towers is primarily dependent on the demand for wireless communications services. A slowdown in the growth of the wireless communications industry in the United States would depress network expansion activities and reduce the demand for the Company's rental towers. In addition, a downturn in a particular wireless segment as a result of technological competition or other factors beyond the control of the Company could adversely affect the demand for rental towers. Advances in technology could also reduce the need for tower-based transmission and reception. In addition, wireless services providers often enter into "roaming" and "resale" arrangements that permit providers to serve customers in areas where they do not have facilities. Specifically, in most cases, these arrangements are intended to permit a provider's customers to obtain service in areas outside the provider's license area or, in the case of resale arrangements, to permit a provider that does not have any licenses to enter the wireless marketplace. Current FCC rules, which are subject to sunset requirements that vary from service to service and market to market, also give licensed wireless service providers the right to enter into roaming and resale arrangements with other providers licensed to serve overlapping service areas. Such roaming and resale arrangements could be viewed by some wireless service providers as superior alternatives to constructing their own facilities or leasing space on communications sites owned by the Company. If such arrangements were to become common, there could be a material adverse effect on the Company's prospects, financial condition and results of operations. See "Business--Industry Background." The occurrence of any of these factors could have a material adverse effect on the Company's financial condition and results of operations. This Prospectus contains a number of estimates by industry experts regarding expected growth rates and penetration for wireless communications technologies. There can be no assurance that these estimates will prove to be accurate.

Regulatory Compliance and Approval

  Both the Federal Communications Commission (the "FCC") and the Federal Aviation Administration (the "FAA") regulate towers used for wireless communications transmitters and receivers. Such regulations control siting, lighting and marking of towers and may, depending on the characteristics of the tower, require registration of tower facilities. Wireless communications equipment operating on towers is separately regulated and independently licensed by the FCC. Certain proposals to construct new towers or to modify existing towers are reviewed by the FAA to ensure that the tower will not present a hazard to aviation. Tower owners may have an obligation to paint towers or install lighting to conform to FAA standards and to maintain such painting and lighting. Tower owners may also bear the responsibility of notifying the FAA of any tower lighting failures. Failure to comply with existing or future applicable requirements may lead to civil penalties or other liabilities. Such factors could have a material adverse effect on the Company's financial condition or results of operations.

  Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers, vary greatly, but typically require tower owners to obtain approval from local officials or community standards organizations prior to tower construction. Local regulations can delay or prevent new tower construction or site upgrade projects, thereby limiting the Company's ability to respond to customer demand. In addition, such regulations increase costs associated with new tower construction. There can be no assurance that existing regulatory policies will not adversely affect the timing or cost of new tower construction or that additional regulations will not be adopted that increase such delays or result in additional costs to the Company. Such factors could have a material adverse effect on the Company's future growth. The Company's customers may also become subject to new regulations or regulatory policies that adversely affect the demand for tower sites.

  The Company's growth strategy will be affected by its ability to obtain the permits, licenses and zoning relief necessary to build new towers. The tower rental industry often encounters significant public resistance when attempting to obtain the necessary permits, licenses and zoning relief for construction or improvements of towers. There can be no assurance that the Company can obtain the permits, licenses and zoning relief necessary to continue the expansion of its tower rental business. The failure of the Company to obtain such permits, licenses and zoning relief would have a material adverse effect on the Company's business, financial condition and results of operations.

Dependence on Key Personnel

  The Company's success depends to a significant degree upon the continued contributions of key management, engineering, sales and marketing, customer support and finance personnel, certain of whom may be difficult to replace. The loss of the services of certain of these executives could have a material adverse effect on the Company. There can be no assurance that the services of such personnel will continue to be available to the Company. The Company does not maintain key man life insurance policies on its executives that would adequately compensate the Company for any loss of services of such executives. See "Management--Employment Agreements" and "Certain Relationships and Transactions."

Risk Associated with New Technologies

  The emergence of new technologies could reduce the need for tower-based transmission and reception and, thereby, have a negative impact on the Company's operations. For example, the FCC has granted license applications for several low-earth orbiting satellite systems that are intended to provide mobile voice and/or data services. Although such systems are highly capital-intensive and are not yet commercially tested, mobile satellite systems could compete with land-based wireless communications systems, thereby reducing the demand for the infrastructure services provided by the Company. Additionally, the growth in delivery of video services by direct broadcast satellites and the development and implementation of signal combining technologies (which permit one antenna to service two different frequencies of transmission and, thereby, two customers) and satellite-delivery systems may reduce the need for tower-based broadcast transmission. The occurrence of any of these factors could have a material adverse effect on the Company's prospects, financial condition and results of operations.

Environmental Matters

  The Company's operations and its ownership or leasing of real property are subject to federal, state and local environmental laws and regulations regarding the use, storage, disposal, emission, release and remediation of hazardous and nonhazardous substances, materials or wastes ("Environmental Laws"). Under certain Environmental Laws, the Company could be held jointly and severally liable for the remediation of hazardous substance contamination at its facilities or at third-party waste disposal sites regardless of fault or the legality of the original disposal and could also be held liable for any personal injury or property damage related to such contamination. Although the Company is not presently aware of any material environmental liabilities pertaining to its operation, ownership or use of real property, there can be no assurance that liability under, or the costs of compliance with, existing or future Environmental Laws will not have a material adverse effect on the Company's financial condition and results of operations. See "Business-- Regulatory Matters."

Risks Associated with Damage to Towers

  The Company's towers are subject to risks from vandalism and risks associated with natural disasters such as tornados, hurricanes, fires and earthquakes. The Company maintains certain insurance to cover the cost of replacing damaged towers and general liability insurance to protect the Company in the event of an accident involving a tower, but the Company does not maintain business interruption insurance. Accordingly, damage to a group of the Company's towers could result in a significant loss of revenue and could have a material adverse effect on the Company's results of operations and financial condition. In addition, a tower accident for which the Company is uninsured or underinsured could have a material adverse effect on the Company's financial condition or results of operations.

Controlling Stockholder

  After the Offering, ABRY Broadcast Partners II, L.P. ("ABRY II"), the Company's primary stockholder, will hold approximately 27.3% of the Company's outstanding voting stock and will initially hold four of seven seats on the Board of Directors. Therefore, ABRY II has the power to exercise control over the business, policies and affairs of the Company. Moreover, subject to contractual restrictions and general fiduciary duties, the Company is not prohibited from engaging in transactions with management and principal stockholders, or with entities in which such persons are interested. The Company's certificate of incorporation does not provide for cumulative voting. See "Certain Relationships and Transactions."

Change of Control or Management

  A "change of control" (as defined in the Senior Credit Facility) or certain changes in management constitute an event of default under the Senior Credit Facility. In the event of a "change of control" (as defined in the Indenture), the Company will be required to offer to repurchase all of the outstanding Senior Discount Notes at a price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the date of the purchase. The repurchase by the Company of the Senior Discount Notes upon a change of control could also cause a default under the Senior Credit Facility. There can be no assurance that in the event of any such change of control or other event of default, the Company will have, or will have access to, sufficient funds or will be contractually permitted under the terms of outstanding indebtedness to repay its indebtedness under the Senior Credit Facility or pay the required purchase price for all Senior Discount Notes tendered by holders upon a change of control. See "Description of Certain Indebtedness."

Perceived Health Risks Associated with Radio Frequency Emissions

  The Company and the wireless communications providers that utilize the Company's towers are subject to government requirements and other guidelines relating to radio frequency ("RF") emissions. The potential connection between RF emissions and certain negative health effects, including some forms of cancer, has been the subject of substantial study by the scientific community in recent years. To date, the results of these studies have been inconclusive. Although the Company has not been subject to any claims relating to RF emissions, there can be no assurance that it will not be subject to such claims in the future, which could have a material adverse effect on the Company's results of operations and financial condition. See "Business-- Regulatory Matters."

Shares Eligible for Future Sale

  Sales of shares of Common Stock in the public market after the Offering under Rule 144 under the Securities Act or otherwise, or the perception that such sales could occur, may adversely affect prevailing market prices of the Common Stock and could impair the future ability of the Company to raise capital through an offering of its equity securities or to consummate acquisitions using Common Stock as consideration. The Company and its officers and directors have agreed, subject to certain exceptions, not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of 180 days after the date of this Prospectus without the prior written consent of BT Alex. Brown Incorporated. See "Shares Eligible for Future Sale" and "Underwriting."

Anti-Takeover Effect of Charter Provisions, Bylaws and State Law

  The Company's certificate of incorporation and bylaws as well as Delaware law contain provisions that may have the effect of inhibiting a non-negotiated merger or other business combination. These provisions are intended to encourage a person interested in acquiring the Company to negotiate with, and to obtain the approval of, the Board of Directors in connection with the transaction. However, certain of these provisions may discourage a future acquisition of the Company, including an acquisition in which stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so. Additionally, because the Company wishes to retain its status as a REIT, there are certain restrictions on transfers of both the Common Stock. See "Description of Capital Stock--Certain Provisions of the Company's Certificate of Incorporation and Bylaws" and "Description of Capital Stock--Certain Provisions of Delaware Law."

  After giving effect to the Recapitalization, in addition to its authorized shares of Common Stock, the Company will be authorized to issue up to 5,000,000 shares of preferred stock, $.001 par value (the "Preferred Stock"). The Board of Directors has the authority to determine the price, rights, preferences, privileges and restrictions, including the voting rights of those shares, without any further vote or action by the stockholders. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company.

No Prior Public Market; Potential Volatility of Stock Price

  Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop or continue following the Offering, or that the market price of the Common Stock will not decline below the initial public offering price. The initial public offering price for the Common Stock will be determined by negotiations among the Company and the Underwriters based on several factors, and may not be indicative of the market price for the Common Stock after the Offering. See "Underwriting."

  The Company believes that various factors, such as general economic conditions and changes or volatility in the financial markets, announcements or significant developments with respect to the wireless communications industry, actual or anticipated variations in the Company's quarterly or annual financial results, the introduction of new services by the Company or its competitors, changes in or other trends in the Company's industry or in the industries of any of the Company's significant customers, changes in governmental regulation or changes in securities analysts' estimates of the Company's future performance or that of its competitors or its industry, could cause the market price of the Common Stock to fluctuate substantially.

Dilution

  Investors purchasing Common Stock in the Offering will incur immediate dilution in net tangible book value of $7.98 per share (assuming an initial public offering price of $15.00 per share, the midpoint of the range set forth on the cover page of this Prospectus). See "Dilution."

REIT Status

  The Company has elected to be taxed as a Real Estate Investment Trust ("REIT") under Sections 856-860 of the Internal Revenue Code of 1986 (the "Code"). The Company believes that it has been organized and operates in such a manner as to qualify for taxation as a REIT, and it currently intends to continue to operate in such a manner. However, prospective investors should be aware that the federal tax rules and regulations relating to REITs are highly technical and complex, and that the Company's qualification as a REIT during each taxable year (including prior years) will depend upon its ability to meet these requirements, through various factual matters and circumstances not entirely within the Company's control, including actual annual operating results, income distribution levels, stock ownership requirements and tests relating to the Company's assets and sources of income. Although the Company has not requested, and does not expect to request, a ruling from the Service that it qualifies as a REIT, it has received an opinion of its counsel that, based on certain assumptions and representations, it so qualifies. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to the Company based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount of its distributions to its stockholders. Therefore, no assurance can be given that the Company has operated or will operate in a manner so as to qualify or remain qualified as a REIT. In addition, no assurance can be given that new legislation, regulation, administrative interpretation or court decision will not change the requirements with respect to the Company's qualification as a REIT or the federal income tax consequences of such qualification. The Company is not, however, aware of any currently pending tax legislation that would adversely affect its ability to continue to qualify as a REIT. See "Certain Federal Income Tax Considerations" for a more detailed discussion of the opinion of counsel and the requirements for qualification as a REIT.

  The Company could be subject to a variety of taxes and penalties if it engages in certain prohibited transactions, fails to satisfy certain REIT distribution requirements or recognizes gain on the sale or other disposition of certain types of property. Further, if the Company fails to qualify as a REIT, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates unreduced by distribution to stockholders, together with interest and penalties. However, because the Company has not reported any net taxable income (determined before the deduction of dividends) in its corporate income tax returns following its filing of its election to be a REIT, unless its reported net taxable losses are adjusted, the risk of any corporate income tax liability with regard to prior periods would be minimal. However, with respect to any year in which the Company recognizes positive taxable income, the loss of REIT status may have a material adverse effect on the Company's financial condition or results from operations. In addition, unless entitled to relief under certain statutory provisions, the Company will also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of the Company available for investment or distribution to shareholders because of the additional tax liability to the Company for the year or years involved. Also, distributions would no longer be required to be made. To the extent that distributions to shareholders would have been made in anticipation of the Company's qualifying as a REIT, the Company might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax. Failing to qualify as a REIT would also constitute a default under certain debt obligations of the Company which would cause the obligations to become due and would have a negative impact on the Company's operating results and its ability to pay dividends. See "Certain Federal Income Tax Considerations" for a more detailed discussion of the consequences to the Company of a loss of or failure to maintain the REIT status of the Company.

                                USE OF PROCEEDS

  The net proceeds to the Company from the Offering (after deducting underwriting discounts and commissions and the estimated expenses of the Offering payable by the Company), assuming an initial public offering price of $15.00 per share for the Common Stock, will be approximately $280.5 million (approximately $322.8 million if the Underwriters' over-allotment options are exercised in full).

  The Company intends to use such net proceeds of the Offering as follows: (i) approximately $31.4 million to redeem the outstanding shares of the Senior Preferred Stock; (ii) approximately $60.4 million to redeem the outstanding shares of the Junior Preferred Stock; (iii) $15.7 million, including accrued interest, to repay in full and retire the ABRY Bridge Loan; (iv) approximately $43.7 million to be distributed to certain stockholders in connection with the Recapitalization to occur upon the closing of the Offering and (v) approximately $129.3 million to repay outstanding borrowings under the Senior Credit Facility.

  The Company has entered into a senior credit facility with NationsBank, N.A. and certain other lenders (the "Senior Credit Facility") that provides a revolving line of credit for borrowings, repayments and reborrowings of up to $250.0 million, of which $200.0 million is currently committed. Beginning on March 31, 2000 the availability under the revolving line of credit starts reducing by specific amounts on a quarterly basis until December 31, 2005 when the availability will be reduced to zero. Loans under the Senior Credit Facility bear interest at a rate per annum, at the borrower's request, equal to the agent bank's prime rate plus a margin ranging from 0% to 2.0% or the 90-day London Interbank Offered Rate ("LIBOR") plus a margin ranging from 0% to 3.0%. Outstanding borrowings under the Senior Credit Facility amounted to $182.5 million at December 31, 1998. Advances under the Senior Credit Facility have been used primarily to fund acquisitions and construction of towers. Upon the closing of the Offering, outstanding borrowings and availability under the Senior Credit Facility would be approximately $53.2 million and $129.7 million, respectively, after giving effect to (i) repayment of $129.3 million of outstanding borrowings with a portion of the proceeds of the Offering and
(ii) consideration of $17.0 million of outstanding letters of credit which reduce availability under the Senior Credit Facility.

  In September 1998, the Company borrowed $15.0 million from ABRY II (the "ABRY Bridge Loan") to partially finance the MobileMedia Acquisition. The ABRY Bridge Loan bears interest at a rate of 9.0%. Interest and principal under the ABRY Bridge Loan are payable within one year from the date of borrowing.

  Pending such uses, the Company intends to invest the net proceeds of the Offering in short-term, investment grade, interest bearing securities or money market instruments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business--The Pinnacle Approach to the Tower Rental Industry--Business and Growth Strategy."

                                   DILUTION

  As of December 31, 1998, the Company had a pro forma negative net tangible book value related to common stockholders of approximately $67.9 million or $(6.79) per share of Common Stock. Pro forma net tangible book value per common share represents the amount of total tangible assets less total liabilities and Preferred Stock, after giving effect to the Recapitalization divided by the number of shares of Common Stock outstanding, including all outstanding stock grants and excluding all outstanding stock options. Without taking into account any other changes in the pro forma net tangible book value after December 31, 1998, other than to give effect to the receipt by the Company of the net proceeds from the sale of 20,000,000 shares of Common Stock offered by the Company hereby (assuming an initial public offering price of $15.00 per share), the pro forma net tangible book value of the Company as of December 31, 1998 would have been approximately $210.6 million or $7.02 per common share. This represents an immediate increase in pro forma net tangible book value of $13.81 per common share to existing stockholders and an immediate dilution of $7.98 per common share to new investors. The following table illustrates this per common share dilution:

   Assumed initial public offering price per common share.......         $15.00
                                                                         ------
     Pro forma net tangible book value per common share at
      December 31, 1998......................................... $(6.79)
     Increase per common share attributable to new investors....  13.81
                                                                 ------
   Pro forma net tangible book value per common share after the
    Offering....................................................           7.02
                                                                         ------
   Pro forma net tangible book value dilution per common share
    to new investors............................................         $ 7.98
                                                                         ======

  The following table summarizes, on a pro forma basis as of December 31, 1998, the differences between existing stockholders and the new investors with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid (assuming an initial public offering price of $15.00 per share) and the average price per share paid:

                                                          Total      Weighted
                               Shares Purchased (1)   Consideration   Average
                               ------------------------------------  Price Per
                                 Number     Percent      Amount      Share (2)
                               ------------ -----------------------  ---------
   Existing common stockhold-
    ers......................    10,000,000     33.3% $ (5,224,400)   $(0.52)
   New common stockholders...    20,000,000     66.7   300,000,000     15.00
                               ------------  -------  ------------
     Total...................  3  0,000,000    100.0% $294,775,600
                               ============  =======  ============

--------

(1) These computations assume no exercise of any outstanding stock options or of the Underwriters' over-allotment options. As of December 31, 1998, there were no options to purchase Common Stock outstanding. See "Management--Stock Incentive Plan." To the extent that any stock options or the Underwriters' over-allotment options are exercised, there will be further dilution to new investors. See "Underwriting" for information concerning the Underwriters' over-allotment options.

(2) In connection with the Offering, the Company will pay $43.7 million to the existing stockholders, which represents a return of capital contributed of $38.9 million plus $4.8 million, which amount equals the amount of the yield on the contributed capital from the date of its contribution through June 30, 1997. Because of the Recapitalization, the calculated weighted average price per share is negative.

                                DIVIDEND POLICY

  In order to qualify as a REIT for federal income tax purposes, among other things, the Company must make distributions each taxable year (not including any return of capital for federal income tax purposes) equal to at least 95% of its real estate investment trust taxable income, although the Board of Directors, in its discretion, may increase that percentage as it deems appropriate. See "Certain Federal Income Tax Considerations--Requirements for REIT Qualification--Distribution Requirements." The declaration of distributions is within the discretion of the Board of Directors and depends upon the Company's cash available for distribution, current and projected cash requirements, tax considerations and other factors.

  The Company intends to make distributions to holders of the Common Stock only in the minimum amount necessary to satisfy the REIT distribution requirements necessary to maintain REIT status and intends to retain available cash in excess of such amount for future operation and expansion of the Company's business. In this regard, the Company does not expect for the foreseeable future that it will have real estate investment trust taxable income which will be required to be distributed in order to maintain its REIT status. See "Certain Federal Income Tax Considerations--Requirements for REIT Qualification--Distribution Requirements." Any determination to declare or pay dividends in the future will be at the discretion of the Company's Board of Directors and will depend on the Company's results of operations, financial condition and any contractual restrictions, considerations imposed by applicable law and other factors deemed relevant by the Board of Directors. The Senior Credit Facility and Indenture currently limit the ability of the Company to make cash distributions, in each case except for such distributions necessary to maintain its REIT status. See "Risk Factors--Substantial Indebtedness; Ability to Service Indebtedness."

                                CAPITALIZATION

  The following table sets forth: (i) the actual capitalization (including short-term debt) of the Company as of December 31, 1998; (ii) the pro forma capitalization of the Company after giving effect to (A) all acquisitions completed after December 31, 1998 and all other individually immaterial acquisitions of rental towers for which the Company has entered into letters of intent as of January 18, 1999 (the acquisitions of which the Company believes are probable) and (B) the effects of the Recapitalization; and (iii) the pro forma as adjusted capitalization of the Company after giving effect to the pro forma adjustments set forth in clause (ii) above, the Offering and the application of the proceeds thereof, as described in "Use of Proceeds," as if each had been completed on December 31, 1998. This table should be read in conjunction with the information contained in the "Unaudited Pro Forma Financial Data" and the Company's consolidated financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                As of December 31, 1998
                                            -----------------------------------
                                                                   Pro Forma As
                                             Actual   Pro Forma    Adjusted(1)
                                            --------  ---------    ------------
                                                    (in thousands)
Short-term debt:
 Current portion of notes payable.......... $    693  $    693       $    693
 ABRY Bridge Loan..........................   15,000    15,000            --
                                            --------  --------       --------
 Total current maturities..................   15,693    15,693            693
                                            --------  --------       --------
Long-term debt, net of current maturities:
 Senior Credit Facility....................  182,450   286,539(2)     113,582(2)
 Senior Discount Notes.....................  215,958   215,958        215,958
 Notes payable(3)..........................   19,117    19,117         19,117
                                            --------  --------       --------
 Total long-term debt......................  417,525   521,614        348,657
                                            --------  --------       --------
Redeemable stock:
 Senior Preferred Stock....................   29,882    29,882            --
 Class B Common Stock, $0.001 par value,
  12,000 shares authorized; 12,000 issued
  and outstanding on an actual basis.......    1,761       --             --
 Class D Common Stock, $0.001 par value,
  100,000 shares authorized; 40,000 issued
  and outstanding on an actual basis.......      --        --             --
                                            --------  --------       --------
 Total redeemable stock....................   31,643    29,882            --
                                            --------  --------       --------
Stockholders' equity(4):
 Junior Preferred Stock, redeemable, 14%
  dividends, $.001 par value; 100 shares
  authorized; 60 shares issued and
  outstanding..............................   59,929    59,929            --
 Class A Common Stock, $0.001 par value,
  202,500 shares authorized; 202,500 issued
  and outstanding on an actual basis.......      --        --             --
 Class E Common Stock, $0.001 par value,
  302,500 shares authorized; 174,766 issued
  and outstanding on an actual basis.......      --        --             --
 Common Stock, $0.001 par value,
  100,000,000 shares authorized; 10,000,000
  shares issued and outstanding on a
  pro forma basis; 30,000,000 shares issued
  on a pro forma as adjusted basis.........      --         10             30
 Common Stock Warrants(5)..................    1,000     1,000            --
 Additional paid-in capital................   33,137    (8,850)       270,609
 Accumulated deficit.......................  (53,394)  (53,394)       (53,394)
                                            --------  --------       --------
 Total stockholders' equity................   40,672    (1,305)       217,245
                                            --------  --------       --------
  Total capitalization..................... $505,533  $565,884       $566,595
                                            ========  ========       ========

--------

(1) As adjusted to give effect to the sale by the Company of the Common Stock at an assumed offering price of $15.00 per share.

(2) Pro forma presentation assumes an increase in the Senior Credit Facility for the pro forma borrowing of $43.7 million to be distributed to certain stockholders in connection with the Recapitalization. Pro forma as adjusted presentation reflects assumed borrowing of $43.7 million and repayment of approximately $129.3 million from the use of proceeds. Availability under the Senior Credit Facility after giving effect to the use of proceeds from the Offering will be $129.7, after giving effect to $17.0 million of outstanding letters of credit, which reduce availability thereunder.

(3) Notes payable consists of notes issued to tower sellers in the Company's acquisition of towers. Interest rates range from 8.5% to 13.0% and the notes mature at varying dates through December 2020.

(4) Does not include approximately 3,000,000 shares of Common Stock reserved for issuance in connection with incentive stock options expected to be granted at the time of the Offering.

(5) These warrants were issued in connection with the issuance of the Senior Preferred Stock. The warrants are not exercisable prior to March 3, 2000. If the Senior Preferred Stock is redeemed prior to March 3, 2000, such warrants are not exercisable and are cancelled.

                      UNAUDITED PRO FORMA FINANCIAL DATA

  The Unaudited Pro Forma Consolidated Balance Sheet at December 31, 1998 gives pro forma effect to: (i) the acquisition of individually immaterial rental tower businesses completed by the Company in the period subsequent to December 31, 1998 through January 18, 1999; (ii) other individually immaterial acquisitions of rental tower businesses for which the Company has entered into agreements or letters of intent to acquire as of January 18, 1999, and that the Company believes are probable; (iii) the related financing of the acquisitions referred to in (i) and (ii) above; (iv) the Recapitalization; and
(v) the Offering and the application of the net proceeds therefrom as described under "Use of Proceeds," as if each had occurred as of December 31, 1998.

  The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998 gives pro forma effect to: (i) all individually insignificant acquisitions completed during 1998; (ii) the Southern Towers Acquisition; (iii) the MobileMedia Acquisition; (iv) acquisitions of other rental towers by the Company completed since January 1, 1999; (v) other individually insignificant acquisitions of rental towers for which the Company has entered into agreements or letters of intent to acquire as of January 18, 1999, the acquisitions of which the Company believes are probable; (vi) the financing of the acquisitions referred to in (i) through (v) above; (vii) the Recapitalization; and (viii) the issuance of the Common Stock and the application of the net proceeds therefrom as described under "Use of Proceeds," (collectively, the "Transactions"), as if each had occurred as of January 1, 1998.

  The Company accounts for its acquisitions under the purchase method of accounting. The total cost of rental tower businesses acquired including related fees and expenses is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The purchase price allocations for the respective acquisitions included in the unaudited pro forma data are preliminary. However, the Company does not expect that the final allocation of the purchase price will be materially different from its preliminary allocation.

  The unaudited pro forma financial data are provided for informational purposes only and are not necessarily indicative of the results of operations or financial position of the Company had the transactions assumed therein occurred, nor are they necessarily indicative of the results of operations which may be expected to occur in the future. There can be no assurance whether or when any of the probable acquisitions reflected in the unaudited pro forma data will be completed. Furthermore, the unaudited pro forma financial data are based upon assumptions that the Company believes are reasonable and should be read in conjunction with the financial statements and the accompanying notes thereto included elsewhere in this Prospectus.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                          As of December 31, 1998
                                 (in thousands)

                                      Adjustments for
                                       Acquisitions
                           Pinnacle      Completed
                           Holdings    Subsequent to    Adjustments                             Adjustments
                         December 31,  December 31,     for Probable      Other                   for the          Pro Forma
                             1998        1998 (a)     Acquisitions (a) Adjustments   Pro Forma   Offering         as Adjusted
                         ------------ --------------- ---------------- -----------   ---------  -----------       -----------
Assets
Current assets:
 Cash and cash
  equivalents..........   $  13,801       $   --          $    --        $   --      $  13,801   $    --           $  13,801
 Accounts receivable...       1,679           --               --            --          1,679        --               1,679
 Prepaid expenses and
  other current
  assets...............       1,433           --               --            --          1,433        --               1,433
                          ---------       -------         --------       -------     ---------   --------          ---------
 Total current assets..      16,913           --               --            --         16,913        --              16,913
 Restricted cash.......         --            --               --            --            --         --                 --
 Tower assets, net.....     473,942           172           60,179           --        534,293        --             534,293
 Fixed assets, net.....       2,477           --               --            --          2,477        --               2,477
 Land..................      14,613           --               --            --         14,613        --              14,613
 Deferred debt costs,
  net..................       6,687           --               --            --          6,687        --               6,687
 Other assets..........       1,516           --               --            --          1,516        --               1,516
                          ---------       -------         --------       -------     ---------   --------          ---------
                          $ 516,148       $   172         $ 60,179        $  --      $ 576,499   $    --           $ 576,499
                          =========       =======         ========       =======     =========   ========          =========
Liabilities and
 Stockholders' Equity
Current liabilities:
 Accounts payable......   $   3,281       $   --          $    --        $   --      $   3,281   $    --           $   3,281
 Accrued expenses......       5,761           --               --            --          5,761       (711)(b)          5,050
 Deferred revenue......       1,448           --               --            --          1,448        --               1,448
Current portion of
 long-term debt........      15,693           --               --            --         15,693    (15,000)(b)            693
                          ---------       -------         --------       -------     ---------   --------          ---------
Total current
 liabilities...........      26,183           --               --            --         26,183    (15,711)            10,472
Long-term debt.........     417,525           172           60,179        43,738(c)    521,614   (172,957)(d)(e)     348,657
Other liabilities......         125           --               --            --            125        --                 125
                          ---------       -------         --------       -------     ---------   --------          ---------
                            443,833           172           60,179        43,738       547,922   (188,668)           359,254
                          ---------       -------         --------       -------     ---------   --------          ---------
Redeemable Stock:
Senior Preferred
 Stock.................      29,882           --               --            --         29,882    (29,882)               --
Class B Common Stock...       1,761           --               --         (1,761)(f)       --         --                 --
Class D Common Stock...         --            --               --            --            --         --                 --
                          ---------       -------         --------       -------     ---------   --------          ---------
                             31,643           --               --         (1,761)       29,882    (29,882)               --
                          ---------       -------         --------       -------     ---------   --------          ---------
Stockholders' Equity:
Junior Preferred
 Stock.................      59,929           --               --                       59,929    (59,929)(g)            --
Common Stock...........         --            --               --             10(f)         10         20(h)              30
Common stock warrants..       1,000                                          --          1,000     (1,000)(g)            --
Additional paid-in
 capital...............      33,137           --               --        (41,987)(f)    (8,850)   280,480(h)         270,609
                                                                                                   (1,021)(g)
Accumulated deficit....     (53,394)          --               --            --        (53,394)       --             (53,394)
                          ---------       -------         --------       -------     ---------   --------          ---------
 Total stockholders'
  equity...............      40,672           --               --        (41,977)       (1,305)   218,550            217,245
                          ---------       -------         --------       -------     ---------   --------          ---------
                          $ 516,148       $   172         $ 60,179       $   --      $ 576,499   $    --           $ 576,499
                          =========       =======         ========       =======     =========   ========          =========

    See accompanying notes to Unaudited Pro Forma Consolidated Balance Sheet

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            (dollars in thousands)

(a) Reflects the Company's preliminary allocation of purchase price in accordance with the purchase method of accounting for individually immaterial acquisitions of rental tower assets, and the related debt financing under the Senior Credit Facility, as follows:

                                                                  Aggregate
                                            Number of   Number of Purchase
                                          Acquisitions   Towers   Price (1)
                                          ------------- --------- ---------
(i)   Acquisitions of individually
      immaterial rental tower businesses
      completed by the Company in the
      period January 1, 1999 through
      January 18, 1999..................         1           1       $ 172
(ii)  Other individually immaterial
      acquisitions of rental tower
      businesses for which the Company
      has entered into agreements or
      letters of intent to acquire as of
      January 18, 1999, and which the
      Company believes are probable.....        24         135    $ 60,179

    --------

    (1) Includes estimated fees and expenses related to the acquisitions of $14, and $1,263, respectively.

(b) Reflects the use of a portion of the net proceeds from the Offering to repay the outstanding balance of the ABRY Bridge Loan and accrued interest thereon, as required under the ABRY Bridge Loan.

(c) Assumes an increase in the Senior Credit Facility for the pro forma borrowing of $43.7 million to be distributed to certain stockholders in connection with the Recapitalization.

(d) Represents the use of a portion of the net proceeds from the Offering to pay the applicable distribution preference and yield to holders of Class A Common Stock, Class B Common Stock and Class E Common Stock in connection with the Recapitalization.

(e) Reflects the use of the remaining net proceeds from the Offering to repay a portion of the Senior Credit Facility.

(f) Reflects the effects of the Recapitalization.

(g) Adjusted to give effect to the repayment of the Junior Preferred Stock, the Senior Preferred Stock and the cancellation of the related warrants.

(h) Reflects the estimated net proceeds of the Offering to the Company of $280,500 net of the estimated underwriting discounts and commissions and offering expenses totaling $19,500.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                       Year Ended December 31, 1998
                    (in thousands, except per share amounts)

                      Pinnacle
                      Holdings     Adjustments      Adjustments     Adjustments      Adjustments        Pro
                     Year ended        for         for Southern         for              for           Forma
                    December 31,    Completed         Towers        MobileMedia        Probable         for
                        1998     Acquisitions (a) Acquisition (b) Acquisition (c)  Acquisitions (d) Acquisitions
                    ------------ ---------------- --------------- ---------------  ---------------- ------------
Tower rental
 revenue.........     $ 32,019       $ 1,707          $   836        $  8,863          $ 4,973        $ 48,398
Tower operating
 expenses
 excluding
 depreciation and
 amortization....        6,166           343              185             836              803           8,333
                      --------       -------          -------        --------          -------        --------
Gross profit
 excluding
 depreciation and
 amortization....       25,853         1,364              651           8,027            4,170          40,065
Other expenses:
 General and
  administrative..       4,175           --                15             381              --            4,571
 Corporate
  development....        6,382           --               --              --               --            6,382
 State franchise,
  excise and
  minimum taxes..          686           --               --              --               --              686
 Depreciation....       22,513         1,948              955           7,636            4,012          37,064
                      --------       -------          -------        --------          -------        --------
                        33,756         1,948              970           8,017            4,012          48,703
Income/(loss)
 from
 operations......       (7,903)         (584)            (319)             10              158          (8,638)
Interest
 expense.........       12,300         2,939           (1,969)          5,599            6,018          24,887
Amortization of
 original issue
 discount and
 debt issuance
 costs...........       16,427           --             4,138             --               --           20,565
                      --------       -------          -------        --------          -------        --------
Income/(loss)
 before
 extraordinary
 item............      (36,630)       (3,523)          (2,488)         (5,589)          (5,860)        (54,090)
Extraordinary
 loss from
 extinguishment
 of debt.........        5,641           --               --              --               --            5,641
                      --------       -------          -------        --------          -------        --------
Net loss.........      (42,271)       (3,523)          (2,488)         (5,589)          (5,860)        (59,731)
                      ========       =======          =======        ========          =======        ========
Dividends and
 accretion on
 Preferred
 Stock...........        3,094           --               --            6,438 (g)          --            9,532
                      --------       -------          -------        --------          -------        --------
Net loss
 attributable to
 Common Stock....     $(45,365)      $(3,523)         $(2,488)       $(12,027)(g)      $(5,860)       $(69,263)
                      ========       =======          =======        ========          =======        ========
Basic loss per
 common share:
 Loss before
  extraordinary
  item...........     $ (94.95)                                                                       $  (6.36)
 Extraordinary
  item...........       (13.48)                                                                          (0.56)
                      --------                                                                        --------
 Net loss........     $(108.43)                                                                       $  (6.92)
                      ========                                                                        ========
Weighted average
 number of shares
 of Common Stock
 outstanding ....          418                                                                          10,000
                                           Pro
                    Adjustments           Forma
                        for                 as
                     Offering          Adjusted (e)
                    ------------------ ------------
Tower rental
 revenue.........    $    --             $ 48,398
Tower operating
 expenses
 excluding
 depreciation and
 amortization....         --                8,333
                    ------------------ ------------
Gross profit
 excluding
 depreciation and
 amortization....         --               40,065
Other expenses:
 General and
  administrative..        --                4,571
 Corporate
  development....         --                6,382
 State franchise,
  excise and
  minimum taxes..         --                  686
 Depreciation....         --               37,064
                    ------------------ ------------
                          --               48,703
Income/(loss)
 from
 operations......         --               (8,638)
Interest
 expense.........     (12,259) (e)(f)      12,628
Amortization of
 original issue
 discount and
 debt issuance
 costs...........                          20,565
                    ------------------ ------------
Income/(loss)
 before
 extraordinary
 item............      12,259             (41,831)
Extraordinary
 loss from
 extinguishment
 of debt.........         --                5,641
                    ------------------ ------------
Net loss.........      12,259             (47,472)
                    ================== ============
Dividends and
 accretion on
 Preferred
 Stock...........                           9,532
                    ------------------ ------------
Net loss
 attributable to
 Common Stock....    $ 12,259            $(57,004)
                    ================== ============
Basic loss per
 common share:
 Loss before
  extraordinary
  item...........                        $  (1.71)
 Extraordinary
  item...........                           (0.19)
                                       ------------
 Net loss........                        $  (1.90)
                                       ============
Weighted average
 number of shares
 of Common Stock
 outstanding ....                          30,000



   See accompanying notes to Unaudited Consolidated Statements of Operations

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                            (dollars in thousands)

(a) Relects the historical, pre-acquisition results of operations (in aggregate) for the acquisitions of rental tower businesses other than the Southern Towers Acquisition and the MobileMedia Acquisition completed by the Company during 1998 and those completed in the period January 1, 1999 through their respective date of acquisition (but no later than January 18, 1999), and the related debt financing under the Senior Credit Facility, as follows:

                                        Acquisitions Acquisitions
                                        Completed as   Completed   Adjustments
                                             of      Subsequent to     for
                                        December 31, December 31,   Completed
                                            1998         1998      Acquisitions
                                        ------------ ------------- ------------
   Tower rental revenues..............    $ 1,699        $  8        $ 1,707
   Tower operating expenses, excluding
    depreciation and amortization.....        340           3            343
                                          -------        ----        -------
   Gross profit excluding depreciation
    and amortization..................      1,359           5          1,364
   General and administrative.........        --          --             --
   Depreciation.......................      1,948         --           1,948
                                          -------        ----        -------
   Loss from operations...............       (589)          5           (584)
   Interest expense...................      2,922          17          2,939
                                          -------        ----        -------
   Net loss...........................    $(3,511)       $(12)       $(3,523)
                                          =======        ====        =======

(b) Reflects the historical operating results of Southern Communications Services, Inc. tower operations and the pro forma effect of tower rental revenue, tower operating expenses and tower asset depreciation, and the related financing of the Southern Towers Acquisition under the Senior Credit Facility, assuming the transaction was completed on January 1, 1998, as follows:

                                     Southern Towers               Adjustments
                                     for the Period                for Southern
                                          Ended                       Towers
                                      March 3, 1998  Adjustments   Acquisitions
                                     --------------- -----------   ------------
                                       (unaudited)   (unaudited)   (unaudited)
   Tower rental revenues...........       $ 178        $   658 (1)   $   836
   Tower operating expenses,
    excluding depreciation and
    amortization...................         153             32 (1)       185
                                          -----        -------       -------
   Gross profit excluding
    depreciation and amortization..          25            626           651
   General and administrative......          15            --             15
   Corporate development...........         --             --            --
   Depreciation....................         340            615 (2)       955
                                          -----        -------       -------
   Loss from operations............        (330)            11          (319)
   Interest income.................         --          (1,969)(3)    (1,969)
   Amortization of original issue
    discount and debt issuance
    costs..........................         --           4,138 (3)     4,138
                                          -----        -------       -------
   Net loss........................       $(330)       $(2,158)      $(2,488)
                                          =====        =======       =======

  --------
  (1) Represents incremental increases in pro forma tower revenues and operating expenses pursuant to the executed lease agreement with Southern Communications Services, Inc., and related affiliates.
  (2) Reflects the increase in pro forma depreciation on tower assets acquired resulting from the Company's preliminary application of purchase accounting.
  (3) Reflects the pro forma increase in interest expense associated with the financing of the Southern Towers Acquisition and the subsequent issuance of the Senior Discount Notes.

(c) Reflects the historical operating results of MobileMedia Communications, Inc. and Subsidiaries' tower operations and the pro forma effect of tower rental revenue, tower operating expenses and tower asset depreciation, and the related financing of the MobileMedia Acquisition, assuming the transaction was completed on January 1, 1998, as follows:

                                        MobileMedia
                                          for the                   Adjustments
                                        Period Ended                    for
                                        September 2,                MobileMedia
                                            1998     Adjustments    Acquisition
                                        ------------ -----------    -----------
                                        (unaudited)  (unaudited)    (unaudited)
   Tower rental revenues..............     $1,698     $  7,165 (1)   $  8,863
   Tower operating expenses, excluding
    depreciation and amortization.....        690          146 (1)        836
                                           ------     --------       --------
   Gross profit excluding depreciation
    and amortization..................      1,008        7,019          8,027
   General and administrative.........        381          --             381
   Corporate development..............        --           --             --
   Depreciation.......................        356        7,280 (2)      7,636
                                           ------     --------       --------
   Income (loss) from operations......        271         (261)            10
   Interest expense...................        --         5,599 (3)      5,599
   Amortization of original issue
    discount and debt issuance costs..        --           --             --
                                           ------     --------       --------
   Net income (loss)..................        271       (5,860)        (5,589)
   Dividends and accretion on Existing
    Preferred Stock...................        --         6,438 (4)      6,438
                                           ------     --------       --------
   Net income (loss) attributable to
    Common Stock......................     $  271     $(12,298)      $(12,027)
                                           ======     ========       ========

  --------
  (1) Represents incremental increases in pro forma tower revenues and operating expenses pursuant to the executed lease agreement with MobileMedia Communications, Inc. and its affiliates.
  (2) Reflects the increase in pro forma depreciation on tower assets acquired resulting from the Company's preliminary application of purchase accounting.
  (3) Reflects the increase in pro forma interest expense associated with the debt financing of the MobileMedia Acquisition under the Senior Credit Facility.
  (4) Reflects dividends accrued and accretion to liquidation value on the Existing Preferred Stock.

(d) Reflects the adjustment to results of operations for 24 separate acquisitions pending as of January 18, 1999 of 135 towers, for which the Company has entered into agreements or letters of intent, and which the Company believes are probable, each of which is individually immaterial, assuming such transactions were completed as of January 1, 1998.

(e) Reflects the pro forma effect of the Offering.

(f) Reflects the decrease in pro forma interest expense resulting from the use of a portion of the net proceeds from both the Senior Notes Offering and the Offering to repay pro forma outstanding debt under the Senior Credit Facility, assuming such transactions were completed as of January 1, 1998.


(g) Reflects dividends accrued and accretion to liquidation value on the Existing Preferred Stock.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

  The following selected historical consolidated financial data for the period of inception (May 3, 1995) through December 31, 1995 and for each of the three years ended December 31, 1996, 1997 and 1998 were derived from consolidated historical financial statements of the Company, including the related notes thereto, which have been audited by PricewaterhouseCoopers LLP, independent certified public accountants. The selected historical consolidated financial information should be read in conjunction with and are qualified in their entirety by, the information contained in the consolidated audited financial statements of the Company and the related notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Unaudited Pro Forma Financial Data" included elsewhere herein.

                            Period from
                             inception
                           (May 3, 1995)
                              through     Year Ended   Year Ended   Year Ended
                           December 31,  December 31, December 31, December 31,
                               1995          1996         1997         1998
                           ------------- ------------ ------------ ------------
                                 (in thousands, except per share amounts)
Statement of Operations
 Data:
Tower rental revenue.....     $  733       $ 4,842      $12,881      $ 32,019
Tower operating expenses,
 excluding depreciation
 and amortization........        181         1,135        2,633         6,166
                              ------       -------      -------      --------
Gross profit, excluding
 depreciation and
 amortization............        552         3,707       10,248        25,853
Other expenses:
 General and
  administrative (a).....        306           916        1,367         4,175
 Corporate
  development (a)........        369         1,421        3,723         6,382
 State franchise, excise
  and minimum taxes......        --             26           67           686
 Depreciation............        282         2,041        6,335        22,513
                              ------       -------      -------      --------
Loss from operations.....       (405)         (697)      (1,244)       (7,903)
Interest expense.........        181         1,155        6,925        12,300
Amortization of original
 issue discount and debt
 issuance costs .........         59           164          292        16,427
                              ------       -------      -------      --------
Loss before extraordinary
 item....................       (645)       (2,016)      (8,461)      (36,630)
Extraordinary loss from
 extinguishment of debt..        --            --           --          5,641
                              ------       -------      -------      --------
Net loss.................       (645)        2,016       (8,461)      (42,271)
                              ======       =======      =======      ========
Dividends and accretion
 on Preferred Stock......        --            --           --          3,094
                              ------       -------      -------      --------
Loss attributable to
 Common Stock............     $ (645)      $(2,016)     $(8,461)     $(45,365)
                              ======       =======      =======      ========
Basic loss per Common
 Share:
 Loss before
  extraordinary item.....     $(6.31)      $ (8.10)     $(27.28)     $ (94.95)
 Extraordinary item......        --            --           --         (13.48)
                              ------       -------      -------      --------
 Net loss................     $(6.31)      $ (8.10)     $(27.28)     $(108.43)
                              ======       =======      =======      ========
Weighted average number
 of Shares of Common
 Stock...................        102           249          310           418
Other Operating Data:
Tower Level Cash Flow
 (b).....................     $  552       $ 3,707      $10,248      $ 25,853
Tower Level Cash Flow
 Margin (c)..............       75.3%         76.6%        79.6%         80.7%
Adjusted EBITDA (b)......     $  246       $ 2,791      $ 8,881      $ 21,678
Adjusted EBITDA Margin
 (c).....................       33.6%         57.6%        68.9%         67.7%
EBITDA (b)...............     $ (123)      $ 1,344      $ 5,091      $ 14,610
EBITDA Margin (c)........        --           27.8%        39.5%         45.6%
Number of Towers:
 Beginning of period.....          0            33          156           312
 Towers acquired during
  the period.............         29           119          134           517
 Towers constructed
  during the period......          4             4           22            47
 End of period...........         33           156          312           876

                                                 December 31,
                                       ------------------------------------
                                        1995     1996      1997      1998
                                       -------  -------  --------  --------
                                                  (in thousands)
Balance Sheet Data:
Cash and cash equivalents.............      31  $    47  $  1,694  $ 13,801
Tower assets, net.....................  11,551   48,327   127,946   473,942
Total assets..........................  14,573   55,566   143,178   516,148
Total debt............................   6,124   30,422   120,582   433,218
Redeemable stock:
 Series A senior preferred stock......     --       --        --     29,882
 Class B common stock.................   1,200    1,200     1,761     1,761
 Class D common stock.................     --       --        --
Series B junior preferred stock.......     --       --        --     59,929
Common stock..........................     --       --        --        --
Additional paid-in capital............   7,051   24,881    25,876    33,137
Stock subscription receivable.........    (180)     --        --        --
Common Stock warrants.................     --       --        --      1,000
Accumulated deficit...................    (645)  (2,661)  (11,123)  (53,394)
                                       -------  -------  --------  --------
Stockholders' equity..................   6,226   22,220    14,753    40,672

--------
(a) "General and administrative" expenses represent those costs directly related to the day-to-day management and operation of towers owned by the Company. "Corporate development" expenses represent costs incurred in connection with acquisitions and development of new business initiatives, consisting primarily of allocated compensation, benefits and overhead costs that are not directly related to the administration or management of existing towers.

(b) "Tower Level Cash Flow" is defined as tower rental revenue minus tower operating expenses, excluding depreciation and amortization. "Adjusted EBITDA" represents loss from operations before depreciation, amortization, corporate development expenses and state franchise, excise and minimum taxes. "EBITDA" represents loss from operations before depreciation and amortization not including the effect of accretion and accrued dividends on Existing Preferred Stock. The Company has included Tower Level Cash Flow, Adjusted EBITDA and EBITDA in Other Operating Data because the Company believes such information may be useful to certain investors in evaluating the Company's ability to service its debt. Tower Level Cash Flow, Adjusted EBITDA and EBITDA should not be considered as an alternative to Gross Profit, net loss or net cash provided by operating activities (or any other measure of performance in accordance with generally accepted accounting principles) as a measure of the Company's ability to meet its cash needs or as an indication of the Company's operating performance. Moreover, Tower Level Cash Flow, Adjusted EBITDA and EBITDA are standardized measures and may be calculated in a number of ways. Accordingly, the Tower Level Cash Flow, Adjusted EBITDA and EBITDA information provided may not be comparable to other similarly titled measures provided by other companies.
(c) Represents Tower Level Cash Flow, Adjusted EBITDA and EBITDA each as a percentage of tower rental revenue.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The following is a discussion of the financial condition and results of operations of the Company for each of the three years ended December 31, 1996, 1997 and 1998. The discussion should be read in conjunction with the Financial Statements of the Company and the notes thereto included in this Prospectus. The statements in this discussion regarding the wireless communications industry, the Company's expectations regarding its future performance and other non-historical statements in this discussion are forward-looking statements. These forward-looking statements include numerous risks and uncertainties, as described in "Risk Factors."

Overview

  The Company acquires and constructs rental towers and leases space on such towers to a broad base of wireless communications providers, operators of private networks, government agencies and other customers. The Company's objective is to acquire or construct clusters of rental towers in areas where there is significant existing and expected continued growth in the demand for rental towers by wireless communications providers. The Company seeks to obtain a significant ownership position of tower assets in its targeted markets in order to offer "one-stop shopping" to wireless communications providers who are deploying or expanding wireless communications networks.

  The Company's growth has come primarily from the acquisition and construction of towers and from adding new tenants to these towers. The Company's business strategy focuses on aggressively pursuing tower acquisitions and selectively constructing towers in areas that complement the Company's existing base of rental towers and the expansion into additional high growth wireless communications markets. Since commencing operations in May 1995, the Company has completed acquisitions and builds as follows:

                                                      Periods Ended
                                                      December 31,
                                                   -------------------
                                                   1995 1996 1997 1998 Total(1)
                                                   ---- ---- ---- ---- --------
Number of towers acquired........................   29  119  134  517    799
Number of towers built...........................    4    4   22   47     77
                                                   ---  ---  ---  ---    ---
Number of towers acquired or built during the pe-
 riod............................................   33  123  156  564    876
                                                   ===  ===  ===  ===    ===
Number of acquisition transactions completed.....   13   49   72   82    210

--------

(1) Included in the number of towers acquired are 32 tower sites that the Company manages.

  As of December 31, 1998, the Company also had 16 towers under construction and 100 additional tower projects in various stages of development. Subsequent to December 31, 1998 and prior to January 18, 1999, the Company acquired an additional tower. As of January 18, 1999, the Company had agreements or letters of intent to acquire 135 towers. In addition, the Company has identified numerous additional acquisition candidates. The Company expects that internal growth related to completed acquisitions and the business potential of pending acquisitions will have a material impact on future revenues and EBITDA.

  The Company believes that significant opportunities for growth exist by maximizing the use of existing and future towers. Because the costs of operating a site are largely fixed, increasing tower utilization significantly improves tower operating margins. The Company believes that "same tower" revenue growth on towers (measured by comparing the Annualized Run Rate Revenue of the Company's towers at the end of a period to the Annualized Run Rate Revenue for the same towers at the end of a prior period), is a meaningful indicator of the quality of the Company's towers and its ability to generate incremental revenue on such towers. Taking into consideration new leases written as of December 31, 1998, the Company experienced "same tower" revenue growth of approximately 20% for the year ended December 31, 1998 on its base of towers owned as of December 31, 1997.

  The Company has generated net losses since inception and at December 31, 1998, had an accumulated deficit totalling $53.4 million. Due to the nature of the Company's business (the leasing of cash-generating assets) and the Company's plans to continue to grow the business, it is expected that charges relating to depreciation of existing and future assets and interest expense associated with related debt balances will be substantial. Accordingly, the Company expects to continue to generate losses for the foreseeable future.

  The Company's Annualized Run Rate Revenue is calculated as of a given date by annualizing the monthly rental rates then in effect for customer lease contracts as of such date. The Company believes that growth in its Annualized Run Rate Revenue is a meaningful indicator of its performance. As of December 31, 1998, the Company's Annualized Run Rate Revenue was $44.7 million.

Results of Operations

  The following table sets forth, for the periods indicated, each statement of operations item as a percentage of total tower rental revenue. The results of operations are not necessarily indicative of results for any future period. The following data should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus.

                                               Period Ended December 31,
                                              -------------------------------
                                                1996       1997       1998
                                              --------   --------   ---------
Statement of Operations Data:
 Tower rental revenue........................    100.0%     100.0%      100.0%
 Tower operating expenses, excluding depreci-
  ation and amortization.....................     23.4       20.4        19.3
 Gross profit................................     76.6       79.6        80.7
Expenses:
 General and administrative..................     18.9       10.6        13.0
 Corporate development.......................     29.3       28.9        19.9
 State franchise, excise and minimum taxes...      0.5        0.5         2.1
 Depreciation................................     42.2       49.2        70.3
Loss from operations.........................    (14.3)      (9.6)      (24.6)
Interest expense.............................     23.9       53.8        38.4
Amortization of original issue discount......      3.4        2.3        51.3
Net loss before extraordinary items..........    (41.6%)    (65.7%)    (114.3%)

 1998 Compared to 1997

  Tower rental revenue increased 148.6% to $32.0 million in 1998 from $12.9 million in 1997. This increase is attributable to the acquisition and construction of 564 towers during the twelve month period ended December 31, 1998. In addition, the increase is due to growth in per tower revenue as a result of expanded marketing efforts to increase the number of customers per tower, as well as regular, contractual price escalations for existing customers.

  Tower operating expenses, excluding depreciation and amortization, which consist primarily of costs relating to the ongoing maintenance of properties such as air conditioning and grounds maintenance, ground lease expense, utilities, property taxes and other direct costs of tower operation, increased 134.2% to $6.2 million in 1998 from $2.6 million in 1997. This increase is consistent with the purchase and construction of towers as discussed above.

  General and administrative expenses, which are expenses associated with supporting the Company's day-to-day management of its existing properties and primarily consist of employee compensation and related benefits costs, advertising, professional and consulting fees, office rent and related expenses and travel costs as a percentage of revenue, increased to 13.0% of revenue in 1998 from 10.6% in 1997. This increase resulted from increases in staffing related to the Company becoming a public registrant and related increases in professional fees and travel costs, increased levels of advertising and marketing expenditures in connection with attracting new tenants to the Company's tower and increases in rent and related costs.

  Corporate development expenses, which represent costs incurred in connection with acquisitions and construction of new towers, increased 71.4% to $6.4 million in 1998 from $3.7 million in 1997. The increase in corporate development expenses reflects the higher costs associated with the Company's expansion of its acquisition and construction strategies. Corporate development expenses decreased as a percentage of tower rental revenue to 19.9% in 1998 from 28.9% in 1997 because of the incremental increase in tower rental revenue from the comparative period in 1997 and economies of scale resulting from such growth.

  State franchise, excise and minimum taxes, which represent taxes assessed in connection with the Company's operations in various state jurisdictions increased to $0.7 million in 1998 from $0.1 million in 1997. Such taxes are calculated using various methods such as a portion of the Company's property within a given state, the Company's capital structure or based upon a minimum tax in lieu of income taxes. The increase in 1998 is primarily attributable to the Company's significant expansion of its geographic region primarily through acquisitions.

  Interest expense, net of amortization of original issue discount, increased 77.6% to $12.3 million in 1998 from $6.9 million in 1997. The increase in interest expense was attributable to increased borrowing associated with the Company's acquisitions and construction activity during the period.

 1997 Compared to 1996

  Tower rental revenue increased 166.0% to $12.9 million in 1997 from $4.8 million in 1996. This increase is primarily attributable to the acquisition and construction of 156 towers during 1997 and, to a lesser extent, expanded marketing efforts to increase the number of customers per tower as well as regular, contractual price escalations for existing customers.

  Tower operating expenses, excluding depreciation and amortization, increased 131.9% to $2.6 million in 1997 from $1.1 million in 1996 due primarily to the addition of 156 towers during the year. However, tower operating expenses, excluding depreciation and amortization, decreased as a percentage of tower rental revenue to 20.4% in 1997 from 23.4% in 1996, reflecting operating efficiencies gained on existing towers as well as on new towers acquired or constructed.

  General and administrative expenses increased 49.2% to $1.4 million in 1997 from $0.9 million in 1996. General and administrative costs decreased as a percentage of tower rental revenue to 10.6% in 1997 from 18.9% in 1996 because of lower overhead costs as a percentage of tower rental revenue.

  Corporate development expenses increased 162.0% to $3.7 million in 1997 from $1.4 million in 1996. The increase in corporate development expenses reflects the Company's expansion of its acquisition and construction strategies. Corporate development expenses remained relatively constant as a percentage of tower rental revenue at 28.9% in 1997 compared to 29.3% in 1996.

  Interest expense increased 499.6% to $6.9 million in 1997 from $1.2 million in 1996. The increase in interest expense was attributable to increased borrowing levels associated with the Company's acquisitions during the period.


Liquidity and Capital Resources

  The Company's liquidity needs arise from its acquisition-related activities, debt service, working capital and capital expenditures. The Company has historically funded its liquidity needs with proceeds from equity contributions, bank borrowings, cash flow from operations and the offering of its Senior Discount Notes (the "Senior Notes Offering"). The Company had a working capital deficit of $9.3 million (inclusive of the $15.0 million ABRY Bridge Loan), $12.8 million and $1.5 million as of December 31, 1998, 1997 and 1996, respectively. Excluding the current portion of long-term debt, current assets exceeded current liabilities by $6.4 million as of December 31, 1998. Excluding the current portion of long-term debt, current liabilities exceeded current assets by $1.7 million and $0.8 million as of December 31, 1997 and 1996, respectively. The Company's ratio of total debt to stockholders' equity was 10.7 to 1.0 at December 31, 1998, 8.2 to 1.0 at December 31, 1997 and 1.4
to 1.0 as of December 31, 1996. On a pro forma as adjusted basis as of December 31, 1998, after giving effect to the Transactions, the Company would have had consolidated cash and cash equivalents of $13.8 million, $348.7 million of consolidated long-term debt outstanding, consolidated stockholders' equity of $217.2 million and a ratio of total debt to stockholders' equity of 1.6 to 1.0.

  The Company has a Senior Credit Facility that provides the Company a revolving line of credit for borrowings of up to $250 million, of which $200 million is currently committed. The Company may make borrowings and repayments until December 31, 2005. Beginning March 31, 2000, the availability under the revolving line of credit starts decreasing by specified amounts on a quarterly basis until December 31, 2005 when the availability will be reduced to zero. Loans under the Senior Credit Facility bear interest at a rate per annum, at the borrower's request, equal to the agent bank's prime rate plus a margin of up to 2.0% or the 90-day LIBOR plus a margin of up to 3.0%. Outstanding borrowings under the Senior Credit Facility are currently approximately $182.5 million. Advances under the Senior Credit Facility have been used primarily to fund acquisitions and construction of towers. As of December 31, 1998, after giving effect to the Transactions, there would have been approximately $69.4 million available under the Senior Credit Facility, after giving effect to approximately $17.0 million of outstanding letters of credit, which reduce availability thereunder.

  The principal stockholders of the Company (ABRY II, and Messrs. Wolsey, Dell'Apa and Day) are parties to a Subscription and Stockholders Agreement, dated as of May 16, 1996, as amended (the "Stockholders Agreement"). Pursuant to the Stockholders Agreement, ABRY II agreed to make capital contributions to the Company, up to an aggregate capital contribution of $50.0 million. As of December 31, 1998, ABRY II had contributed $37.2 million and had guaranteed an additional $3.9 million of other debt under the aggregate $50.0 million capital contribution commitment. Such capital contribution commitment will terminate upon the closing of the Offering. Additionally, as of December 31, 1998, ABRY II or an affiliate had contributed separately $47.5 million to the Company, including $15.0 million outstanding under the ABRY Bridge Loan and $59.9 million of Junior Preferred Stock.

  The Company also uses seller financing to fund certain of its tower acquisitions. The Company had outstanding notes that it issued to sellers bearing interest at rates ranging from 8.5% to 13.0% per annum in the aggregate amount of $19.8 million at December 31, 1998.

  In March 1998, the Company completed its Senior Notes Offering. The Company received net proceeds of approximately $192.8 million from the Senior Notes Offering. The proceeds were used to repay outstanding borrowings under the Senior Credit Facility, to repay in full and retire a $12.5 million bridge loan from ABRY II and accrued interest thereon and a $20 million subordinated term loan and accrued interest thereon and to pay a distribution preference to holders of Class B Common Stock. The Senior Discount Notes were issued under the Indenture and will mature on March 15, 2008. Until March 15, 2003, the Company's interest expense on the Senior Discount Notes will consist solely of the accretion of original issue discount. Thereafter, the Senior Discount Notes will require annual cash interest payments of $32.5 million.

  In September 1998, in order to finance the MobileMedia Acquisition, the Company sold two newly issued series of Preferred Stock, the Senior Preferred Stock with a liquidation preference of $30.0 million and the Junior Preferred Stock with a liquidation preference of $32.5 million. Included in the sale of the Senior Preferred Stock were warrants to purchase approximately .75% of the Company's outstanding common stock. The warrants will be cancelled upon the redemption of the Senior Preferred Stock. ABRY/Pinnacle, Inc., an affiliate of ABRY II, purchased the Junior Preferred Stock. In addition to the proceeds from the above sales, the MobileMedia Acquisition was funded with the ABRY Bridge Loan and borrowings under the Senior Credit Facility. In December 1998, the Company issued $26.2 million of additional Junior Preferred Stock to ABRY/Pinnacle, Inc. The proceeds from the sale of Junior Preferred Stock were used to fund tower acquisitions and pay operating costs. The Junior Preferred Stock currently has a liquidation preference of $60.4 million. The Existing Preferred Stock is entitled to receive dividends, payable quarterly, at a current rate of 14% per annum. The Existing Preferred Stock is redeemable, at the option of the Company, in whole (but not in part), at any time at a redemption price equal to the aggregate liquidation preference thereof, plus all accumulated but unpaid dividends to the date of redemption.

  Capital expenditures, including acquisitions, were $42.8 million, $89.4 million and $373.6 million for the periods ended December 31, 1996, 1997 and 1998, respectively, and related primarily to acquisitions.

  The Company estimates capital expenditures in each of 1999 and 2000 to be approximately $150.0 million.

  To the extent the Company may seek to close additional acquisitions pending completion of the Offering, it would seek additional capital contributions from ABRY II. ABRY II currently has a remaining capital contribution commitment of approximately $9 million under the Stockholders Agreement. Any such additional capital contribution would be repaid with proceeds from the Offering.

  The Company believes that the proceeds from the Offering, cash flow from operations and existing cash balances will be sufficient to meet working capital requirements for existing properties and fund its current probable acquisitions. To the extent that the Company pursues additional acquisitions, construction activity and other capital expenditures requiring funding in excess of that then available under its Senior Credit Facility, the Company will be required to obtain additional financing. There can be no assurance that such financing will be commercially available through an increased commitment under the Senior Credit Facility or otherwise or be permitted by the terms of the Company's existing indebtedness. To the extent that the Company is unable to finance future capital expenditures, it may not be able to achieve its current business strategy.

Quantitative and Qualitative Disclosures About Market Risk


  The Company is exposed to certain market risks inherent in the Company's financial instruments. These instruments arise from transactions entered into in the normal course of business and, in some cases, relate to the Company's acquisitions of related businesses. The Company is subject to interest rate risk on its existing Senior Credit Facility and any future financing requirements. The Company's fixed rate debt consists primarily of outstanding balances on its Senior Discount Notes and notes payable to former tower owners and its variable rate debt relates to borrowings under its Senior Credit Facility. See "--Liquidity and Capital Resources".

  The following table presents the future principal payment obligations and weighted-average interest rates associated with the Company's existing long-term debt instruments assuming the Company's actual level of long-term indebtedness of $398,408,000 under the Senior Discount Notes and the Senior Credit Facility as of December 31, 1998:

                                       Expected Maturity Date

                            1999        2000        2001        2002        2003      Thereafter
                         ----------- ----------- ----------- ----------- ----------- ------------
Liabilities
Long-term Debt
 Fixed Rate (10.00%)....         --          --          --          --          --  $325,000,000
 Variable Rate (Weighted
  Average Interest Rate
  of 8.58%).............         --  $18,245,000 $27,367,500 $36,490,000 $36,490,000  $63,857,500

  The Company's primary market risk exposure relates to (i) the interest rate risk on long-term and short-term borrowings, (ii) its ability to refinance its Senior Discount Notes at maturity at market rates, (iii) the impact of interest rate movements on its ability to meet interest expense requirements and exceed financial covenants and (iv) the impact of interest rate movements on the Company's ability to obtain adequate financing to fund future acquisitions. The Company manages interest rate risk on its outstanding long-term and short-term debt through its use of fixed and variable rate debt. While the Company can not predict or manage its ability to refinance existing debt or the impact interest rate movements will have on its existing debt, management continues to evaluate its financial position on an ongoing basis.

Inflation

  Because of the relatively low levels of inflation experienced in 1996, 1997 and 1998, inflation did not have a significant effect on the Company's results in such years.

Year 2000

  The Company utilizes management information systems and software technology that may be affected by Year 2000 issues throughout its businesses. During fiscal 1996, the Company began to implement plans to ensure those systems continue to meet its internal and external requirements. During fiscal 1998, the Company completed the modifications and testing of its information systems and is Year 2000 compliant. The Company has developed questionnaires and contacted key suppliers and customers regarding their Year 2000 compliance to determine any impact on its operation. In general, the suppliers and customers have developed or are in the process of developing plans to address Year 2000 issues. The Company will continue to monitor and evaluate the progress of its suppliers and customers on this critical matter.

  The Year 2000 is not expected to have a material impact on the Company's current information systems as a result of the steps already completed to make the Company's systems Year 2000 compliant. Based on the nature of the Company's business, the Company anticipates it is not likely to experience material business interruption due to the impact of Year 2000 compliance on its customers and vendors. As a result, the Company does not anticipate that incremental expenditures to address Year 2000 compliance will be material to the Company's liquidity, financial position or results of operations prior to the Year 2000.

Recent Accounting Pronouncements

  In June 1997, SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," was issued, establishing standards for public enterprises to disclose certain information about operating segments and related disclosures about products and services, geographic areas and significant customers. The Company will adopt this pronouncement in 1998 in accordance with the implementation requirements. Management believes that the adoption of SFAS No. 131 will not have a material impact on the Company's financial statements.

                                   BUSINESS

Company Overview

  The Company is the leading provider of wireless communication tower space in the Southeastern United States. Since its formation in May 1995, the Company has focused exclusively on creating a portfolio of dense clusters of geographically contiguous towers and renting tower space to wireless communications providers and users. The Company believes that the rental of tower space is the sector of the tower industry in which it can earn the highest cash flow margins and risk adjusted return on invested capital. This strategy also presents significant opportunities for continued revenue and cash flow growth through the addition of new tenants on its existing towers and towers that may be acquired in the future.

  Since commencing operations in May 1995 and through December 31, 1998, the Company has completed 210 acquisitions through which it has acquired 799 towers and has constructed an additional 77 towers in such high growth markets as Atlanta, Birmingham, New Orleans, Orlando and Tampa. Subsequent to December 31, 1998 and prior to January 18, 1999, the Company acquired an additional tower. As of January 18, 1999, the Company had agreements or letters of intent to acquire 135 towers. As a result of its extensive existing tower base, the Company believes it is well-positioned to continue to capitalize on the growth opportunities available in the rapidly consolidating and highly fragmented tower rental industry. For the year ended December 31, 1998, on a pro forma as adjusted basis, the Company had tower rental revenue and EBITDA of $48.4 million and $28.4 million, respectively. See "Unaudited Pro Forma Financial Data."

  The Company has a diversified base of over 800 customers consisting of all forms of wireless communications providers, operators of private networks and government agencies that include Southern Communications, Nextel, Sprint PCS, PageNet, Motorola, BellSouth Mobility, MobileMedia, Teletouch, Skytel, Pagemart, Federal Bureau of Investigation and Bureau of Alcohol, Tobacco & Firearms. The Company's leases generally range in duration from three to five years and many provide for scheduled minimum rent increases of the greater of a specified percentage (which typically ranges from 3 to 5%) or the change for the relevant period in the CPI.

  The Company is experiencing strong demand for tower rental space fueled by the deployment of new wireless technologies and strong underlying growth in wireless services. The Company believes that "same tower" revenue growth (measured by comparing the Annualized Run Rate Revenue of the Company's towers at the end of a period to the Annualized Run Rate Revenue for the same towers at the end of a prior period), is a meaningful indicator of the Company's ability to generate incremental revenue on such towers. Taking into consideration new leases written as of December 31, 1998, the Company experienced "same tower" revenue growth of approximately 20% for the year ended December 31, 1998 on its base of towers owned as of December 31, 1997. The Company's Annualized Run Rate Revenue as of December 31, 1998 was $44.7 million.

Industry Background

  Communications towers are primary infrastructure components for wireless communications services such as cellular, paging, PCS, SMR, wireless data transmission and radio and television broadcasting. Wireless communications companies require specialized wireless transmission networks in order to provide service to their customers. Each of these networks is configured specifically to meet the coverage requirements of the particular carrier and includes transmission equipment such as antennae, transmitters and receivers placed at various locations throughout the covered area. These locations, or communications sites, are critical to the operation of wireless communications networks and consist of towers, rooftops and other structures upon which such equipment may be placed. Wireless communications providers design their network and select their communications sites in order to optimize available frequencies relative to their projected usage patterns, topography and service requirements.

 The Wireless Communications Industry

  The wireless communications industry is growing rapidly as: (i) consumers become increasingly aware of the uses and benefits of wireless communications services; (ii) the costs of wireless communications services decline; and
(iii) new wireless communications technologies continue to be developed. Changes in U.S. federal regulatory policy have led to a significant increase in the number of competitors in the wireless communications industry, most recently through the auction of radio spectrum for PCS. This competition, combined with an increasing reliance on wireless communications services by consumers and businesses, has increased demand for higher quality networks characterized by uninterrupted service and improved coverage. As new carriers build out their networks and existing carriers upgrade and expand their networks to maintain their competitiveness, the demand for communications sites is expected to continue to increase dramatically.

  The wireless communications industry is comprised of the following segments:

 . Cellular--Currently each market in the United States has two cellular operators. Cellular networks consist of numerous geographic "cells" in which frequencies are reused every few miles. Each cell includes a communications site which includes transmission equipment generally residing on a wireless communications tower. According to industry publications, as of June 30, 1997 there were 48.7 million wireless telephone subscribers in the United States, representing a 27.5% growth rate over the prior 12 months, and an overall penetration of approximately 18.0%. In addition, as the cellular market migrates from an analog based transmission technology to a digital based transmission technology, demand is expected to increase as prices decline. In order to increase network capacity and improve service quality, cellular carriers are re-engineering their networks to have smaller and more numerous cells. While historically cellular operators have generally built their own towers, the growing demand for tower space and restrictions on new tower construction are making rental towers an increasingly important component of their transmission networks.

  The following illustrates the growth in the United States' wireless communications industry from 1987 to 1998.

    [BAR CHART SHOWING GROWTH IN THE UNITED STATES' WIRELESS COMMUNICATIONS
                           INDUSTRY BY SUBSCRIBERS.]
                            US Wireless Subscribers
                               Total Subscribers

                             June 1985 - June 1998
                             ---------------------

                               1985      203,600
                               1986      500,000
                               1987      883,778
                               1988    1,608,697
                               1989    2,691,793
                               1990    4,368,686
                               1991    6,380,063
                               1992    8,892,636
                               1993   13,067,318
                               1994   19,283,306
                               1995   28,154,414
                               1996   38,196,466
                               1997   48,705,563
                               1998   60,831,431

 . PCS--PCS is an emerging wireless communications technology competing with cellular that offers a digital signal that is clearer and offers greater privacy than typical analog cellular systems. Up to six PCS licenses have been issued by the FCC in each market (versus two for cellular). PCS system construction began in 1995, and due to their small cell size, PCS companies are expected to be substantial users of tower space. According to industry publications, there were approximately 2.2 million PCS subscribers in the United States as of December 31, 1997. The Personal Communications Industry Association ("PCIA") estimates that on December 31, 1997 there were approximately 45,000 antennae sites (cellular and PCS) in the United

   States. PCIA estimates that this number will increase by approximately 100,000 additional antennae sites over the next 10 years. While some of these sites may use existing towers, it is expected that a large number of new towers will be required for the deployment of PCS networks. As an example, PrimeCo, Aerial and Sprint PCS are currently building out PCS systems in the Company's target region and are co-locating their equipment on many of the Company's rental towers, as opposed to constructing their own towers.

 .  Paging--Paging has also enjoyed dramatic growth over the last ten years.
   According to industry publications, there were 49.8 million pagers at the end of 1997, representing an average annual growth rate of 26.8% since 1992. This growth was spurred by declining prices, wider coverage and increasing expansion into the consumer market. While network construction by the paging industry appears to be reaching a certain level of maturity, the increased number of subscribers is expected to require utilization of additional channels and related transmitter equipment. Utilization of these additional channels will result in additional revenue on rental towers. Paging companies have historically relied heavily on rental towers and are expected to continue to do so.

 . SMR / ESMR--SMR companies provide two-way radio communications for primarily commercial purposes, especially fleet vehicles. Two-way private business radio is used primarily for businesses engaged in dispatching personnel or equipment to work sites and includes construction and trucking companies, courier services, hospitals and taxicabs. Each service provider holds an FCC radio license that allows it to transmit over a particular frequency, and most lease space on a local tower for transmission purposes. As a result of advances in digital technology, some wireless communications providers have begun to design or modify networks that utilize SMR frequencies by deploying advanced digital technologies called ESMR. ESMR increases the capacity of radio networks allowing more efficient use of allocated frequencies. These efficiencies and improvements allow ESMR to provide wireless telephone service that can compete more effectively with cellular and PCS. As more commercial users are attracted to such enhanced services, the demand for tower space to support such usage also continues to increase. Nextel and Southern Communications are the leading ESMR providers in the United States.

 . Government Agencies--Federal, state and local government agencies are major users of wireless communications services and typically operate their own dedicated frequencies. These government agencies, in certain circumstances, often find it easier to lease rather than own tower space. As new technologies are developed in law enforcement, emergency and other government services, various municipalities and government agencies are becoming more significant users of wireless communications services. Examples of government customers of tower space include the Federal Bureau of Investigation, U.S. Coast Guard, U.S. Secret Service and various municipal agencies.

 . Broadcast and Wireless Cable--Broadcasters transmit AM/FM radio signals and VHF and UHF television signals in order to obtain the broadest, clearest coverage available. A broadcast station's coverage is one of the primary factors that influences the station's ability to attract advertising revenue. Once a tower location is chosen, broadcasters rarely change sites due to complex regulatory requirements, high switching costs and business disruption. The U.S. broadcasting industry is generally mature with respect to demand for transmission tower capacity. However, a significant increase in demand for tower capacity may occur when digital spectrum is used to deliver high definition television ("HDTV") or digital multi-casting, i.e., multiple "normal" definition television channels. In addition, wireless cable television is being developed and positioned as a potentially more accessible alternative to traditional cable television. Wireless cable operates by receiving programming from a satellite which is retransmitted from an antenna on a tower to a receiving antenna on a subscriber's residence. Several wireless cable companies are now in the process of constructing their systems in the Company's region.

 . Emerging Technologies and Availability of FCC Spectrum--Several new entrants in the wireless communications industry are emerging as new technology becomes available and additional radio spectrum is authorized for use by the FCC. For example, Local Multipoint Distribution Service ("LMDS"), has diverse applications including wireless video, telephone, paging and wireless local loop. Wireless local loop

   ("WLL") systems are seen as an alternative to traditional copper and fiber-optic based services with the potential to be implemented more quickly and at lower costs than fixed wireline services. WLL systems provide non-mobile telecommunications services to users by transmitting voice messages over radio waves from the public switched network to the location of the fixed telephone. The installation of WLL systems minimizes the need to obtain right-of-ways and excavate existing roads and infrastructure in order to install or upgrade a local telephone system serving non-mobile telephones. Also, wireless data transmission is widely viewed as being in its infancy as the development of Personal Digital Assistants and a variety of applications are being developed. In addition to private networks, several companies are building national wireless data transmission networks including Motorola's EMBARC system, Nationwide Wireless Network (an affiliate of MTEL), RAM Mobile Data (10% owned by BellSouth), and Racotek's and Geotek's SMR based data networks. Automatic Vehicle Monitoring/Location and Monitoring Services ("AVM/LMS") systems generally require a minimum of three towers to band a coverage area. The Company believes that AVM/LMS service providers will use the band to provide fleet tracking, rail and container transportation monitoring, security and access control, etc. Other new developments including the auction of 220 and 450 Megahertz spectrum are expected to increase available radio spectrum for commercial applications.

  These recent developments in the wireless communications industry indicate continuing opportunities for the tower rental industry. Industry analysts project rapid and continued growth in the major wireless communications industry segments and these projections all share a common outcome: more equipment needs to be installed on a limited supply of towers.

 The Tower Rental Industry

  A typical tower consists of a compound enclosing the tower and an equipment shelter which houses a variety of transmitting, receiving and switching equipment. There are three types of towers: (i) guyed; (ii) self-supporting lattice; and (iii) self-supporting monopole. Guyed towers gain their support capacity from a series of cables attaching separate levels of the tower to anchor foundations in the ground. A lattice model is usually tapered from the bottom up and can have three or four legs. A monopole is a tubular structure that typically accommodates fewer customers and may be used as a single purpose tower or in locations where there are space constraints or a need to address aesthetic concerns. Self-supporting towers typically range in height from 50-200 feet for monopoles and up to 1,000 feet for lattices, while guyed towers can reach a height of up to 2,000 feet. Different wireless communications technologies require that equipment be located at various heights to optimize signal propagation. As of December 31, 1998, the Company's tower inventory was comprised of 646 guyed, 192 self-supporting lattices and 38 monopoles.

  Wireless communications equipment can also be placed on building rooftops. Traditionally, rooftop sites have been common in urban downtown areas where tall buildings are available and multiple communications sites are required because of high wireless traffic density. Today, rooftop sites are used less for certain types of customers as current technology requirements cause an increasing number of providers to place antennae lower on buildings.

  The value of a rental tower is principally determined by the desirability of its location to customers and the amount of customer equipment installations that it can support. Several customers may share one tower through "vertical separation" with each type of customer on a different level. While many existing towers were not originally built with the capacity to support multiple customers, these towers can often be upgraded to support additional equipment.

  Historically, wireless communications providers and broadcasters built, owned and operated their own towers, which were typically constructed and designed for their exclusive use. As recent technologies emerged, the original equipment on many of these towers became obsolete, resulting in these towers becoming available for other uses, and in some cases, for acquisition. For example, fiber optic cables have largely replaced transmission traffic traditionally carried by wireless microwave networks. The paging and SMR industries were traditionally owned by local or regional companies which constructed their own networks and transmission towers. As these industries consolidated over the past ten years, the acquiring companies typically purchased the radio licenses and subscriber leases and entered into lease agreements with the original tower owner. Wireless communications providers today are generally more focused on developing their subscriber base and relatively less focused on building and owning tower networks. An opportunity to acquire towers arose as a result of these developments.

  During the mid-to-late 1980s, a number of independent tower owners began to emerge, marking the beginning of the tower rental industry. These independent tower owners focused on owning and managing towers with multiple customers by adding customers to existing and reconstructed towers. The Company believes the majority of these tower operators were individuals with a small number of local rental towers offering very limited coverage areas. In the last three years, several larger independent tower owners have emerged as demand for wireless communications services continued to grow and as additional high frequency licenses were awarded for new wireless communications services (including PCS, narrowband paging and LMDS) each requiring networks with extensive tower infrastructure. As the demand for towers has been increasing, there has been a growing trend by municipalities to slow the proliferation of towers. These trends have contributed to a growing need for towers that can accommodate co-location of wireless communications providers. In this regard, an opportunity to acquire towers and lease space to multiple wireless communications providers was created.

The Pinnacle Approach to the Tower Rental Industry

  As a result of the recent developments in the wireless communications industry and the highly fragmented nature of the tower rental industry, the Company's founders recognized a significant opportunity to consolidate strategically located wireless communications towers and enhance rental revenue on those towers. In particular, the Company's founders developed a strategy of acquiring clusters of towers that would provide strong positions in selected, high growth wireless communications markets in the Southeastern United States.

 Business and Growth Strategy

  The Company's objective is to create substantial value from both its position as the leading provider of wireless communications rental tower space in the Southeastern United States and its expansion into additional wireless communication markets. In order to achieve this objective, the Company has designed and implemented a three-tiered growth strategy that focuses on:
(i) increasing revenue yield per tower through aggressively marketing available rental space; (ii) continuing acquisitions of towers in key markets; and (iii) implementing a selective tower construction program designed to complement its acquisition strategy. However, there can be no assurance that the Company will successfully implement its strategy and achieve its objective.

 I. Marketing and Development Strategy

  The Company aggressively markets rental space on its towers to capitalize on the operating leverage of its business. The Company's customers are generally responsible for the installation of their own equipment and the incremental utility costs associated with that equipment. In addition, adding customers to an existing tower does not result in increased monitoring, maintenance or insurance costs. Accordingly, when customers are added to an existing tower, additional revenue can be achieved at low incremental costs, thereby yielding increased cash flow margins. The key elements of the Company's marketing and development strategy include the following:

 . Offer Strategically Located Clusters of Towers. By owning and assembling clusters of towers in high growth regions, the Company believes it is able to offer its customers the ability to rapidly and efficiently fulfill the network expansion plans across a particular market or region, which the Company believes provides it with a significant competitive advantage.

 . Target a Diversified Customer Base. The number of antennae a tower can accommodate varies depending on the type of tower (self-supporting monopole, guyed, self-supporting lattice), the height of the tower and the nature of the services provided by such antennae. The substantial majority of the Company's towers are self-supporting lattice and guyed towers that can support a large number of antennae and therefore enable the Company to market its tower space to a diverse group of wireless communications providers.

 . Leverage Customer Relationships. The Company believes it has established a reputation among its customers as a highly professional and reliable tower space provider. This has been achieved through ongoing investment in the development of relationships at multiple levels of customer organizations. The Company believes that important factors in generating interest in its towers are the customer's awareness of the quality of a particular site, the ease of doing business with one lessor, the location of other Company-owned towers and the Company's ability to construct new towers.


 . Track FCC Filings. All FCC licensees must file applications for site locations. As part of a disciplined approach to acquisitions and new tower construction activities, the Company tracks these filings, which provide market intelligence as to existing wireless communications providers' build-out plans and new market entrants.

 II. Acquisition Strategy

  Ownership of rental towers in many parts of the United States remains highly fragmented, although the consolidation of tower ownership has begun to accelerate as larger independent owners acquire small local owners in certain regions. The Company believes that its acquisition strategy has allowed it to achieve the highest density of towers across nine states located in the Southeastern United States, which the Company believes provides it with a significant competitive advantage.

  The Company believes that growth through acquisition is an attractive strategy because it allows the Company to: (i) choose the location of its towers in key urban and other desired locations; (ii) acquire towers with existing tenants and the capacity to add multiple, additional tenants; (iii) not seek build-to-suit mandates from customers, which may result in towers being built in unprofitable locations; and (iv) lower its risk as cash flow from existing tenants is predetermined and immediate.

  The Company's acquisition strategy continue to focus on: (i) rapidly acquiring towers in key markets as a means to quickly gain critical mass, thereby discouraging other tower consolidators from entering its markets; (ii) completing follow-on acquisitions to enhance its coverage in selected wireless communications markets; and (iii) penetrating new markets as a platform for future growth. In executing its acquisition strategy, the Company generally targets strategically located individual towers or small groups of towers. The Company's focus on individual towers or small groups of towers, however, does not preclude potential acquisitions of a large number of towers in a single transaction. The Company's completion of the Southern Towers Acquisition (201 towers) in March 1998 and the MobileMedia Acquisition in September 1998 (166 towers) are two of the largest acquisition transactions in the industry to date. Since commencing operations in 1995 and through December 31, 1998, the Company completed the acquisition of 799 towers in 210 separate transactions. Subsequent to December 31, 1998 and prior to January 18, 1999, the Company acquired an additional tower. As of January 18, 1999, the Company had agreements or letters of intent to acquire 135 towers.

  The Company conducts extensive due diligence prior to consummating an acquisition, leveraging what the Company believes to be its competitive advantage in terms of its experience in, and knowledge of, the tower rental industry. Of the Company's 108 total employees as of December 31, 1998, 25% are dedicated to completing acquisitions. The Company utilizes 10 full-time tower buyers, who spend substantially all of their time in the field identifying, evaluating and generating acquisition opportunities for the Company. The Company uses a standardized process that it has developed to ensure that acquisitions are evaluated, documented and rapidly processed. In order to execute and ensure the integrity and quality of this process, the Company utilizes outside independent professionals to verify certain accounting, legal and engineering data. The Company believes that this approach has proven effective in permitting the Company to more accurately predict the performance of acquired assets and reduce the risks associated with the Company's acquisitions. However, acquisitions involve a number of potential risks, including the potential loss of customers and unanticipated events or liabilities. Because of such risks, there can be no assurance that the Company will be able to successfully implement its acquisition strategy. See "Risk Factors--Dependence on Acquisitions; Integration of Acquisitions."

  The key elements of the Company's acquisition strategy are set forth below:

 . Target High Growth Wireless Communications Markets. The Company targets population centers and key transportation corridors in wireless communications markets where there is evidence of high potential growth. The Southeastern United States is attractive because of its relatively high population and economic growth rates with 4 of the top 10 fastest growing cities in the United States located in this region, according to the U.S. Census Bureau. In addition, according to the U.S. Census Bureau, the population growth rate in Florida for the three years ending July 1, 1997, was 5.0%, nearly double that of the overall rate of 2.8% for the United States. Within the Southeastern United States, the Company has established strong market positions in densely populated areas such as Atlanta, Birmingham, New Orleans, Orlando and Tampa. The MobileMedia Acquisition provided the Company with strong market positions in Knoxville, Mobile and Nashville, as well as towers in Southern California and New England that provide the Company a base for penetrating these attractive wireless markets. The Company has also established strong market positions along key transportation corridors in the Southeastern United States.

 . Focus on Compatibility with Existing Tower Network. The Company considers many factors when evaluating a potential acquisition. In particular, the Company considers whether an acquisition will, when combined with existing tower inventory, result in the Company owning a cluster of towers in a given area, thereby providing the Company with a stronger market position and competitive advantage. The Company also considers whether the towers in a particular acquisition meet demand for enhanced coverage that has been previously identified by customers. In some instances, the Company may acquire, as part of a group of towers being purchased, an individual tower which falls outside of normal acquisition parameters. Such acquisitions occur only when the Company has determined that the overall transaction is attractive. The MobileMedia Acquisition and the Southern Towers Acquisition expanded the Company's presence to contiguous markets in the Southeastern United States.

 . Employ a Disciplined Valuation Process. The Company seeks to acquire towers that have existing cash flow and identified potential for significant future cash flow growth from additional tenants. For each potential acquisition, the Company reviews the current population coverage of each tower to be acquired, the nature and quality of the existing and potential customer base, coverage of current and future major transportation corridors and the location and desirability of competing towers. The
   Company also makes an assessment of potential cash flow growth and estimates whether additional capital expenditures will be required to add capacity to accommodate future growth.

  Consistent with the Company's acquisition criteria and strategy of accumulating clusters of towers in regions that are highly attractive to wireless communications providers, the Company has recently completed the following major acquisitions:

  Southern Towers Acquisition. In March 1998, the Company acquired 201 towers from Southern Communications for approximately $83.5 million plus fees and expenses. Southern Communications is a subsidiary of Southern Company, one of the largest utility holding companies in the United States and an ESMR provider. Substantially all of the towers, which are located in Georgia, Alabama, Mississippi and Florida, were constructed within the past four years.

  The Southern Towers Acquisition represented an attractive opportunity to significantly accelerate the achievement of the Company's goal of becoming the leading provider of rental tower space in the Southeastern United States.

  In connection with the Southern Towers Acquisition, the Company entered into leases with Southern Communications and its affiliates to provide tower space for their ESMR network. The leases provide for an initial ten-year term with five optional renewal periods of five-years each exercisable at the customer's option on the same terms as the original leases (the "Southern Communications Leases"). In addition, the Company has entered into an option agreement with Southern Communications whereby Southern Communications may require the Company to use commercially reasonable efforts to supply, acquire or construct an additional 80 towers for rental by Southern Communications or its affiliates. The Company has initiated construction on approximately half of the tower opportunities presented by Southern Communications to date. The Company evaluates these opportunities with respect to the towers' potential strategic fit with the Company's existing tower portfolio and ability to capture additional third party tenants.

  Prior to the acquisition, these towers, which had only a limited number of third party tenants, were principally for the use of Southern Communications and its affiliates. The towers were generally constructed with capacity significantly exceeding Southern Communications' specific capacity requirements. Accordingly, the Company believes that there is substantial potential for additional revenue from these towers. Since the closing of the Southern Towers Acquisition, the Company has already experienced significant interest from potential customers in the towers and has negotiated new leases totaling approximately $724,000 in annualized lease revenue.

  MobileMedia Acquisition: In September 1998, the Company acquired 166 towers from MobileMedia and its affiliates for approximately $170.0 million. Subsequent to its announced merger with Arch Communications, Inc., MobileMedia will be the second largest paging company in the United States.

  The MobileMedia Acquisition represented an attractive opportunity to acquire towers that (i) further strengthened the Company's tower portfolio in certain existing markets, (ii) provided entry into geographically contiguous markets and (iii) expanded the Company's operations into new markets in Southern California and New England.

  In connection with this acquisition, the Company entered into a lease arrangement to provide rental tower space to MobileMedia Communications, an affiliate of MobileMedia (the "Master Lease"). The Master Lease provides for an initial 15 year noncancellable term with one five-year renewal period, exercisable at the option of the lessee. Under the Master Lease, MobileMedia Communications secured tower space for its currently existing 683 transmitters on the acquired towers at a monthly rental rate of $1,300 per transmitter or $888,000 per month. The monthly rental rate reflects (i) current pricing available to other customers of the Company for similar equipment configurations, (ii) the request of MobileMedia that the rental rate be fixed and not subject to escalation during the initial lease term, (iii) the ability of MobileMedia Communications to transfer its existing transmitters on the 166 towers to the Company's other towers and (iv) the reservation of space to accommodate the full complement of equipment necessary for the deployment of MobileMedia Communications' two-way paging services.

  In connection with the Master Lease, the Company has also given MobileMedia Communications the right to a defined pricing discount for additional tower space on the Company's tower portfolio, which, MobileMedia Communications may lease in the future as it continues to expand its paging network. The Company believes this favorable pricing arrangement may benefit the Company in two ways. First, the Company is positioned to benefit from additional revenues for new sites required by MobileMedia Communications as its network expands. Second, as MobileMedia Communications continues to rationalize its network, it will need to eliminate redundancy of transmitter systems at certain towers and will therefore need to relocate these transmitters on new towers, many of which may be provided by the Company. The Company believes that this discount arrangement is an incentive for MobileMedia Communications to utilize the Company as a preferred provider of rental tower space for new tower locations it may require in the future.

  The acquired towers had previously only been marketed on a limited basis, despite the fact that they are predominantly either self-supporting or guyed towers capable of supporting multiple tenants. The Company believes these towers are attractively located and therefore highly marketable to a diverse group of additional wireless communications providers. Further, the location of these towers enhances and strengthens the Company's existing portfolio of towers in the Southeastern United States and, with respect to the towers in Southern California and New England, provides the basis for penetrating these new markets. Since the closing of the MobileMedia Acquisition, the Company has already experienced significant interest from potential customers in the towers and has negotiated new leases totaling $305,000 in annualized lease revenue.

Additionally, when acquired, the towers had existing third party tenants that generated annual revenue of approximately $2.2 million.

 III. New Tower Construction Strategy

  An additional element of the Company's growth strategy is to selectively construct new towers in and around major markets in which it already has a presence in order to enhance coverage in existing markets. In addition, the Company intends to pursue new build opportunities in order to expand capacity or otherwise improve already existing sites. In both cases, the Company adheres to its own requirements of return on invested capital. The Company does not engage in speculative construction projects or large scale build-to-suit projects. During 1997 and 1998, the Company constructed 22 and 47 towers, respectively. As a result of opportunities generated through its marketing efforts, the Company estimates that it will identify 80 to 100 new tower build opportunities over the next 12 months. As of December 31, 1998 16 new towers were under construction by the Company and there were in excess of 100 additional tower projects in various stages of development. There are, however, risks associated with new development and tower construction. Because of such barriers, there can be no assurance that the Company's new tower construction strategy will be successful. See "Risk Factors--Barriers to New Construction." The elements of the Company's tower build program include the following:

 . Disciplined Build Selection Criteria. Through its sales and marketing efforts, the Company seeks to identify suitable tower construction sites based on information obtained from wireless communications providers regarding their network construction plans. The Company carefully evaluates such plans to meet customer requirements, which may result in selling space on an existing tower, acquiring an existing tower, augmenting an existing tower or constructing a new tower. Once such opportunities are identified, the Company acts quickly to select only those opportunities which are financially attractive. Tower construction is only initiated after at least one anchor customer is identified and after the Company has determined, based on market research, that the capital outlay for the construction project would generate returns that exceed the Company's minimum required return on invested capital.

 . Rapid Construction/Build Implementation. After identifying an attractive construction opportunity, the Company moves quickly to: (i) secure access to the site by either purchasing or entering into a long-term lease for a parcel of land; (ii) select the appropriate type of tower based on structural capacity needs; (iii) initiate sales and marketing efforts to rent space on the tower; and (iv) complete the necessary steps to obtain zoning approvals and building permits. The Company acquires tower structures from a variety of vendors and oversees the construction of the tower by hired sub-contractors.

Company Strengths

  The Company believes its business is characterized by the following strengths:

 . Exclusive Focus on Tower Rental Business. The Company exclusively focuses on the rental of wireless communications tower space as opposed to other aspects of the tower industry such as site acquisition services, tower construction services and ancillary services. Furthermore, the Company does not engage in large scale build-to-suit programs, preferring instead to focus on its core acquisition strategy and complimentary selective construction strategy designed to enhance coverage in targeted markets. The Company believes that by focusing on this sector of the tower industry, it can earn the highest risk adjusted return on invested capital.

 . Disciplined and Efficient Acquirer of Tower Assets. At December 31, 1998 the Company had a network of approximately 801 towers (excluding one tower acquired subsequent to December 31, 1998, and 135 towers to be acquired pursuant to probable acquisitions), geographically clustered in the Southeastern United States as well as 75 towers located in Southern California and New England. The Company's proven acquisition process identifies towers that typically have an established foundation of existing cash flow and are geographically complementary to its existing portfolio. The Company has demonstrated the ability to identify and successfully negotiate the purchase of what it believes to be value enhancing tower acquisitions.

 . Ability to Successfully Increase Tower Rental Revenue. The Company's aggressive marketing efforts to all major wireless communication providers has resulted in the signing of a significant number of new tenants over the last three years. Additional tenants increase the operating leverage of the Company's portfolio and generally increase the Company's overall cash flow margins. In order to measure the revenue growth performance of acquired towers, the Company tracks the cumulative increase in monthly revenue from towers acquired during different periods. The Company has generated a cumulative increase in total monthly revenues for the 29 towers acquired in 1995 of approximately 133% through December 1998. In addition, the 119 towers acquired in 1996 and the 134 towers acquired in 1997 have generated cumulative increases in total monthly revenues of approximately 68% and 14%, respectively through December 1998.

    In addition to the above strengths, the Company believes that its business will be characterized by the following:

 . High Cash Flow Margins with Significant Operating Leverage. The Company's towers are fixed-cost assets with minimal variable costs associated with revenue from leasing available space to additional or existing customers, as each customer generally assumes the costs of installation, utilities and equipment maintenance. Accordingly, the Company can generate increasing operating margins when new customers are added, resulting in high incremental free cash flow. For the year ended December 31, 1998, the Company's Tower Level Cash Flow Margin was 80.7%.

 . Consolidation Opportunities in a Highly Fragmented Industry. The tower rental industry remains highly fragmented, with few independent operators owning a large number of towers. The pace of consolidation has begun to accelerate, however, as the larger independent operators continue to acquire small local or regional operators and purchase communications sites and related assets from wireless communications carriers. The Company further believes that significant opportunities for growth exist in this current industry environment and that it is well-positioned to continue to be a significant consolidator of towers. Since commencing operations in May 1995, through December 31, 1998, the Company has successfully completed 210 acquisitions through which it has acquired 799 towers.

 . Attractive Growth Prospects. According to industry publications, as of December 31, 1997, penetration for wireless services was approximately 21.0% and is projected to grow to 53.0% by 2007. The Company's rental towers provide basic infrastructure components for all major wireless communications services, including cellular, PCS, paging, two-way radio, broadcast television, microwave, wireless data transmission and SMR customers. As a result, the Company believes that it can achieve a level of growth in its tower rental revenue that will in general reflect the growth of its customer base over the next several years.

 . Stable and Predictable Cash Flow. The Company believes that it benefits from the long-term contract nature of its tower rental business and the predictability and stability of monthly, prepaid and recurring revenue. The Company generally leases space on its towers to wireless communications providers under three- to five-year leases. In addition, many of the Company's leases provide built-in annual rate increases of the greater of a specified percentage (which typically ranges from 3 to 5%) the change for the relevant period in the CPI. Furthermore, because a significant proportion of tower rental revenue is received from customers that are large companies and because towers provide a basic utility-like service (which can be terminated by a tower owner if rent is not paid), the Company generally experiences low levels of bad debt expense. In addition, the Company has a broad representation of wireless communications providers and underlying technologies reflected in its customer base of over 800 customers, which the Company believes enhance the stability and predictability of its cash flow.

 . Barriers to Entry. Towers are subject to a variety of federal and local regulations that make the construction of towers difficult and increase the time and expense associated with their construction, especially in highly populated or high transmission areas. As a result, the Company believes that in areas where it has established a critical mass of rental tower inventory, construction of alternative towers will be less attractive to others due to the likelihood of lower returns on those towers. Wireless communications providers seeking to construct their own proprietary, limited use towers face continued opposition by municipalities, which are reducing the opportunities for such new towers to be built and supporting the trend toward co-location on rental towers.

 . Low Customer Churn. The tower rental industry typically experiences low customer churn as a result of the high relocation costs incurred by customers. When customers enter into long-term contracts for tower space, those customers generally make significant capital and network engineering commitments to the related site. The time and costs associated with network reconfiguration and obtaining FCC and municipal or local approval may also discourage customer relocation. The Company believes that the high levels of commitment made by its customers benefit the Company in the form of recurring and highly predictable revenue stream. The Company experienced customer churn of approximately 1.0% per annum for the twelve month period ended December 31, 1998.

Company Operations

  Through its centralized management structure, the Company is designed to be an efficient consolidator and operator of rental towers. This is reflected in the methods and processes that the Company employs in managing its day-to-day operations, including the rapid integration of acquisition, tower construction and sales and marketing data into the Company's proprietary management information systems. This approach ensures that tower management is coordinated across the Company's functional areas and that such information is accurate, timely and easily available. The Company has invested heavily in its information systems and believes that its investments in these areas will accommodate significant additional growth. As the Company seeks to expand its size, it will continue to evaluate the need to supplement its current workforce.

  The key components of the Company's operations include: (i) effective integration of tower assets into the Company's existing portfolio; (ii) ongoing monitoring of the Company's portfolio of tower assets; and
(iii) customer sales and support.

  Integration. The pace and level of activity which characterize the Company's acquisition, construction and marketing strategies create certain operational challenges including the efficient integration of the due diligence data and other accounting, legal, regulatory, real estate, engineering and lease information. In response to these challenges, two years ago the Company committed substantial resources to the development of its proprietary management information systems to accommodate the Company's overall acquisition, construction and marketing strategies. As a result, the Company has developed the capability to rapidly integrate new acquisitions and tower construction activity and initiate sales and marketing efforts immediately upon closing or completion.

  Ongoing Monitoring. The Company's operations personnel perform routine, ongoing monitoring to ensure the maintenance of accurate data with regard to the Company's tower inventory. Such inventory management includes radio frequency audits and regulatory compliance. The Company seeks to maintain accurate information with regard to customers' equipment that is installed on its towers. The Company believes that this area is overlooked by many rental tower owners, resulting in erroneous information about the availability of tower space and certain existing customers using more capacity than is reflected in their lease. To minimize such errors, the Company conducts radio frequency audits and matches each customer's equipment (which includes base stations, frequencies, coaxial lines and antennas) to those allowed under the customer's lease. Discrepancies are identified and customers are informed of required modifications to the lease terms in order to provide for additional rent. In addition, the Company utilizes this information to facilitate future capacity calculations and predict where and when capital expenditures may be required to provide additional space to new customers. Regulatory compliance and respect for the needs of the communities in which the Company operates are essential to the Company as well as to its customers. Operations personnel ensure that all sites are in compliance with all FAA and FCC regulations and other local requirements. Regulatory data is integrated into the Company's management information systems and is provided to current and potential customers as part of equipment installation support efforts.

  Customer Sales and Support. The Company's customer sales support group is dedicated to responding to the needs of current and potential customers. Support is offered to customers in connection with assessing a selected tower's capacity, determining the potential for radio frequency interference from new equipment and providing required documentation as to ownership and other property issues. This service function seeks to facilitate the customer's decision to initiate installation on the Company's tower and, the Company believes, has enhanced the Company's reputation as a full-service and responsive provider of rental tower space.

Customers and Customer Leases

  As of December 31, 1998, the Company had over 4,200 separate tower space leases. The Company has a diversified base of over 800 customers. MobileMedia Communications and certain of its affiliates and Southern Communications and certain of its affiliates would have accounted for approximately 24% and 11% of the Company's revenues, respectively, for the year ended December 31, 1998 on a run rate basis. See "Risk Factors--Customer Concentration."

  The Company has a diverse mix of customers representing the various technologies and segments of the wireless communications industry. As a result, the Company believes it is not dependent on any one segment of the wireless communications industry for future revenue growth. The following is a summary of the Company's Annualized Run Rate Revenue by customer type and approximate percentage of revenue derived therefrom as of December 31, 1998:

                                                                   Percentage of
   Customer Type                                                      Revenue
   -------------                                                   -------------
   Paging.........................................................       43%
   SMR............................................................       18
   2-Way Services.................................................       14
   PCS............................................................       11
   Cellular.......................................................        5
   Broadcasting...................................................        4
   Government.....................................................        4
   Data...........................................................        1
                                                                        ---
     Total........................................................      100%
                                                                        ===

  In connection with the Southern Towers Acquisition, the Company and Southern Communications entered into leases providing that Southern Communications or one of its affiliates would be a customer on each of the 201 towers acquired. Under the Southern Communications Leases, Southern Communications and its affiliates pay annual initial aggregate rents of $5.5 million. The leases have initial terms of ten years with five optional renewal periods of five years each exercisable at the customer's option on the same terms as the original leases. Southern Communications has also indicated a desire to lease space on these towers in addition to the space covered by the leases referred to above. The Company also entered into a 10 year option agreement with Southern Communications whereby Southern Communications may require the Company to use commercially reasonable efforts to supply, acquire or construct an additional 80 sites within Alabama, Florida, Georgia or Mississippi at locations designated by Southern Communications, for rental of sites thereon by Southern Communications or its affiliates. Any of these additional sites would be rented under the same terms as the original leases of the 201 towers described above.

  In connection with the MobileMedia Acquisition, the Company entered into the Master Lease with affiliates of MobileMedia leasing the "site spaces" at the towers that were previously utilized by MobileMedia and its affiliates for the installation and operation of transmitter systems. The Master Lease has a 15 year term with one five-year renewal term exercisable at the option of the lessee. Rent under the Master Lease during the initial 15 year term is $1,300 per month per site space. During the renewal term, rent will be determined based on then existing market rental rates.

Properties

  The Company both owns and leases the real property upon which its towers are located. As of December 31, 1998, the Company owned 542 towers on parcels of real estate that are leased and 302 towers on parcels of real estate that are owned. Additionally, the Company currently manages 32 tower sites.

  The following is a summary of the Company's sites by state, as of December 31, 1998:

                                              Number      Number       Total
                                             of Tower    of Tower    Number of
   State                                   Sites Leased Sites Owned Tower Sites*
   -----                                   ------------ ----------- ------------
   Florida................................      92           71         181
   Georgia................................      67           80         147
   Alabama................................      81           31         113
   Louisiana..............................      60           15          75
   Tennessee..............................      32           25          68
   Mississippi............................      42           15          58
   North Carolina.........................      39           12          51
   California.............................      29           12          41
   Texas..................................      20           12          32
   South Carolina.........................      18            9          27
   Virginia...............................      17            2          19
   Maryland...............................      13            0          13
   New Hampshire..........................       3            6           9
   Washington.............................       8            0           8
   New York...............................       2            4           7
   Arkansas...............................       4            2           6
   Rhode Island...........................       1            4           5
   Maine..................................       2            1           3
   Ohio...................................       2            0           2
   Connecticut............................       2            0           2
   New Mexico.............................       2            0           2
   Massachusetts..........................       2            0           2
   Wisconsin..............................       1            0           1
   Michigan...............................       1            0           1
   New Jersey.............................       0            1           1
   Delaware...............................       1            0           1
                                               ---          ---         ---
     Total................................     542          302         876
                                               ===          ===         ===

* Includes 32 tower sites managed by the Company.

  The Company believes it has effectively executed its strategy to accumulate clusters of towers in designated market areas especially with respect to certain urban areas within its targeted region. For example, as of December 31, 1998, the Company had 39 towers in the Orlando, Florida market, 38 towers in the Atlanta, Georgia market, 46 towers in the Birmingham, Alabama market, 37 towers in the Tampa/Sarasota, Florida market and 28 towers in the New Orleans, Louisiana market.

  In rural areas, a tower site typically consists of a three to five acre tract that supports the tower, equipment shelter and guy wires that stabilize the tower. Less than 2,500 square feet are needed for a self-supporting tower that is typically used in metropolitan areas. Leases generally have 10 to 25 year terms, with options for the Company to renew the leases for an average of approximately 10 years. Pursuant to the Senior Credit Facility, the senior lenders have liens on, among other things, tenant leases, equipment, inventory and interests in all real property of the Company on which towers are located or which constitute a tower.

  A significant portion of the ground leases assumed in connection with the MobileMedia Acquisition are subject to renewal within the next five years. In the event that the Company is not satisfied with the renewal terms with respect to such leases, the Company has the right to put back these properties to MobileMedia and

MobileMedia will still be obligated to pay its rent on these properties. The Company may incur significant additional operating expenses in connection with the renewal of such leases. There can be no assurances regarding the extent of such increases or whether such increases could have an adverse effect on the Company's results of operations.

  The Company leases its corporate headquarters in Sarasota, Florida. The aggregate square footage of office space under this lease is approximately 14,000. The lease term ends on September 30, 2000, and rent paid by the Company for its headquarters was approximately $207,000 in 1998. The Company believes that its facilities are adequate for its short-term needs and does not expect difficulty replacing such facilities or locating additional facilities, if needed.

Competition

  The markets in which the Company operates are highly competitive. The Company competes with wireless communications providers who own and operate their own tower networks, site development companies which acquire space on existing towers, rooftops and other sites, other independent tower companies and traditional local independent tower operators. Wireless communications providers who own and operate their own tower networks generally are larger and have greater financial resources than the Company. The Company believes that tower location and capacity, price, quality of service and density within a geographic market historically have been and will continue to be the most significant competitive factors affecting tower rental companies. The Company believes that competition for tower acquisitions will increase and that additional competitors will enter the tower rental market, some of which may have greater financial resources than the Company. See "Risk Factors-- Competition."

Regulatory Matters

  Federal Regulations. Both the FCC and FAA promulgate regulations relative to towers used for wireless communications. Such regulations primarily relate to the siting, lighting and marking of towers. Most proposed antenna structures that are higher than 200 feet above ground level or that may interfere with the flight path of a nearby airport must be studied by the FAA and registered with the FCC. Upon notification to the FAA of a potential new tower or a proposed change in the height or location of certain existing towers, the FAA assigns a number to and conducts an aeronautical study. Upon the finding that a proposed tower, new or modified, does not constitute a hazard to air navigation, the FAA will require certain painting and lighting requirements to be met to maximize the visibility of the tower. All towers subject to the FAA notification process must be registered by the tower owner with the FCC. At FCC registration, the FCC generally requires the painting and lighting requirements of the FAA to be met. Tower owners may also bear the responsibility of notifying the FAA of any tower lighting outage. The FCC enforces the tower painting and lighting requirements. Failure to maintain applicable requirements may lead to civil liabilities. Wireless communications devices operating on towers are separately regulated by the FCC and independently licensed based upon the particular frequency used.

  The Telecommunications Act of 1996 (the "Telecom Act") amended the Communications Act of 1934 to prevent the FCC preemption of local and state land use decisions and preserves the authority of state and local governments over zoning and land use matters concerning the construction, modification and placement of towers, except in limited circumstances. The Telecom Act prohibits any action that would (i) discriminate between different wireless communications providers or (ii) ban altogether the construction, modification or placement of radio communications towers. The Telecom Act requires the federal government to establish procedures to make available on a fair, reasonable and nondiscriminatory basis property rights-of-way and easements under federal control for the placement of new telecommunications services. This may require that federal agencies and departments work directly with licensees to make federal property available for tower facilities.

  All towers must comply with the National Environmental Policy Act of 1969 as well as other federal environmental statutes. The FCC's environmental rules place responsibility on each applicant to investigate any potential environmental effect of tower placement and operations and to disclose any significant effects on the environment in an environmental assessment prior to constructing a tower. In the event the FCC determines the proposed tower would have significant environmental impact based on the standards the FCC has developed, the FCC would be required to prepare an environmental impact statement. This process could significantly delay the licensing of a particular tower site.

  Local Regulations. Local regulations include city, county and other local ordinances, zoning restrictions and restrictive covenants imposed by community developers. These regulations vary greatly, but typically require tower owners to obtain approval from local officials prior to tower construction.

  Environmental Regulation. In addition to the FCC's environmental regulations, the Company is subject to various other federal, state and local health, safety and environmental laws and regulations. The current cost of complying with those laws is not material to the Company's financial condition or results of operations.

Employees

  As of December 31, 1998, the Company had approximately 108 full-time employees, of which 78 work in the Company's Sarasota, Florida headquarters office. None of the Company's employees are unionized, and the Company considers its relationship with its employees to be good.

REIT Status

  The Company has elected, and intends to continue to elect, to be treated as a REIT. A REIT is generally not subject to federal corporate income taxes on that portion of its ordinary income or capital gain for a taxable year that is distributed to stockholders within such year. To qualify and remain qualified as a REIT, the Company is required for each taxable year to satisfy certain requirements pertaining to organization, sources of income, distributions and asset ownership, among others. Among the numerous requirements which must be satisfied with respect to each taxable year in order to qualify and remain qualified as such, a REIT generally must: (i) distribute to stockholders 95% of its taxable income computed without regard to net capital gains and deductions for distributions to stockholders; (ii) maintain at least 75% of the value of the Company's total assets in real estate assets (generally real property and interests therein), cash, cash items and government securities;
(iii) derive at least 75% of its gross income from investments in real property or mortgages on real property; and (iv) derive at least 95% of its gross income from real property investments described in (iii) and from dividends, interest and gain from the sale or disposition of stock and securities and certain other types of gross income. Income tax regulations provide that the term "real property" for the foregoing requirements means land or improvements thereon, such as buildings or other inherently permanent structures thereon, including items which are structural components of such buildings or structures. The Internal Revenue Service (the "Service") has ruled in a revenue ruling that transmitting and receiving communications towers built upon pilings or foundations similar to those of the Company as well as ancillary buildings, heating and air conditioning systems and fencing constitutes inherently permanent structures and are therefore real estate assets. See "Certain Federal Income Tax Considerations" for a detailed discussion of the REIT qualification requirements.

Legal Proceedings

  The Company is from time to time involved in ordinary litigation incidental to the conduct of its business. The Company believes that none of its pending litigation will have a material adverse effect on the Company's business, financial condition or results of operations.

                                  MANAGEMENT

Executive Officers, Directors and Key Employees

  Set forth below is certain information concerning the Company's directors, executive officers and key employees. All of the directors have served as directors of the Company since the Company's inception, except for Steven Day who has served since February 1997.

  Name                       Age                     Position
  ----                       ---                     --------
Robert Wolsey...............  48 Director, President and Chief Executive Officer
James Dell'Apa..............  41 Director, Executive Vice President and Chief
                                 Operating Officer
Steven Day..................  45 Director, Vice President, Secretary and Chief
                                 Financial Officer
David Zahn..................  33 Vice President of Operations
Ben Gaboury.................  47 Vice President of Sales and Marketing
Martin Alvarez..............  44 Chief Information Officer
Andrew Banks................  44 Director
Peni Garber.................  35 Director
Peggy Koenig................  42 Director
Royce Yudkoff...............  43 Director

  Robert Wolsey is primarily responsible for the overall direction of the Company's acquisitions and operations and has substantial experience in consolidating fragmented industries. From 1990 to 1994, Mr. Wolsey, as Chief Executive Officer of Pittencrieff Communications, Inc. ("PCI"), a regional consolidator of SMR operators, spearheaded the acquisition of 28 SMR businesses and related assets (including over 100 towers) for a purchase price of over $30 million. During Mr. Wolsey's tenure at PCI, revenue increased from $100,000 to over $28 million. In June 1993, PCI raised over $74 million in its initial public offering. At the time of Mr. Wolsey's departure from PCI in April 1994, PCI had a market capitalization in excess of $200 million. From 1983 to 1989, Mr. Wolsey, as President of Pittencrieff PLC and a predecessor company, negotiated and acquired over $30 million in oil and gas assets in 16 separate transactions. He has a Bachelor of Science (Honors) degree in Color Physics from the University of Manchester.

  James Dell'Apa is principally responsible for managing the initiation and negotiation of acquisitions. Mr. Dell'Apa has brokered SMR, tower, paging, and two-way businesses since 1991 and has had various levels of involvement with over 250 transactions with a combined valuation of over $650 million. Before his acquisitions work, he was a technical consultant in Washington, D.C. responsible for planning large-scale military networks for government consulting firms, under the employment of Booz Allen & Hamilton and Advanced Technology (later Planning Research Corporation and Black and Decker). Mr. Dell'Apa also worked for Georgetown University's International Law Institute developing long-term, intensive training programs on Negotiation and Policy for Developing Telecommunications Infrastructure for senior level government ministers. He has a law degree from American University in Washington, D.C., a technical Masters degree in Telecommunications from the University of Colorado (Boulder), and a liberal arts/bachelors degree from the University of Northern Colorado.

  Steven Day is primarily responsible for the Company's financial, legal and administrative affairs and for the integration of acquired properties. Mr. Day was a partner in the accounting firm of Price Waterhouse LLP until joining the Company in February 1997. Since 1986, he has been involved with high-growth companies, principally in technology-based industries and, for the last several years, worked with large venture capital and leveraged buyout firms in his role in the Price Waterhouse Mergers and Acquisitions Group. Mr. Day has substantial experience in dealing with companies that have filed initial public offerings. Mr. Day earned a

Masters of Business Administration at Loyola University of Chicago and a Bachelor of Arts degree at the University of West Florida.

  David Zahn is primarily responsible for the ongoing maintenance of the Company's existing tower inventory, new site construction, capacity augmentation and new customer equipment integration. He joined Pinnacle in September 1996. From 1987 to 1996, Mr. Zahn worked for 360(degrees) Communications (formerly Sprint Cellular and Centel Cellular) where he held a variety of positions including Project Manager, Transmission Engineer, Radio Frequency Engineering Supervisor and Traffic Engineering Manager. His most recent management position was Director of Engineering where he was responsible for a $50 million capital program related to the construction of cellular transmission towers and the associated communications network. Mr. Zahn earned his degrees in Bachelor of Science in Electrical Engineering Technology and an Associate in Applied Electronic Communications Engineering Technology from the Milwaukee School of Engineering.

  Ben Gaboury is primarily responsible for the sales and marketing operations of the Company. Mr. Gaboury was employed for 17 years with Motorola Inc. in various sales and sales management positions. Before joining the Company in October 1996, Mr. Gaboury was responsible for planning the strategy that Motorola employed in connection with the build out of its SMR network in New York and the New England area. He then executed the plan to market SMR services as well as related rental towers. Mr. Gaboury holds a Masters Degree from Jersey City State College and a Bachelors Degree from Fairleigh Dickinson University.

  Martin Alvarez is primarily responsible for the Company's Information Technology and Services. Prior to joining the Company in June 1997, Mr. Alvarez was a Senior Manager in the Management Consulting Services division of Price Waterhouse LLP. Mr. Alvarez has been involved with the growth and management of Information Technology and Services at Pinnacle since April of 1996. His experience includes work for a variety of industries that include telecommunications, entertainment, manufacturing, utilities, among other industries. Mr. Alvarez' experience includes management of various technology areas, systems development and implementation, systems programming, effectiveness evaluation and strategic planning. Mr. Alvarez earned his degree in Bachelor of Science in Engineering Science, Computer Science Option from the University of South Florida.

  Andrew Banks is Chairman of ABRY Holdings Inc. Previously, Mr. Banks was affiliated with Bain & Company, an international management consulting firm. At Bain, where he was a partner from 1986 until 1988, he shared significant responsibility for the firm's media practice. Mr. Banks is presently a director (or the equivalent) of DirecTel. Mr. Banks is a graduate of the Harvard Law School, a Rhodes Scholar holding a Master's degree from Oxford University and a graduate of the University of Florida.

  Peni Garber is a principal and secretary of ABRY Partners, Inc. ("ABRY"). She joined ABRY in 1990 from Price Waterhouse LLP where she served as Senior Accountant in the Audit Division from 1985 to 1990. Ms. Garber is presently a director (or the equivalent) of Nexstar Broadcasting Group LLC, Network Music Holdings LLC, Quorum Broadcast Holdings Inc. and Audio Communications Network, LLC. Ms. Garber graduated summa cum laude from Bryant College.

  Peggy Koenig is a partner in ABRY. She joined ABRY in 1993. From 1988 to 1992, Ms. Koenig was a Vice President, partner and member of the Board of Directors of Sillerman Communications Management Corporation, a merchant bank, which made investments principally in the radio industry. Ms. Koenig was the Director of Finance from 1986 to 1988 for Magera Management, an independent motion picture financing company. She is presently a director (or the equivalent) of Connoisseur Communications Partners, L.P., Avalon Cable Holdings LLC and Network Music Holdings LLC. She received her MBA from the Wharton Business School and received an undergraduate degree from Cornell University.

  Royce Yudkoff is President and Managing Partner of ABRY. Previously, Mr. Yudkoff was affiliated with Bain & Company, an international management consulting firm. At Bain, where he was a partner from 1985 through 1988, he shared significant responsibility for the firm's media practice. Mr. Yudkoff is presently a director (or the equivalent) of Quorum Broadcast Holdings Inc., Nexstar Broadcasting Group, LLC, Audio Communications Network, LLC and Metrocall. He graduated as a Baker Scholar from the Harvard Business School and is an honors graduate of Dartmouth College.

Composition of the Board of Directors

  Pursuant to the terms of the Company's Certificate of Incorporation and Bylaws, the Board of Directors has the power to set the number of directors (not less than one nor more than 10) by resolution adopted by the directors of the Company. Each director is elected to serve until the next annual meeting of the stockholders, except in the case of removal or vacancy, and until his successor is duly elected and qualified or until his death or retirement or until he resigns or is removed. Currently, the number of directors is set at seven. The Company intends to maintain at all times at least two independent directors on its Board of Directors.

Committees of the Board of Directors

  Audit Committee. The Company has established an Audit Committee composed of Ms. Garber and Ms. Koenig. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the accountants, reviews the independence of the accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee is also responsible for the review of transactions between the Company and any affiliate or entity in which a Company affiliate has a material interest.

  Compensation Committee. The Company has established a Compensation Committee, consisting of Mr. Yudkoff and Ms. Koenig. The Compensation Committee establishes the compensation of the Company's executive officers. The Compensation Committee also administers the Company's Stock Incentive Plan and determines the amount, exercise price and vesting schedules of stock options awarded thereunder.

  Executive Committee. The Company has established an Executive Committee consisting of Mr. Wolsey, Ms. Koenig and Mr. Yudkoff. The Executive Committee has the authority to act in place of the Board of Directors on all matters which would otherwise come before the Board, except for such matters which are required by law or by the Company's Certificate of Incorporation or Bylaws to be acted upon exclusively by the Board.

  Other Committees. The Board of Directors may establish other committees as deemed necessary or appropriate from time to time.

Compensation of Directors

  All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. Directors who are employees of the Company do not receive any fee in addition to their regular salary for serving on the Board of Directors. Non-employee directors currently do not receive any fee, but will be eligible to participate in the Company's Stock Incentive Plan.

Compensation of Executive Officers

  The following table sets forth information concerning the compensation for each of the last three years for the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers").

                          Summary Compensation Table

                                           Annual Compensation              Long-term Compensation
                                     -------------------------------  ----------------------------------
                                                                              Awards           Payouts
                                                            Other     ---------------------- -----------
                                                            Annual    Restricted Securities              All Other
                                                           Compen-      Stock    Underlying     LTIP      Compen-
Name and Principal Position(a)  Year Salary ($) Bonus ($) sation ($)  Awards ($) Options (#) Payouts ($) sation ($)
------------------------------  ---- ---------- --------- ----------  ---------- ----------- ----------- ----------
Robert Wolsey...........        1998  230,731       --        --           --        --          --         --
 President, Chief               1997  156,000    70,000     6,500(b)       --        --          --         --
  Executive
 Officer                        1996  129,698    30,000       --           --        --          --         --
James Dell'Apa..........        1998  200,000    50,000       --           --        --          --         --
 Executive Vice                 1997  156,248       --        --           --        --          --         --
 President and Chief            1996  128,125    30,000       --           --        --          --         --
 Operating Officer
Steven Day..............        1998  153,808    15,000       --           --        --          --         --
 Vice President,                1997  131,250       --        --        10,000       --          --         --
 Secretary and                  1996      --        --        --           --        --          --         --
 Chief Financial Officer
David Zahn..............        1998  129,453    15,000       --           --        --          --         --
 Vice President of              1997  126,260       --        --           --        --          --         --
 Operations                     1996   36,102       --        --         1,200       --          --         --
Ben Gaboury.............        1998  129,453    15,000       --           --        --          --         --
 Vice President of Sales        1997  126,094       --        --           --        --          --         --
 and Marketing                  1996   31,789       --        --         1,200       --          --         --

-------
(a) See also, "Employment Agreements".
(b) Amount of reimbursement for payment of income taxes.

Employment Agreements

  The Company has entered into employment agreements (the "Employment Agreements") with each of Messrs. Wolsey, Dell'Apa and Day (the "Principal Employees"). The terms of the Employment Agreements are substantially similar. The Employment Agreements provide that each of the Principal Employees will be employed by the Company until his resignation, death or disability or other incapacity, or until terminated by the Company. Under the Employment Agreements, each of the Principal Employees will receive, among other things,
(i) an annual base salary and (ii) other benefits as described in the Employment Agreements (including those provided all employee benefit plans and arrangements that are generally available to other employees). Each of the Employment Agreements includes noncompetition and nonsolicitation provisions restricting the respective employees' ability to engage in activities competitive with the Company for a period of two years following termination of employment. In the event of the termination of an executive, the agreements provide for severance benefits including salary and health plan benefits for periods ranging from six to 18 months.

Stock Options

  There were no stock options granted or exercised during the last fiscal year. The Company currently intends to grant no more than one-half of the options available under its Stock Incentive Plan to its employees during the next twelve months. A significant portion of those options are expected to be granted on or about the date of the consummation of the Offering. The Company currently anticipates that less than one-half of such options granted during such twelve months will be granted to Named Executive Officers and that substantially all such options will have an exercise price no less than the fair market value of the Common Stock on the date of grant.

Stock Incentive Plan

 General

  The Pinnacle Holdings Inc. Stock Incentive Plan became effective July 1, 1998. The Stock Incentive Plan provides for awards consisting of stock option and restricted stock grants ("Awards") to employees, non-employee directors, and other persons who perform services for the Company.

 Administration

  The Stock Incentive Plan is administered by a committee consisting of at least two directors of the Company who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and who are "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated under Section 162(m) of the Code (the "Committee"). The Committee is authorized to select the individuals to whom Awards will be granted, determine the type, size and terms and conditions of Awards, and construe and interpret the Stock Incentive Plan. The Company's Board of Directors may appoint a different committee for the purpose of approving Awards to persons who are not subject to the requirements of Section 16(b) of the Exchange Act and Section 162(m) of the Code.

 Shares

  The maximum number of shares of Common Stock that may be made subject to Awards granted under the Stock Incentive Plan is approximately 3,000,000. In the event of any change in capitalization of the Company, however, the Committee shall adjust the maximum number and class of shares with respect to which Awards may be granted, the number and class of shares which are subject to outstanding Awards and the purchase price therefor. In addition, if any Award expires or terminates without having been exercised, the shares of Common Stock subject to the Award again become available for grant under the Stock Incentive Plan.

 Eligibility

  The Committee may grant Awards to any employee, non-employee director, consultant, advisor or independent contractor of the Company.

 Stock Options

  The Committee is authorized to grant to eligible persons options to purchase a specified number of shares of Common Stock at a stated price per share ("Options"). During any calendar year, the Committee shall not grant to any eligible person Options to purchase more than 1,000,000 shares of Common Stock. An Option may be intended to qualify as an "incentive stock option" ("ISO") pursuant to the Code, or may be intended to be a nonqualified option ("NSO"). The term of an ISO cannot exceed 10 years, and the exercise price of any ISO must be equal to or greater than the fair market value of the shares of Common Stock on the date of the grant. Any ISO granted to a holder of 10% or more of the combined voting power of the capital stock of the Company must have an exercise price equal to or greater than 110% of the fair market value of the Common Stock on the date of grant and may not have a term exceeding five years from the grant date. The exercise price and the term of an NSO shall be determined by the Committee on the date that the NSO is granted.

  Options shall become exercisable in whole or in part by the Optionee on the date or dates specified by the Committee. The Committee may provide that an Option becomes exercisable in installments over a period of years or upon the attainment of stated goals. The Committee, in its sole discretion, may accelerate the date or dates on which an Option becomes exercisable.

  Each Option shall expire on such date or dates as the Committee shall determine at the time the Option is granted. Upon termination of an Optionee's employment with the Company (including by reason of the Optionee's death), each unexercised Option (whether or not then exercisable) shall terminate and be forfeited, except that any such Options which are then exercisable shall remain exercisable for such period after termination of the Optionee's employment as the Committee may have determined at the time the Option was granted. If an Optionee's employment with the Company is terminated for cause (as defined in the Stock Incentive Plan), all of such person's Options shall immediately terminate.

  Payment for shares of Common Stock purchased upon exercise of an Option must be made in full at the time of purchase. Payment may be made in cash or in any other manner as may be authorized by the Committee. Each Option shall be evidenced by a written agreement containing such terms and conditions consistent with the Incentive Plan as shall be established by the Committee.

 Restricted Stock

  The Committee may grant to an eligible person an award of Common Stock subject to future service and such other restrictions and conditions as the Committee may determine ("Restricted Stock"). The Committee will determine the terms of such Restricted Stock, including the price, if any, to be paid by the recipient for the restricted stock, the restrictions placed on the shares and the time or times when the restrictions will lapse, at the time of the granting thereof.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth, as of December 31, 1998, after giving effect to the Recapitalization, information as to the Company's stock beneficially owned by (i) each director of the Company; (ii) each Named Executive Officer;
(iii) all directors and executive officers of the Company as a group; and
(iv) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's capital stock.

                                  Shares Beneficially     Shares Beneficially
                                    Owned Prior to          Owned After the
                                     the Offering            Offering (b)
 Name and Address of Beneficial   ----------------------- -----------------------
           Owner(s)(a)              Number     Percent      Number     Percent
 ------------------------------   ------------ ---------- ------------ ----------
 ABRY II (c)....................     8,196,983     82.0%     8,196,983     27.3%
 Robert Wolsey (d)..............       613,082      6.1        613,082      2.0
 James M. Dell'Apa (e)..........       408,632      4.1        408,632      1.4
 Steven Day (f).................       368,182      3.7        368,182      1.2
 David Zahn.....................        35,717     *            35,717     *
 Ben Gaboury....................        35,717     *            35,717     *
 Andrew Banks (g)...............           550     *               550     *
 Peni Garber....................           550     *               550     *
 Peggy Koenig (h)...............         1,100     *             1,100     *

 Royce Yudkoff (i)..............     8,198,084     82.0      8,198,084     27.3
                                  ------------  -------   ------------  -------
 All directors and executive
  officers as a group
  (10 persons)..................     9,697,273     97.0%     9,697,273     32.3%

--------
 * Indicates less than 1 percent.
(a) The address of all persons in this table is c/o Pinnacle Towers Inc., 1549 Ringling Blvd., Sarasota, Florida 34236.

(b) Assumes no exercise of the Underwriters' over-allotment options to purchase up to an aggregate of 3,000,000 shares of Common Stock from the Company.
(c) ABRY Holdings, Inc., the general partner of ABRY Capital, which is the general partner of ABRY II, is wholly-owned by Mr. Yudkoff.
(d) Includes 5,774 shares of Common Stock held by Pantera, Inc. and 288,682 shares of Common Stock held by Pantera Partnership Ltd.
(e) Excludes 36,618 shares of Common Stock held by relatives of Mr. Dell'Apa of which he disclaims beneficial ownership.
(f) Includes 67,863 shares of Common Stock held by Mr. Day's spouse, 7,143 shares of Common Stock held by South Creek, Inc. and 214,304 shares of Common Stock held by South Creek Partnership Ltd.
(g) Mr. Banks beneficially owns 550 shares of Common Stock held by Audemi Corporation.
(h) Includes 550 shares of Common Stock held by Ms. Koenig's spouse.
(i) Mr. Yudkoff is deemed the beneficial owner of the Class A Common Stock and Class E Common Stock held by ABRY II. See note (c) above. Also includes 550 shares of Common Stock held by Mr. Yudkoff's spouse.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

Subscription and Stockholders Agreement

  The principal stockholders of the Company (ABRY II, and Messrs. Wolsey, Dell'Apa and Day) are parties to the Stockholders Agreement. The Stockholders Agreement gives such stockholders the preemptive right, with some exceptions, to acquire their pro rata share of future issuances of capital stock of the Company. The following issuances are exempt from this preemptive right: (a) to any employee of the Company; (b) in connection with an acquisition or merger;
(c) pursuant to a public offering; (d) upon the exercise, conversion, or exchange of any option or convertible security; (e) of up to a total of 200,000 shares of Class A Common Stock to ABRY II at a price of $100 per share; (f) as a part of any recapitalization or reorganization; (g) upon the conversion of Class D Common Stock into Class C Common Stock; and (h) as a distribution to stockholders in the form of securities of the Company. This preemptive right will terminate upon the closing of the Offering. The Stockholders Agreement also provides that ABRY II will make a capital contribution of up to an aggregate of $50 million. Such capital contribution commitment will terminate upon the closing of the Offering.

  Parties to the Stockholders Agreement have certain rights and obligations in connection with (i) a sale by ABRY II of shares in the Company, (ii) a sale of the Company, and (iii) a reorganization or recapitalization of the Company in anticipation of a sale of the Company or a public offering. In the case of a sale by ABRY II of shares in the Company, the other stockholders party to the Stockholders Agreement will have the right to participate pro rata in such a sale, but such right to participate will terminate upon the closing of the Offering. In the case of a sale of the Company approved by its stockholders or a reorganization or recapitalization in anticipation of a sale or a public offering, stockholders party to the Stockholders Agreement will have the obligation to participate in such transaction.

  The Stockholders Agreement also governs the vesting of the Class D Common Stock issued to certain executives and employees of the Company. Pursuant to the Agreement, all shares of Class D Common Stock issued and outstanding will automatically vest and convert into Class C Common Stock upon the consummation of the Offering (and thereafter will convert into Common Stock). The Stockholders Agreement also provides for certain put and call rights among the Company and its current stockholders with respect to the Class B Common Stock and Class D Common Stock upon the termination of employment or death of Messrs. Wolsey, Dell'Apa or Day.

  The parties to the Stockholders Agreement have also entered into an agreement to effect the Recapitalization.

Capital Contribution Agreement

  The Company and ABRY II entered into a capital contribution agreement with NationsBank of Texas, N.A. (the "Capital Contribution Agreement"), pursuant to which ABRY II agreed to make capital contributions to the Company, up to an aggregate capital contribution of $50.0 million, in an amount equal to (i) 100.0% of the Company's general and administrative expenses and corporate development expenses and (ii) the amount necessary to cure any payment or financial covenant default under the Senior Credit Facility. As of December 31, 1998, ABRY II had contributed $37.2 million, not including $15.0 million of the ABRY Bridge Loan and had guaranteed an additional $3.9 million of other debt of the aggregate $50.0 million associated with the capital contribution commitment.

Junior Preferred Stock

  In September 1998, ABRY/Pinnacle, Inc., an affiliate of ABRY II, purchased
32.5 shares of Junior Preferred Stock with a liquidation preference of $32.5 million. The proceeds of the sale were used to partially finance the

MobileMedia Acquisition. In December 1998, ABRY/Pinnacle Inc. purchased an additional 26.2 shares of Junior Preferred Stock with a liquidation preference of $26.2 million. The proceeds of the sale were used to partially pay down the Senior Credit Facility.

Management and Consulting Services Agreement

  The Company and ABRY entered into a Management Services and Consulting Agreement as of April 17, 1995, pursuant to which the Company pays up to $75,000 per year plus reimbursable expenses in exchange for certain consulting services. The Company paid approximately $12,500 for such services and expenses from the period of inception through December 31, 1995 and approximately $55,162, $78,166 and $834,192 for such services and expenses for the years ended December 31, 1996, 1997 and 1998, respectively. The Management Services and Consulting Agreement is terminable at any time by either party with prior written notice.

Registration Rights Agreement

  The parties to the Stockholders Agreement have entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which ABRY II and its assigns may require the Company, subject to certain conditions and limitations, to register with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended (the "Securities Act") all or part of the shares of Common Stock currently owned by ABRY II at the request of the holders of a majority of such shares of Common Stock. If the Company proposes to file on its own behalf or on behalf of any holders of its equity securities a registration statement under the Securities Act, then the Company is required, subject to certain conditions and limitations, to give notice thereof to the parties to the Registration Rights Agreement and to offer to include such parties shares of Common Stock in such registration. The Company may not cause any registration statement to be declared effective by the Commission within 180 days after the effective date of any other registration statement registering equity securities of the Company. The Company is generally required to bear the expenses of all such registrations, except underwriting discounts and commissions. See "Shares Eligible for Future Sale."

Pinnacle Towers II Inc.

  In November 1997, certain Company stockholders formed Pinnacle Towers II Inc. ("PTI II"). PTI II is under common control with, and therefore is an affiliate of the Company, because ABRY II and certain executives of the Company control a majority of PTI II stock. PTI II was formed for the purpose of pursuing certain opportunities such as potential joint ventures and other businesses related to the tower rental industry.

  In November 1997, the Company sold to PTI II, for approximately $2.2 million, certain of its towers and projects-in-progress. Effective April 30, 1998, the Company repurchased all of those assets from PTI II. Currently, PTI II has minimal assets and is an inactive company.

Management Indebtedness

  During the 1998 fiscal year, the Company had a loan receivable from Mr. Dell'Apa, an executive officer, in the amount of $94,000. The loan to Mr. Dell'Apa was secured by a mortgage on certain real property and by a pledge of all of Mr. Dell'Apa's Class D Common Stock of the Company. The loan bore interest payable quarterly at a rate equal to the Company's bank rate less 600 basis points. This loan was repaid in August 1998.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Credit Facility

  The Company has entered into the Senior Credit Facility with NationsBank, N.A. and certain other lenders that provides a revolving line of credit for borrowings of up to $250.0 million, of which $200.0 million is currently committed. The Company may make borrowings and repayments until December 31, 2005. Beginning March 31, 2000, the availability under the revolving line of credit starts reducing by specified amounts on a quarterly basis until December 31, 2005 when the availability will be reduced to zero. Loans under the Senior Credit Facility bear interest at a rate per annum, at the borrower's request, equal to the agent bank's prime rate plus a margin of up to 2.0% or the 90-day LIBOR plus a margin of up to 3.0%. Outstanding borrowings under the Senior Credit Facility amounted to $182.5 million at December 31, 1998. Advances under the Senior Credit Facility have been used primarily to fund acquisitions and construction of towers. As of December 31, 1998, after giving effect to the Transactions, there would have been $69.4 million available under the Senior Credit Facility, after giving effect to approximately $17.0 million of outstanding letters of credit, which reduce availability under the Senior Credit Facility.

  The Senior Credit Facility is secured by a lien on substantially all of the assets of the Company and its subsidiaries and a pledge of substantially all of the capital stock of the subsidiaries and the Company has guaranteed the obligations of Pinnacle Towers, Inc. under the Senior Credit Facility. The credit agreement contains customary covenants such as limitations on the Company's ability to incur indebtedness, to incur liens or encumbrances on assets, to make certain investments, to make distributions to stockholders, or to prepay subordinated debt. A "change of control" (as defined in the Senior Credit Facility) constitutes an event of default under the Senior Credit Facility. A "change of control" under the Senior Credit Facility includes the acquisition by a person or group of related persons (other than ABRY II and Robert Wolsey and their affiliates) of control of in excess of 30% of the ordinary voting power of the Common Stock of the Company. A further event of default includes any one of the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer failing to perform the primary roles and functions of such positions on behalf of the Company (whether pursuant to death, extended disability, termination, resignation or otherwise) and the Company not having replaced such executive officer with a new employee reasonably acceptable to two-thirds of the lending banks within 60 days of such failure. In addition, the Company may not permit the Leverage Ratio (as defined therein) to exceed certain amounts.

ABRY Bridge Loan

  As of December 31, 1998, ABRY II had advanced to the Company a total of $15.0 million to partially finance the MobileMedia Acquisition and certain other acquisitions. The ABRY Bridge Loan will be repaid in full with a portion of the proceeds from the Offerings. ABRY II may continue to make such advances. Amounts outstanding under the ABRY Bridge Loan bear interest at the rate of 9.0% per annum. Interest and principal under the ABRY Bridge Loan are payable within one year from the date of the related borrowing.

10% Senior Discount Notes

  The Senior Discount Notes were initially issued in aggregate principal amount of $325 million and are senior unsecured obligations of the Company. The Senior Discount Notes will mature on March 15, 2008. Prior to March 15, 2003, the Company's interest expense on the Senior Discount Notes will be comprised solely of the accretion of original issue discount. Thereafter, the Senior Discount Notes will accrue cash interest at a rate of 10.0% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2003.

  The Senior Discount Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2003 at a redemption price equal to 105.0% of the principal amount thereof during the twelve-month period beginning March 15, 2003, 103.333% of the principal amount thereof during the twelve-month period beginning March 15, 2004, 101.667% of the principal amount thereof during the twelve-month period beginning March 15, 2005 and 100.0% of the principal amount thereof on or after March 15, 2006, together with accrued and unpaid interest to the redemption date. In addition, the Company at its option, may redeem at least $5.0 million and in the aggregate up to 35% of the original principal amount of the Senior

Discount Notes at any time on or before March 15, 2001, at a redemption price equal to 110.0% of the Accreted Value (as defined in the Indenture) thereof to but excluding the redemption date plus accrued and unpaid Liquidated Damages (as defined in the Indenture) to the redemption date with the net proceeds of one or more Public Equity Offerings (as defined in the Indenture); provided, however, that at least 65% of the original principal amount remains outstanding and that such redemption occurs within 60 days following the closing any such Public Equity Offering. In the event of a "change of control" (as defined in the Indenture) the Company will be required to repurchase all of the outstanding Senior Discount Notes at a price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the date of the purchase. A "change of control" under the Indenture includes the acquisition by a person or group of related persons (other than ABRY II and Robert Wolsey and their affiliates) of control of a majority of the ordinary voting power of the Common Stock of the Company.

  In the event of a Change of Control (as defined in the Indenture) of the Company, the Company will be required to make an offer to purchase all outstanding Senior Discount Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages to the date of purchase. If such offer to purchase is to be consummated prior to March 15, 2003, the purchase price will be equal to 101% of the Accreted Value thereof on the date of purchase plus accrued and unpaid Liquidated Damages thereon to the date of purchase.

  The Indenture contains covenants for the benefit of the holders of the Senior Discount Notes that, among other things, and subject to certain exceptions, restrict the ability of the Company and its Restricted Subsidiaries (as defined in the Indenture) to: (i) incur additional indebtedness; (ii) guarantee payment of debt; (iii) pay dividends and make distributions; (iv) restrict dividend or other payments of Restricted Subsidiaries; (v) create liens; (vi) issue stock of subsidiaries; (vii) enter into transactions with affiliates; (viii) merge or consolidate the Company; and (ix) transfer and sell assets.

                         DESCRIPTION OF CAPITAL STOCK

General

  The Company's capital stock currently consists of 1,817,000 shares of common stock with a par value of $.001 per share and 1,000,000 shares of preferred stock with a par value of $.001 per share. Of the 1,817,000 shares of common stock that the Company is authorized to issue: (a) 202,500 shares are designated as Class A Common Stock (the "Class A Common Stock"); (b) 12,000 shares are designated as Class B Common Stock (the "Class B Common Stock");
(c) 200,000 shares are designated as Class C Common Stock; (d) 100,000 shares are designated as Class D Common Stock (the "Class D Common Stock"); (e) 302,500 shares are designated as Class E Common Stock (the "Class E Common Stock"); and (f) 1,000,000 shares are designated as Class F Common Stock (the "Class F Common Stock"). Currently, 202,500 shares of Class A Common Stock, 12,000 shares of Class B Common Stock, 40,000 shares of Class D Common Stock and 174,766 shares of Class E Common Stock are outstanding. There are no shares of Class C Common Stock or Class F Common Stock currently outstanding. The Existing Preferred Stock is to be redeemed from the proceeds of the Offering and is treated as no longer outstanding for purposes of the discussion below.

  As a result of the Recapitalization, effective immediately prior to the closing of the Offering, the following will occur: (i) the holders of Class B and Class E Common Stock will receive cash in payment of the distribution preference; (ii) the holders of Class A Common Stock will receive cash in payment of both the distribution preference and guaranteed yield related to such stock (iii) the holders of Class A, Class B and Class E Common Stock will receive approximately 22.02 shares of the Company's Common Stock for each of such shares; (iv) all of the outstanding Class D Common Stock will immediately become vested and will convert into 1.6221 shares of Class C Common Stock; (v) each of the shares of Class C Common Stock will convert into approximately 22.02 shares of Common Stock; (vi) certain amounts equal to the amount of the existing preferential amounts and accreted yield on the Class A Common Stock, Class B Common Stock and Class E Common Stock will be paid to the holders thereof out of the proceeds of the Offering; and (vii) the Company's certificate of incorporation will be amended to reflect that only the Common Stock and Preferred Stock is authorized. In addition, approximately 3,000,000 shares of Common Stock will be reserved for issuance with respect to the exercise of certain rights under the Stock Incentive Plan. Therefore, upon the completion of the Offering, there will be outstanding only one class of common stock, to be known as the "Common Stock." After giving effect to the Recapitalization, the authorized capital stock of the Company will consist of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

Common Stock

  Each holder of Common Stock will be entitled to one vote for each share held. Stockholders will not have the right to cumulate their votes in elections of directors. Accordingly, holders of a majority of the issued and outstanding Common Stock will have the right to elect all the Company's directors and otherwise control the affairs of the Company, subject to any voting rights of the then outstanding preferred stock, if any. See "Risk Factors--Controlling Stockholder" and "Risk Factors--Anti-Takeover Effect of Charter Provisions, Bylaws and State Law."

  Holders of Common Stock will be entitled to dividends on a pro rata basis upon declaration of dividends by the Board of Directors. Dividends will be payable only out of unreserved and unrestricted surplus that is legally available for the payment of dividends. Any determination to declare or pay dividends in the future will be at the discretion of the Company's Board of Directors and will depend on the Company's results of operations, financial condition, contractual or legal restrictions and other factors deemed relevant by the Board of Directors. In order to maintain the Company's REIT status, however, the Company is required to distribute to stockholders 95% of its taxable income. The Senior Credit Facility and Indenture currently prohibit the Company from paying any dividends other than those required to be paid to maintain the Company's REIT Status. See "Dividend Policy."

  Upon a liquidation of the Company, holders of the Common Stock will be entitled to a pro rata distribution of the assets of the Company, after payment of all amounts owed to the Company's creditors, and subject to any preferential amount payable to holders of Preferred Stock of the Company, if any.

Preferred Stock

  The Company's certificate of incorporation permits the Company's Board of Directors to issue shares of Preferred Stock in one or more series, and to fix the relative rights, preferences and limitations of each series. Among such rights, preferences and limitations are dividend rights and rates, provisions for redemption, rights upon liquidation, conversion privileges and voting powers. Any issuance of Preferred Stock with a dividend preference over the Common Stock could adversely affect the dividend rights of holders of Common Stock.

Certain Provisions of the Company's Certificate of Incorporation and Bylaws

  Restrictions on Transfer. Because the Company wishes to retain its status as a REIT, the Company's certificate of incorporation provides that no holder of Common Stock may transfer any such share or interest therein, if as a result, either (a) the total number of stockholders would thereby drop to less than 100 (the "Aggregate Ownership Limit"), or (b) a violation of the Percentage Ownership Limit (as defined herein) would occur. The certificate of incorporation also provides that no share of any series of Preferred Stock may be sold or otherwise transferred to any individual if such transfer would result in the ownership by such individual in combination with four or fewer individuals of more than 50% of the aggregate value of all shares of all classes of capital stock of the Company (the "Percentage Ownership Limit"). Any transfer of shares of Common Stock or Preferred Stock which would violate the Aggregate Ownership Limit or the Percentage Ownership Limit will be void and of no legal effect. Any such purported transfer will cause such shares to be transferred to the Company, as trustee, in trust for the benefit of one or more qualified charitable organizations. The Company will be deemed to own such shares as trustee on the day prior to the purported transfer. While such shares are held in trust, any dividends or distributions paid to the purported transferee of the shares will be disgorged and repaid to the Company as trustee, and any vote taken by the purported transferee prior to the discovery of such purported transfer will be void ab initio. All certificates representing shares of Common Stock or Preferred Stock will bear a legend referring to the restrictions described above.

  Such restrictions may delay or make more difficult acquisitions or changes of control of the Company.

  Preferred Stock and Additional Common Stock. As discussed above, the Company's Board of Directors has the authority to provide by board resolution for the issuance of shares of one or more series of Preferred Stock. The Company's Board of Directors is authorized to fix by resolution the terms and conditions of each such series.

  The Company believes that the availability of additional Preferred Stock, issuable in series, and additional shares of Common Stock could facilitate certain financings and acquisitions and provide a means for meeting other corporate needs that might arise. The authorized shares of Preferred Stock, as well as authorized but unissued shares of Common Stock, will be available for issuance without further action by the Company's stockholders, unless stockholder action is required by applicable law or by the rules of any stock exchange on which any series of the Company's stock may then be listed.

  These provisions give the Company's Board of Directors the power to approve the issuance of a series of Preferred Stock, or additional shares of Common Stock, that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt.

  Limitation of Liability and Indemnification. As permitted by the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, the Company's Bylaws provide that the Company shall, to the fullest extent authorized by

Section 145 of the DGCL, as amended from time to time, indemnify all directors and officers and all persons serving at the request of the Company as director, trustee, officer, employee or agent of another corporation or of a partnership, trust or other enterprise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable.

Certain Provisions of Delaware Law

  Delaware Business Combination Statute. Section 203 of the DGCL ("Section 203") provides that, subject to certain exceptions specified therein, an interested stockholder of a Delaware corporation shall not engage in any business combination with the corporation for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as otherwise specified in Section 203, an interested stockholder is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person.

  Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The certificate of incorporation does not exclude the Company from the restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring the Company to negotiate in advance with the Company's board of directors because the stockholder approval requirement can be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the management of the Company. It is possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

  The transfer agent and registrar for the Common Stock is First Union National Bank.

                     SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of the Offering, the Company will have a total of 30,000,000 shares of Common Stock outstanding (33,000,000 shares if the Underwriters' over-allotment options are exercised in full). Of these shares, the 20,000,000 shares of Common Stock offered hereby (23,000,000 shares if the Underwriters' over-allotment options are exercised in full) will be freely tradeable without restriction or registration under the Securities Act by persons other than "affiliates" of the Company, as defined in the Securities Act, who would otherwise be required to sell such shares under Rule 144 under the Securities Act ("Rule 144"). The remaining 10,000,000 shares of Common Stock outstanding will be "restricted securities" as defined by Rule 144 (the "Restricted Shares") and may not be resold in the absence of registration under the Securities Act or pursuant to exemptions from such registration, including among others, the exemption provided by Rule 144 under the Securities Act. The Restricted Shares were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Securities Act.

  In general, pursuant to Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year (including the holding period of any prior owner except an affiliate), including persons who may be deemed "affiliates" of the Company, is entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the number of shares of Common Stock then outstanding (approximately 300,000 shares upon completion of the Offering) or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements, and to the availability of current public information about the Company. In addition, a person who is not deemed to have been an affiliate of the Company at the time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares under Rule 144(k) without regard to the requirements described above. Rule 144 also provides that affiliates who are selling shares that are not restricted securities must nonetheless maintain the same restrictions applicable to restricted securities, with the exception of the holding period requirement.

  Each of the Company, each of the directors and executive officers of the Company have agreed that, without the prior written consent of BT Alex. Brown Incorporated on behalf of the Underwriters, they will not, during the period ending 180 days after the date of this Prospectus, engage in specified transactions relating to the Common Stock. See "Underwriting."

  Pursuant to the Registration Rights Agreement, ABRY II and its assigns may require the Company, subject to certain conditions and limitations, to register with the Commission in accordance with the Securities Act all or part of the shares of Common Stock currently owned by ABRY II at the request of the holders of a majority of such shares of Common Stock. The Company may be required on three separate occasions to register shares of Common Stock on a Form S-1 Registration Statement and on unlimited number of occasions to register shares of Common Stock on a Form S-2 or Form S-3 Registration Statement. If the Company proposes to file on its own behalf or on behalf of any holders of its equity securities a registration statement under the Securities Act, then the Company is required, subject to certain conditions and limitations, to give notice thereof to the parties to the Registration Rights Agreement and to offer to include shares of Common Stock in such registration. The Company may not cause any registration statement to be declared effective by the Commission within 180 days after the effective date of any other registration statement registering equity securities of the Company. The Company is generally required to bear the expenses of all such registrations, except underwriting discounts and commissions. The parties to the Stockholders Agreement will own approximately 32.0% of the shares of Common Stock immediately after the Offering.

  Approximately 3,000,000 shares of Common Stock are reserved for issuance under the Stock Incentive Plan. The Company currently intends to file a registration statement on Form S-8 under the Securities Act to register all shares of Common Stock issuable pursuant to the Stock Incentive Plan. The Company expects to file such registration statement within 90 days following the date of this Prospectus, and such registration statement will become effective upon filing. Shares covered by the registration statement on Form S-8 will thereon be eligible for sale in the public markets, subject to Rule 144 under the Securities Act limitations applicable to affiliates.

  Prior to the Offering, there has been no public market for the Common Stock, and no predictions can be made of the effect, if any, that the sale or availability for sale of shares of additional Common Stock will have on the market price of the Common Stock. Nevertheless, sales of substantial amounts of such shares in the public market, or the perception that such sales could occur, could materially and adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through a future offering of its equity securities.

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

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of certain material federal income tax considerations that may be relevant to a holder of Common Stock. The summary does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations (except as described herein), financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the U.S. (except as described herein), and persons who acquired their Common Stock pursuant to the exercise of an employee stock option or otherwise as compensation) subject to special treatment under the federal income tax laws. This summary discusses only Common Stock which is held as a capital asset within Section 1221 of the Code. The summary is based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the IRS, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of statements in the summary as applicable to transactions entered into or contemplated prior to the effective date of such changes.

  THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH SHAREHOLDER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE ACQUISITION, OWNERSHIP AND SALE OF THE COMMON STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

  The Company currently has in effect an election to be taxed as a REIT under Sections 856 through 860 of the Code. The Company believes that it has since its inception been organized and operated in such a manner as to qualify for taxation as a REIT under the Code and its proposed method of operation will enable it to continue to meet the requirements for continued qualification and taxation as a REIT under the Code. The Company's continued qualification as a REIT will depend upon the Company's qualification as a REIT in prior years. The Company intends to continue to operate in a manner so as to qualify as a REIT, but no assurance can be given that the Company will qualify or remain qualified as a REIT. In the opinion of Holland & Knight LLP, the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code and the continued operation of the Company in a manner consistent with the statements made in the Management Representation Certificate and the requirements for REIT qualification as described in this Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that such opinion of counsel as to REIT qualification is based on certain customary assumptions and factual representations regarding, among other things, the ownership of stock of the Company, the nature of the Company's assets, the conduct of its business, the sources of its revenues, the amounts distributed by it to shareholders and other matters germane to the requirements for qualification as a REIT. In addition, Holland & Knight LLP will not review the Company's compliance with these requirements on an ongoing basis, and there can be no assurance that the Company, the sources of its income, the composition of its assets, the level of its dividends or the diversity of its share ownership for any given year will satisfy the requirements for qualification and taxation as a REIT. Prospective investors also should be aware that an opinion of counsel is not binding on the Service or any court, but merely represents counsel's best judgment with respect to the probable outcome on the merits based on counsel's review and analysis of existing law, regulations and interpretations, which include no controlling precedent. In certain instances, due to the lack of relevant precedent, counsel's opinion is based on administrative policies and practices of the Service as indicated in existing private letter rulings (which rulings are not binding on the Service) or authority considered by counsel to be analogous. There can be no assurance that a position contrary to the opinion of counsel will not be taken by the Service, or that any court considering the issues would not hold contrary to such opinion.

  The sections of the Code relating to qualification and operation as a REIT are highly technical and complex, and only limited judicial or administrative interpretations are available. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

  If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its shareholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on undistributed items of tax preference, if any. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to tax in an amount equal to (a) the gross income attributable to the greater of the amount by which it fails the 75% or 95% gross income test, multiplied by (b) a fraction intended to reflect its profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, it would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. If the Company elects to retain and pay income tax on its net long-term capital gain in a taxable year, any retained amounts would be treated as having been distributed for purposes of the 4% excise tax. See "--Requirements for REIT Qualification--Distribution Requirements." Seventh, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by it, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as to be provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the recognition of "built-in-gain" assume that the Company has made an election pursuant to IRS Notice 88-19 as to such acquisitions and will do so as to any future such acquisition.

Requirements for REIT Qualification

  The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons;
(vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule"); (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

  The Company's certificate of incorporation contains restrictions regarding transfer of its shares that are intended to assist the Company in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such transfer restrictions are described in "Description of Capital Stock--Certain Provisions of the Company's Certificate of Incorporation and Bylaws."

  In connection with the Offering, the Company's executive officers and directors, who will own in the aggregate approximately 32.3% of the stock of the Company outstanding after the completion of the Offering have entered into agreements (the "Lock-Up Agreements") not to, without prior written consent of the Underwriters, sell, offer, contract to sell, pledge, grant any option to purchase, or otherwise transfer or dispose of any such shares for a period of 180 days after the date of this Prospectus. See "Underwriting." In addition, since the time the Company was organized, an agreement among the Company and its major stockholders has imposed certain restrictions on the transfers of shares of the stock of the Company under certain circumstances (the "Stockholders Agreement"). See "Certain Relationships and Transactions-- Subscription and Stockholders Agreement." Futhermore, in connection with the issuance of certain classes of its stock, the Company has imposed certain restrictions on the transferability of such shares (the "Restrictive Legends"). As described above, one of the REIT qualification requirements is that the shares of a REIT be transferable. The opinion of Holland & Knight LLP is based in part on the conclusion that none of the Lock-Up Agreements, the Stockholders Agreement or the Restrictive Legends will render the shares of stock restricted thereby to be deemed other than transferable for purposes of such REIT qualification requirement. Investors should be aware that there is no relevant authority involving transfer restrictions similar to those contained in any of the Lock-Up Agreements, the Stockholders Agreement or the Restrictive Legends or that discuss whether such restrictions may violate such transferability requirement. Therefore, the opinion of Holland & Knight LLP with respect to the transferability requirement is based upon the plain language of the REIT provisions of the Code and authorities addressing transferability in situations that are considered to be analogous, certain of which authorities have been rendered obsolete for unrelated reasons by more recent administrative pronouncements. Opinions of counsel are not binding upon the Service or the courts, and there can be no assurance that the Service will not assert successfully a contrary position. If any of the Lock-Up Agreements, the Stockholders Agreement or the Restrictive Legends is deemed to be a transfer restriction contrary to the transferability requirement for REIT qualification, the Company may not currently qualify as a REIT or may, in connection with the completion of the Offering, lose its REIT status and possibly incur other adverse tax consequences. See "Risk Factors--REIT Status."

  The Company currently has wholly-owned corporate subsidiaries (the "Corporate Subsidiaries"). The Company may have additional corporate subsidiaries in the future. Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" will not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" will be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. For taxable years beginning after December 31, 1997, a "qualified REIT subsidiary" is a corporation all of the capital stock of which is owned by the REIT. However, for taxable years beginning before January 1, 1998, a "qualified REIT subsidiary" was a corporation, all of the capital stock of which was owned by the REIT at all times during the period such corporation was in existence. Legislative history provided, however, that an existing corporation acquired by a REIT would be deemed to satisfy this requirement if a Section 338 election was made by the corporation. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" of the Company will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of the Company. The Company believes its current Corporate Subsidiaries are "qualified REIT subsidiaries" and will continue to be "qualified REIT subsidiaries", such that no Corporate Subsidiary will be subject to federal corporate income taxation (although it may be subject to state and local taxation).

  In addition, in order to become qualified and remain qualified as a REIT, as of the close of each taxable year, a REIT must not have any accumulated "earnings and profits" attributable to a non-REIT year, including for this purpose any such accumulated "earnings and profits" carried over or deemed carried over to it from a C corporation. The Company believes that neither it has, nor any acquisition by it of a C corporation has resulted in the Company having, any such accumulated "earnings and profits." However, an adjustment of the Company's earnings and profits for a prior year, resulting from an audit adjustment of the Service or otherwise, could cause the Company to fail to satisfy such requirement effective for the year of such adjustment and subsequent years.

  In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below.

 Income Tests

  In order for the Company to qualify and to maintain its qualification as a REIT, two requirements relating to gross income must be satisfied annually. First, at least 75% of its gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of its gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. The specific application of these tests to the Company is discussed below.

  The rent received by the Company from its tenants ("Rent") will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant of the Company will not qualify as "rents from real property" in satisfying the gross income tests if the Company or a direct or indirect owner of 10% or more of the Company directly or constructively owns 10% or more of the ownership interests in such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," the Company generally must not operate or manage its properties or furnish or render services to the tenants of such properties, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, beginning with its 1998 taxable year, the Company may render a de minimis amount of "noncustomary" services to the tenants of a property other than through an independent contractor as long as the amount the Company receives with respect to such services does not exceed 1% of its total receipts from the property. For that purpose, the amount attributable to such services will be at least equal to 150% of the Company's direct cost of providing the services.

  The Company does not charge Rent for any portion of any property that is based, in whole or in part, on the sales, receipts, income or profits of any person. In addition, the Company has not received and does not anticipate receiving any Rent from a Related Party Tenant. Also, the Rent attributable to personal property leased in connection with any lease (a "Lease") of real property by the Company does not exceed 15% of the total Rent received under the Lease. Finally, subject to the 1% de minimis exception, the Company provides no noncustomary services to its tenants, other than through an independent contractor.

  If any portion of the Rent does not qualify as "rents from real property" because the Rent attributable to personal property leased in connection with any Lease of real property exceeds 15% of the total Rent received under the Lease for a taxable year, the portion of the Rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if the Rent attributable to personal property, plus any other income received by the Company during a taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of its gross income during such year, it likely would lose its REIT status. If, however, any portion of the Rent received under a Lease does not qualify as "rents from real property" because either (i) the Rent is considered based on the income or profits of any person or (ii) the tenant is a Related Party Tenant, none of the Rent received by the Company under such Lease would qualify as "rents from real property." In that case, if the Rent received by the Company under such Lease, plus any other income received by it during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of its gross income for such year, it likely would lose its REIT status. Finally, subject to the 1% de minimis exception, if any portion of the Rent does not qualify as "rents from real property" because the Company furnishes noncustomary services with respect to a property other than through a qualifying independent contractor, none of the Rent received by it with respect to the such property would qualify as "rents from real property." In that case, if the Rent received by the Company with respect to such property, plus any other income received by it during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of its gross income for such year, it would lose its REIT status.

  In addition to the Rent, certain of the Company's tenants may be required to pay additional charges, such as late fees. To the extent that such charges represent either (i) reimbursements of amounts a tenant is obligated to pay to third parties or (ii) penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." To the extent that additional charges represent interest that is accrued on the late payment of the Rent or such additional charges, such should be treated as interest that qualifies for the 95% gross income test, but not the 75% gross income test.

  From time to time, the Company has entered into hedging transactions with respect to one or more of its assets or liabilities, and the Company may continue to enter into such hedging transactions. Such transactions include or may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company has entered or enters into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or similar financial instrument to reduce the interest rate risk with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that the Company hedges with other types of financial instruments or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the income tests that apply to REITs under the Code. The Company has structured, and the Company intends to structure in the future, any hedging transactions in a manner that will not jeopardize its status as a REIT.

  If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed above in "Certain Federal Income Tax Considerations-- Taxation of the Company," even if those relief provisions apply, the Company will be subject to a tax in an amount equal to (a) the gross income attributable to the greater of the amount by which the 75% and 95% gross income tests are failed, multiplied by (b) a fraction intended to reflect profitability.

 Asset Tests

  The Company, at the close of each quarter of each taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of its total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where it raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following its receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the value of the associated real property, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). The Service has ruled in a revenue ruling that transmitting and receiving communications towers built upon pilings or foundations similar to those of the Company as well as ancillary buildings, heating and air conditioning systems and fencing constitute inherently permanent structures and are therefore real estate assets. Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of its total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for the interest of the Company in any qualified REIT subsidiary).

  If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of its assets and the asset test requirements was not wholly or partly caused by an acquisition of non-qualifying assets and arose from changes in the market values of its assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

 Distribution Requirements

  The Company, in order to qualify as a REIT, is required to distribute with respect to each taxable year dividends (other than capital gain dividends or retained capital gains) to its shareholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at capital gains and regular ordinary corporate tax rates, as the case may be. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year,
(ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, it would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that the Company elects to retain and pay income tax on its long-term capital gain in a taxable year, as described in "--Taxation of Taxable U.S. Shareholders," such retained amount will be treated as having been distributed for purposes of the 4% excise tax. To the extent that the Company is required to include items in "REIT taxable income" in advance of the receipt of cash payments associated with such income or is required to expend cash for the repayment of debt or in any other manner for which no current deduction is available in computing the Company's "REIT taxable income," the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings, raise funds through the issuance of additional shares of Common or Preferred Stock, or pay dividends in the form of taxable share dividends in order to meet the 95% distribution requirement necessary to maintain its REIT qualification.

  Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in its deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

 Recordkeeping Requirements

  Pursuant to applicable Treasury Regulations, in order to qualify as a REIT, the Company must maintain certain records. In addition, to avoid a monetary penalty, the Company must request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares.

 Failure to Qualify

  If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, it will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT. It is not possible to predict whether in all circumstances the Company would be entitled to such statutory relief.

Taxation of Taxable U.S. Shareholders

  As used herein, the term "U.S. Shareholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

 Taxation of Shareholders on Distributions

  As long as the Company qualifies as a REIT, distributions made to taxable U.S. Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by such U.S. Shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Beginning with its 1998 taxable year, the Company may elect to retain and pay income tax on its net long-term capital gains. In that case, the Company's shareholders would include in income as long-term capital gain their proportionate share of its undistributed long-term capital gains. In addition, the shareholders would be deemed to have paid their proportionate share of the tax paid by the Company, which would be credited or refunded to the shareholders. Each shareholder's basis in his shares would be increased by the amount of the undistributed long-term capital gains included in the shareholder's income, less the shareholder's share of the tax paid by the Company.

  Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if such shares have been held for one year or less), assuming that such shares are capital assets in the hands of the shareholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year. The Company may be required to withhold a portion of capital gain distributions to shareholders who fail to certify their nonforeign status to the Company.

  Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of Common Stock will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a shareholder is a limited partner) against such income. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Stock or distributions treated as such (or any portion of either), however, will be treated as investment income only if the shareholder so elects, in which case such capital gains will be taxed at ordinary income rates. The Company will notify shareholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

 Taxation of Shareholders on the Disposition of Common Stock

  In general, any gain or loss realized upon a taxable disposition of shares of Common Stock by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange by a shareholder who has held such shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent that a distribution from the Company is required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of shares of Common Stock may be disallowed if other shares of the same Common Shares are purchased within 30 days before or after the disposition.

 Capital Gains and Losses

  A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%. For taxable years ending after 1997, the maximum tax rate on net capital gains applicable to noncorporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain applicable to noncorporate taxpayers from the sale or exchange of "section 1250 property" (i.e., depreciable real property) is 25% to the extent that such gain would have been treated as ordinary income if the property were "section 1245 property."

  With respect to distributions designated by the Company as capital gain dividends and any retained capital gains that the Company is deemed to distribute in taxable years beginning on and after January 1, 1998, the Company may designate (subject to certain limits) whether such a dividend or distribution is taxable to its noncorporate shareholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for individuals may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual amount of $3,000, and capital losses not currently deductible due to such limitation may be carried forward indefinitely. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

 Information Reporting Requirements and Backup Withholding

  The Company will report to its U.S. Shareholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability.

Taxation of Tax-Exempt Shareholders

  Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally will not constitute UBTI, provided that (i) the Exempt Organization has not financed its acquisition of shares of Common Stock with acquisition indebtedness within the meaning of the Code and (ii) the shares of Common Stock are not otherwise used by the Exempt Organization in an unrelated trade or business. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9),
(17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the stock of the Company may be required to treat a percentage of the dividends received with respect to its Company shares as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Common Stock of the Company only if (i) the UBTI Percentage is at least 5%, (ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and
(iii) either (A) one pension trust owns more than 25% of the value of the Company's shares or (B) a group of pension trusts individually holding more than 10% of the value of the Company's shares collectively owns more than 50% of the value of the Company's shares.

Taxation of Non-U.S. Shareholders

  The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign holders of Common Stock (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

 Taxation of Shareholders on Distributions

  Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges of U.S. real property interests and are not designated by the Company as capital gains dividends or retained capital gains (i.e., undistributed capital gains to the extent so designated by the Company) will be treated as dividends of ordinary income to the extent that they are made out of the Company's current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in Common Stock is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a non-U.S. corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or
(ii) the Non-U.S. Shareholder files an IRS Form 4224 or its successor form with the Company claiming that the distribution is effectively connected income. The Service has issued regulations that modify the manner in which the Company must comply with the withholding requirements. Those regulations are effective for distributions made after December 31, 1999.

  Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's Common Stock but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's Common Stock, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of the Company's current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate applicable to dividend distributions. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of the Company's current and accumulated earnings and profits.

  For any year in which the Company qualifies as a REIT, to the extent that a distribution is attributable to gain from sales or exchanges of U.S. real property interests, the distribution will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business without regard to whether the Company designates such distribution as capital gain dividends. Non-U.S. Shareholders thus would be taxed at the normal capital gain rates applicable to U.S. Shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate shareholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that is designated or could be designated by it as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

 Taxation of Shareholders on the Disposition of Common Stock

  Gain recognized by a Non-U.S. Shareholder upon a sale of his Common Stock generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. The Company believes that it is currently, and expects to continue to be, a "domestically controlled REIT" and, therefore, the sale of Common Stock will not be subject to taxation under FIRPTA. However, no assurance can be given that the Company will continue to be a "domestically controlled REIT." Furthermore, gain not subject to taxation under FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in Common Stock is effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the Company were not a "domestically controlled REIT, " gain recognized upon the sale of Common Stock by a Non-U.S. Shareholder generally will not be subject to tax under FIRPTA provided that
(a) the Common Stock is regularly traded, as defined in applicable Treasury Regulations, on an established securities market and (b) the Non-U.S. Shareholder held 5% or less of the Common Stock of the Company at all times within a specified testing period. If the gain on the sale of Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations). In addition, the purchaser would be required to withhold 10% of the purchase price and remit such amount to the Service.

 Information Reporting Requirements and Backup Withholding

  The Company will report to its Non-U.S. Shareholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a Non-U.S. Shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder certifies as to its Non-U.S. status under penalties of perjury or otherwise establishes an exemption (provided that neither the Company nor its paying agent has actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied). The Service has issued final regulations regarding the backup withholding rules that apply to Non-U.S. Shareholders. Those regulations alter the current system of backup withholding compliance and are effective for distributions made after December 31, 1999. Such regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards.

 Estate Tax

  Common stock held (or treated as held) by an individual who is not a citizen or resident (as specially defined for U.S. Federal estate tax purposes) of the United States at the time of his or her death will be includable in the individual's estate for U.S. Federal estate tax purposes unless an applicable estate tax treaty provides otherwise. Such individual's estate may be subject to U.S. Federal estate tax on the property includable in the estate for U.S. Federal estate tax purposes.

Possible Legislative or Other Actions Affecting Tax Consequences

  Prospective holders of Common Stock should recognize that the present federal income tax treatment of the Company and an investment in the Company may be modified by legislative, judicial or administrative action at any time, and that any such action may affect the Company and investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Service and Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and the interpretations thereof could adversely affect the tax consequences to the Company or of an investment in the Company.

Other Tax Consequences

  The Company, the Corporate Subsidiaries, or the shareholders of the Company may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business, or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE COMPANY.

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to each of the U.S. Underwriters named below, and each of such U.S. Underwriters, for whom BT Alex. Brown Incorporated, Salomon Smith Barney Inc., NationsBanc Montgomery Securities LLC and Raymond James & Associates, Inc. are acting as representatives, has severally agreed to purchase from the Company, the respective number of shares of Common Stock set forth opposite its name below:

                                                                      Number of
                                                                      Shares of
                                                                        Common
                                                                        Stock
                                                                      ----------
                              Underwriter
                              -----------
   BT Alex. Brown Incorporated.......................................
   Salomon Smith Barney Inc. ........................................
   NationsBanc Montgomery Securities LLC.............................
   Raymond James & Associates, Inc. .................................
                                                                      ----------
     Total........................................................... 16,000,000
                                                                      ==========

  The U.S. Underwriters propose to offer the shares of Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers at such price less a concession of $ per share. The U.S. Underwriters may allow, and such dealers may reallow, a concession not in excess of $ per share to certain brokers and dealers. After the shares of Common Stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

  The Company has entered into an underwriting agreement (the "International Underwriting Agreement") with the underwriters of the International Offering (the "International Underwriters") providing for the concurrent offer and sale of 4,000,000 shares of Common Stock in an International Offering outside the United States and Canada. The offering price and aggregate underwriting discounts and commissions per share for the two offerings are identical. The closing of the Offering made hereby is a condition to the closing of the International Offering, and vice versa. The representatives of the International Underwriters are BT Alex. Brown International, Salomon Smith Barney International, NationsBanc Montgomery Securities LLC, Raymond James & Associates, Inc. and Deutsche Bank AG London.

  Pursuant to an Agreement between the U.S. and International Underwriting Syndicates (the "Agreement Between") relating to the two offerings, each of the U.S. Underwriters named herein has agreed that, as a part of the distribution of the shares offered hereby and subject to certain exceptions, it will offer, sell or deliver the shares of Common Stock, directly or indirectly, only in the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States"), in Canada and to U.S. persons, which term shall mean, for purposes of this paragraph: (a) any individual who is a resident of the United States or (b) any corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof and whose office most directly involved with the purchase is located in the United States. Each of the International Underwriters has agreed pursuant to the Agreement Between that, as a part of the distribution of the shares offered as a part of the international offering, and subject to certain exceptions, it will (i) not, directly or indirectly, offer, sell or deliver shares of Common Stock (a) in the United States or to any U.S. persons or (b) to any person who it believes intends to reoffer, resell or deliver the shares in the United States or to any U.S. persons, and (ii) cause any dealer to whom it may sell such shares at any concession to agree to observe a similar restriction.

  Pursuant to the Agreement Between, sales may be made between the U.S. Underwriters and the International Underwriters of such number of shares of Common Stock as may be mutually agreed. The price of any shares so sold shall be the initial public offering price, less an amount not greater than the selling concession.

  The Company has granted the U.S. Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 2,400,000 additional shares of Common Stock solely to cover over-allotments, if any. If the U.S. Underwriters exercise their over-allotment option, the U.S. Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares to be purchased by each of them, as shown in the foregoing table, bears to the 16,000,000 shares of Common Stock offered. The Company has granted the International Underwriters a similar option to purchase up to an aggregate of 600,000 additional shares of Common Stock.

  The Company and its directors and executive officers have agreed that during the period beginning from the date of this Prospectus and continuing to and including the date 180 days after the date of the Prospectus, they will not offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than pursuant to employee stock option plans existing, or on the conversion or exchange of convertible or exchangeable securities outstanding, on the date of this Prospectus) which are substantially similar to the shares of the Common Stock or which are convertible into or exchangeable for securities which are substantially similar to the shares of the Common Stock without the prior written consent of the representatives, except for the shares of Common Stock offered in connection with the concurrent U.S. and International Offerings.

  The representatives of the Underwriters have informed the Company that they do not expect sales to accounts over which the Underwriters exercise discretionary authority to exceed five percent of the total number of shares of Common Stock offered by them.

  At the request of the Company, the Underwriters have reserved up to 1,000,000 shares of Common Stock offered hereby for sale at the initial public offering price to certain employees of the Company. The number of shares available for sale to the general public will be reduced to the extent that such persons purchase such reserved shares. Any reserved shares not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares of Common Stock offered hereby.

  In connection with the Offering, the Underwriters may purchase and sell the Common Stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the Offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Common Stock; and syndicate short positions involve the sale by the Underwriters of a greater number of shares of Common Stock than they are required to purchase from the Company in the Offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the Offering for their account may be reclaimed by the syndicate if such shares of Common Stock are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Common Stock, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

  Prior to the Offering, there has been no public market for the Shares. The initial public offering price will be negotiated among the Company and the U.S. Representatives. Among the factors to be considered in determining the initial public offering price of the Common Stock in addition to prevailing market conditions will be the Company's historical performance, estimates of the business potential and earnings prospects of the Company, an assessment of the Company's management and the consideration of the above factors in relation to market valuation of companies in related businesses.

  The Common Stock will be quoted on the Nasdaq National Market under the symbol "BIGT".

  The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

  Certain of the Underwriters have performed various investment banking services for the Company in the past and may do so from time to time in the future.

  This Prospectus may be used by underwriters and dealers in connection with offers and sales of Common Stock, including shares sold initially in the International Offering, to persons located in the United States.

  Because of relationships between certain existing stockholders of the Company and members of the NASD, the Company is subject to the "Venture Capital Restrictions" of the National Association of Securities Dealers, Inc. (the "NASD"). In accordance with the Venture Capital Restrictions, the public offering price of the shares offered hereby can be no higher than that recommended by a "qualified independent underwriter" (within the meaning of NASD Rule 2720(b)(15)) meeting certain standards and who must also perform certain other functions in connection with the offering. BT Alex. Brown Incorporated has assumed the responsibilities of acting as a "qualified independent underwriter" in pricing the offering and conducting due diligence with respect thereto, and the public offering price of the Common Stock is not higher than that recommended by BT Alex. Brown Incorporated.

  NationsBank, N.A. ("NationsBank") is a lender under the Senior Credit Facility. NationsBank is an affiliate of NationsBanc Montgomery Securities LLC. A portion of the outstanding indebtedness under the Senior Credit Facility will be repaid with a portion of the net proceeds of the Offering. See "Use of Proceeds".

                         VALIDITY OF COMMON STOCK

  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by its counsel, Holland & Knight LLP, Tampa, Florida, and passed upon for the Underwriters by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

  The financial statements for Pinnacle Holdings Inc. as of December 31, 1998, 1997 and 1996 and for the years then ended Shore Communications as of December 3, 1997 and for the period from January 1, 1997 through December 3, 1997, Tidewater Communications as of July 31, 1997 and for the period from January 1, 1997 through July 31, 1997 and Majestic Communications as of June 27, 1997 and for the period from January 1, 1997 through June 27, 1997 included in this Prospectus, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of the Tower Operations of Southern Communications Services, Inc., as of December 31, 1997 and 1996 and for the years then ended, included in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The financial statements of MobileMedia Communications, Inc. and Subsidiaries Tower Operations at December 31, 1997 and 1996, and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files, or will file when appropriate, reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

  The Company has filed with the Commission a registration statement on Form S-11 (the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. For the purposes hereof, the term "Registration Statement" means the original registration statement and any and all amendments thereto. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement, including the exhibits and schedules filed as part thereof. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits filed as a part thereof, may be inspected and copied at the public reference facilities maintained by the Commission as set forth above.

                         INDEX TO FINANCIAL STATEMENTS

PINNACLE HOLDINGS INC.
Report of Independent Certified Public Accountants........................   F-2
Consolidated Balance Sheets as of December 31, 1997 and 1998..............   F-3
Consolidated Statements of Operations for each of the three years ended
 December 31, 1996, 1997 and 1998.........................................   F-4
Consolidated Statements of Changes in Stockholders' Equity for each of the
 three years ended December 31, 1996, 1997 and 1998.......................   F-5
Consolidated Statements of Cash Flows for each of the three years ended
 December 31, 1996, 1997 and 1998.........................................   F-6
Notes to Consolidated Financial Statements................................   F-7
MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES TOWER OPERATIONS
Report of Independent Auditors............................................  F-20
Balance Sheets as of June 30, 1998 (unaudited) and December 31, 1997 and
 1996 ....................................................................  F-21
Statements of Income for the six months ended June 30, 1998 and 1997 (un-
 audited) and for each of the two years ended December 31, 1997 and 1996
 .........................................................................  F-22
Statements of Changes in Net Tower Operation Assets as of December 31,
 1996 and 1997 and June 30, 1998 (unaudited)..............................  F-23
Statements of Cash Flows for the six months ended June 30, 1998 and 1997
 (unaudited) and for each of the two years ended December 31, 1997 and
 1996 ....................................................................  F-24
Notes to Financial Statements.............................................  F-25
SOUTHERN COMMUNICATIONS SERVICES, INC. TOWER OPERATIONS
Report of Independent Public Accountants..................................  F-28
Balance Sheets as of December 31, 1997 and 1996...........................  F-29
Statements of Operations for the years ended December 31, 1997 and 1996...  F-30
Statements of Changes in Accumulated Deficit for the years ended December
 31, 1997 and 1996........................................................  F-31
Statements of Cash Flows for the years ended December 31, 1997 and 1996...  F-32
Notes to Financial Statements.............................................  F-33
SHORE COMMUNICATIONS
Report of Independent Certified Public Accountants........................  F-36
Combined Balance Sheet as of December 3, 1997.............................  F-37
Combined Statement of Operations and Retained Earnings for the period from
 January 1, 1997 through December 3, 1997.................................  F-38
Combined Statement of Cash Flows for the period from January 1, 1997 through December 3, 1997.................................................  F-39
Notes to Combined Financial Statements....................................  F-40
TIDEWATER COMMUNICATIONS
Report of Independent Certified Public Accountants........................  F-45
Combined Balance Sheet as of July 31, 1997................................  F-46
Combined Statement of Operations and Retained Earnings for the period from
 January 1, 1997 through July 31, 1997....................................  F-47
Combined Statement of Cash Flows for the period from January 1, 1997 through July 31, 1997....................................................  F-48
Notes to Combined Financial Statements....................................  F-49
MAJESTIC COMMUNICATIONS
Report of Independent Certified Public Accountants........................  F-54
Combined Balance Sheet as of June 27, 1997................................  F-55
Combined Statement of Operations and Retained Earnings for the period from
 January 1, 1997 through June 27, 1997....................................  F-56
Combined Statement of Cash Flows for the period from January 1, 1997 through June 27, 1997....................................................  F-57
Notes to Combined Financial Statements....................................  F-58

              Report of Independent Certified Public Accountants

To the Board of Directors and Stockholders of Pinnacle Holdings Inc.

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of Pinnacle Holdings Inc. and its subsidiaries (the "Company") at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Tampa, Florida

January 11, 1999

                             PINNACLE HOLDINGS INC.

                          CONSOLIDATED BALANCE SHEETS

                                                    December 31,  December 31,
                                                        1997          1998
                                                    ------------  ------------
                      Assets
Current assets:
  Cash and cash equivalents.......................  $  1,693,923  $ 13,801,190
  Accounts receivable, less allowance for doubtful
   accounts
   of $70,000 and $125,000, respectively..........     1,577,575     1,679,390
  Prepaid expenses and other current assets.......     1,037,447     1,432,428
                                                    ------------  ------------
   Total current assets...........................     4,308,945    16,913,008
Restricted cash...................................        59,822           --
Tower assets, net of accumulated depreciation of
 $8,278,524 and $28,964,462, respectively.........   127,946,070   473,942,309
Fixed assets, net.................................     1,495,121     2,476,666
Land..............................................     6,850,951    14,613,365
Deferred debt issue costs, net of accumulated
 amortization of $514,898 and $6,765,601,
 respectively.....................................     1,871,242     6,686,683
Other assets......................................       645,752     1,516,070
                                                    ------------  ------------
                                                    $143,177,903  $516,148,101
                                                    ============  ============
       Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable................................  $  2,242,397  $  3,280,809
  Accrued expenses................................     3,095,049     5,761,016
  Deferred revenue................................       639,460     1,448,432
  Current portion of long-term debt...............    11,122,077    15,692,912
                                                    ------------  ------------
   Total current liabilities......................    17,098,983    26,183,169
Long-term debt....................................   109,459,790   417,524,802
Other liabilities.................................       105,012       125,152
                                                    ------------  ------------
                                                     126,663,785   443,833,123
                                                    ------------  ------------
Commitments and contingencies (Note 7)
Redeemable stock (Note 8):
  Series A senior preferred stock, mandatorily
   redeemable, dividends payable-in-kind; $.001
   par value; 145,000 shares authorized; 0 and
   31,383 shares issued and outstanding at
   December 31, 1997 and 1998, respectively;
   includes accrued dividends and accretion of
   $1,434,341 at December 31, 1998 ...............           --     29,882,298
  Class B common stock, 12,000 shares issued and
   outstanding at December 31, 1997 and 1998,
   respectively...................................     1,761,000     1,761,000
  Class D common stock, $.001 par value; 39,000,
   and 40,000 shares issued and outstanding at
   December 31, 1997 and 1998, respectively.......            39            40
                                                    ------------  ------------
                                                       1,761,039    31,643,338
                                                    ------------  ------------
Stockholders' equity (Note 8):
  Series B junior preferred stock, redeemable, 14%
   dividends, $.001 par value; 100 shares
   authorized; 0 and 60 shares issued and
   outstanding at December 31, 1997 and 1998,
   includes accrued dividends of $1,659,821 ......           --     59,928,980
  Common stock:
   Class A common stock--202,500 shares issued and
        outstanding at December 31, 1997 and 1998,
        respectively..............................           203           203
   Class E common stock--67,089, and 174,766
        shares issued and outstanding at December
        31, 1997 and 1998, respectively...........            67           175
   Warrants ......................................           --      1,000,000
   Additional paid-in capital.....................    25,875,752    33,136,302
   Accumulated deficit............................   (11,122,943)  (53,394,020)
                                                    ------------  ------------
                                                      14,753,079    40,671,640
                                                    ------------  ------------
                                                    $143,177,903  $516,148,101
                                                    ============  ============

  The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                            PINNACLE HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                      Year Ended    Year Ended    Year Ended
                                     December 31,  December 31,  December 31,
                                         1996          1997          1998
                                     ------------  ------------  ------------
Tower rental revenue................ $ 4,841,752   $12,880,631   $ 32,018,651
Tower operating expenses, excluding
 depreciation and amortization......   1,135,023     2,632,274      6,165,897
                                     -----------   -----------   ------------
  Gross margin, excluding
   depreciation and amortization ...   3,706,729    10,248,357     25,852,754
                                     -----------   -----------   ------------
Other expenses:
  General and administrative........     916,237     1,367,400      4,175,477
  Corporate development.............   1,420,879     3,723,180      6,381,516
  State franchise, excise and
   minimum taxes....................      25,801        66,942        686,040
  Depreciation......................   2,041,085     6,334,769     22,512,819
                                     -----------   -----------   ------------
                                       4,404,002    11,492,291     33,755,852
                                     -----------   -----------   ------------
Loss from operations................    (697,273)   (1,243,934)    (7,903,098)
Interest expense....................   1,154,990     6,925,094     12,300,182
Amortization of original issue
 discount and debt issuance costs...     164,091       292,143     16,426,224
                                     -----------   -----------   ------------
Loss before extraordinary item......  (2,016,354)   (8,461,171)   (36,629,504)
Extraordinary loss from
 extinguishment of debt.............         --            --       5,641,573
                                     -----------   -----------   ------------
Net loss............................ $(2,016,354)  $(8,461,171)  $(42,271,077)
                                     ===========   ===========   ============
Payable-in-kind preferred dividends
 and accretion......................         --            --       3,094,162
Net loss attributable to common
 shareholders....................... $(2,016,354)  $(8,461,171)  $(45,365,239)
                                     ===========   ===========   ============
Basic loss per common share:
 Loss before extraordinary item..... $     (8.10)  $    (27.28)  $     (94.95)
 Extraordinary item.................         --            --          (13.48)
                                     -----------   -----------   ------------
 Net loss........................... $     (8.10)  $    (27.28)  $    (108.43)
                                     ===========   ===========   ============
Weighted average number of common
 shares outstanding.................     248,950       310,122        418,363
                                     ===========   ===========   ============





  The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                            PINNACLE HOLDINGS INC.

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                    Series  B Junior     Class A        Class E
                    preferred stock    common stock   common stock             Additional       Stock
                   ------------------ -------------- --------------              paid-in    subscriptions Accumulated
                   Shares   Amount    Shares  Amount Shares  Amount  Warrants    capital     receivable     deficit
                   ------ ----------- ------- ------ ------- ------ ---------- -----------  ------------- ------------
Balance at
December 31,
1995.............    --       --       75,500  $ 76      --    --          --  $ 7,051,405    $(180,015)  $   (645,418)
Issuance of
common stock, net
of issuance
costs:
 Class A.........                     127,000   127                             12,699,873
 Class D.........
 Class E.........                                     51,300    51               5,129,941
Payment received
for stock
subscriptions....                                                                               180,015
Net loss.........                                                                                           (2,016,354)
                   -----  ----------- -------  ----  -------  ----  ---------- -----------    ---------   ------------
Balance at
December 31,
1996.............    --       --      202,500   203   51,300    51         --   24,881,219          --      (2,661,772)
Issuance of
common stock, net
of issuance
costs:
 Class E.........                                     15,789    16               1,555,533
Net loss.........                                                                                           (8,461,171)
Adjustment to
Class B common
stock............                                                                 (561,000)
                   -----  ----------- -------  ----  -------  ----  ---------- -----------    ---------   ------------
Balance at
December 31,
1997.............    --       --      202,500   203   67,089    67         --   25,875,752          --     (11,122,943)
 Issuance of
 common stock,
 net of issuance
 costs:
 Class E.........                                    107,677   108              10,767,600
 Distribution to
 Class B common
 stockholders ...                                                                 (412,888)
 Issuance of
 preferred stock,
 net of issuance
 costs:
 Series A senior
 preferred
 stock...........                                                    1,000,000
 Series B junior
 preferred
 stock...........  58.74   58,269,159                                           (1,434,341)
 Dividends and
 accretion on
 preferred
 stock...........   1.66    1,659,821                                           (1,659,821)
 Net loss........                                                                                          (42,271,077)
                   -----  ----------- -------  ----  -------  ----  ---------- -----------    ---------   ------------
Balance at
December 31,
1998.............  60.40  $59,928,980 202,500  $203  174,766  $175  $1,000,000 $33,136,302          --    $(53,394,020)
                   =====  =========== =======  ====  =======  ====  ========== ===========    =========   ============
                   Stockholders'
                      equity
                   -------------
Balance at
December 31,
1995.............   $ 6,226,048
Issuance of
common stock, net
of issuance
costs:
 Class A.........    12,700,000
 Class D.........
 Class E.........     5,129,992
Payment received
for stock
subscriptions....       180,015
Net loss.........    (2,016,354)
                   -------------
Balance at
December 31,
1996.............    22,219,701
Issuance of
common stock, net
of issuance
costs:
 Class E.........     1,555,549
Net loss.........    (8,461,171)
Adjustment to
Class B common
stock............      (561,000)
                   -------------
Balance at
December 31,
1997.............    14,753,079
 Issuance of
 common stock,
 net of issuance
 costs:
 Class E.........    10,767,708
 Distribution to
 Class B common
 stockholders ...      (412,888)
 Issuance of
 preferred stock,
 net of issuance
 costs:
 Series A senior
 preferred
 stock...........     1,000,000
 Series B junior
 preferred
 stock...........    56,834,818
 Dividends and
 accretion on
 preferred
 stock...........           --
 Net loss........   (42,271,077)
                   -------------
Balance at
December 31,
1998.............   $40,671,640
                   =============

  The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                               PINNACLE HOLDINGS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                         Year Ended    Year Ended    Year Ended
                                        December 31,  December 31,  December 31,
                                            1996          1997          1998
                                        ------------  ------------  -------------
Cash flows from operating activities:
 Net loss.............................  $(2,016,354)  $(8,461,171)  $ (42,271,077)
                                        -----------   -----------   -------------
 Adjustments to reconcile net loss to
  net cash provided by operating
  activities:
 Depreciation.........................    2,041,085     6,334,769      22,512,819
 Amortization of original issue
  discount and debt issuance costs....      164,091       292,143      16.426,224
 Extraordinary loss from
  extinguishment of debt..............          --            --        5,641,573
 Provision for doubtful accounts......       45,000        25,000          55,000
 (Increase) decrease in:
   Accounts receivable, gross.........     (454,065)   (1,118,692)       (156,815)
   Prepaid expenses and other current
    assets............................     (277,604)     (746,299)       (394,981)
   Notes receivable...................      387,455           --              --
   Other assets.......................     (237,408)     (358,587)       (902,630)
 Increase (decrease) in:
   Accounts payable...................      633,711     1,435,305       1,038,412
   Accrued expenses...................      429,779     2,371,605       2,665,967
   Deferred revenue...................       77,417       507,037         808,972
   Other current liabilities..........     (490,000)          --              --
   Other liabilities..................       49,491        44,253          20,140
                                        -----------   -----------   -------------
   Total adjustments..................    2,368,952     8,786,534      47,714,681
                                        -----------   -----------   -------------
Net cash provided by operating
 activities...........................      352,598       325,363       5,443,604
                                        -----------   -----------   -------------
Cash flows from investing activities:
 Payments made in connection with
  acquisitions:
   Tower assets.......................  (31,845,153)  (70,852,422)   (320,834,472)
   Land...............................   (3,337,847)   (2,738,951)     (7,762,414)
 Capital expenditures:
   Tower assets.......................   (7,036,048)  (14,815,863)    (43,535,621)
   Fixed assets.......................     (563,646)   (1,023,513)     (1,553,493)
 (Increase) decrease in restricted
  cash................................      138,157       (25,750)         59,822
                                        -----------   -----------   -------------
Net cash used in investing
 activities...........................  (42,644,537)  (89,456,499)   (373,626,178)
                                        -----------   -----------   -------------
Cash flows from financing activities:
 Borrowings under
  long-term debt, net ................   24,866,994    89,918,073     487,247,329
 Repayment of long-term debt..........     (568,516)     (695,982)   (205,029,425)
 Proceeds from issuance of redeemable
  stock, net..........................            8           --              --
 Proceeds from issuance of PIK
  preferred stock and warrants, net...          --            --       87,717,116
 Proceeds from issuance of common
  stock, net..........................   18,010,007     1,555,549      10,767,709
 Payment of accretion in Class B
  common stock........................          --            --         (412,888)
                                        -----------   -----------   -------------
Net cash provided by financing
 activities...........................   42,308,493    90,777,640     380,289,841
                                        -----------   -----------   -------------
Net increase (decrease) in cash and
 cash equivalents.....................       16,554     1,646,504      12,107,267
Cash and cash equivalents,
 beginning of period..................       30,865        47,419       1,693,923
                                        -----------   -----------   -------------
Cash and cash equivalents, end of
 period...............................  $    47,419   $ 1,693,923   $  13,801,190
                                        ===========   ===========   =============
Supplemental disclosure of cash flows:
 Cash paid for interest...............  $ 1,037,452   $ 5,786,816   $  12,271,070
                                        ===========   ===========   =============
Non-cash transactions:
 Seller debt issued in connection
  with acquisitions...................  $ 7,493,255   $19,251,850   $   2,414,965
 Payable-in-kind preferred dividends
  and accretion.......................  $       --    $       --    $   3,094,162

  The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                            PINNACLE HOLDINGS INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Business and Basis of Presentation

  The accompanying consolidated financial statements reflect the financial position and results of operations and cash flows of Pinnacle Holdings Inc. and its wholly owned subsidiaries: Pinnacle Towers Inc., Coverage Plus Antenna Systems, Inc. and Tower Systems, Inc., collectively referred to as the "Company." The Company acquires, develops and operates telecommunication towers and leases space on its towers to customers in the wireless communications industries located in the United States. All significant intercompany balances and transactions have been eliminated in consolidation.

2. Summary of Significant Accounting Policies

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results may vary from estimates used.

 Cash and Cash Equivalents

  For purposes of reporting cash flows, the Company considers all highly liquid temporary cash investments with a maturity of three months or less to be cash equivalents.

 Concentration of Credit Risk

  Substantially all of the accounts receivable are with federal, state and local government agencies and national and local wireless communications providers. The Company performs ongoing credit evaluations of its customers but does not require collateral to support customer receivables. The Company maintains an allowance for doubtful accounts on its customer receivables based upon factors surrounding the credit risk of specific customers, historical trends and other information. Sales to two customers accounted for 14.4% and 13.3% of revenues in 1998.

 Restricted Cash

  Restricted cash reflects cash held in escrow restricted for the acquisition of tower sites.

 Tower Assets

  Tower assets consists of towers, licenses, permits and tower attachments which are recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets, which is 15 years for towers, 30 years for buildings and from 5 to 10 years for equipment and other improvements to tower sites. Also included in tower assets are towers under construction of $3,452,045 and $9,231,475 as of December 31, 1997 and 1998, respectively. Improvements, renewals and extraordinary repairs which increase the value or extend the life of the asset are capitalized. Repairs and maintenance costs are expensed as incurred.

 Fixed Assets

  Fixed assets are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the fixed assets. Equipment held under capital leases is amortized on a straight-line basis over the term of the lease or the remaining life of the leased property, whichever is shorter. Betterments, renewals and

                          PINNACLE HOLDINGS INC.

extraordinary repairs which increase the value or extend the life of the asset are capitalized. Repairs and maintenance costs are expensed as incurred.

 Other Assets

  Other assets includes $747,000 of costs incurred in connection with a pending initial public offering by the Company at December 31, 1998, which will be deducted from the net proceeds of the offering in determining the amount of additional paid in capital to be recorded upon completion of the public offering or recorded as expense should the Company not be able to complete the initial public offering, and tenant lease receivables recorded in connection with the revenue recognition on non-cancellable tenant leases in accordance with Financial Accounting Standards Board Opinion No. 13, "Accounting for Leases."

 Impairment of Long-lived Assets

  The Company evaluates the recoverability of its long-lived assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related asset may be less than previously anticipated. If the net book value of the related asset exceeds the undiscounted future cash flows of the asset, the carrying amount would be reduced to the present value of its expected future cash flows and an impairment loss would be recognized. As of December 31, 1997 and 1998 management does not believe that an impairment reserve is required.

 Fair Value of Financial Instruments

  The carrying amount of the Company's financial instruments at December 31, 1997 and 1998, which includes cash and accounts receivable, approximates fair value due to the short maturity of those instruments. The Company considers the variable rate financial instruments including interest rate swaps to be representative of current market interest rates and, accordingly, the recorded amounts approximate fair market value. The Company's Senior 10% discount notes are publicly traded and were trading based on an 11.1% yield at December 31, 1998, indicating a fair value of the Notes of approximately $188.5 million.


 Tower Rental Revenue Recognition

  Tower rental revenue is recognized on a straight-line basis over the life of the related lease agreements. Revenue is recorded in the month in which it is due. Any rental amounts received in advance of the month due are recorded as deferred revenue.

 Corporate Development Expenses

  Corporate development expenses represent costs incurred in connection with acquisitions, construction activities and expansion of the customer base. These expenses consist primarily of allocated compensation and overhead costs that are not directly related to the administration or management of existing towers, and are expensed as incurred.

                            PINNACLE HOLDINGS INC.

 Income Taxes

  The Company qualifies and intends to continue to qualify to be taxed as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code of 1986, as amended, for each taxable year of operations. As a REIT, the Company is allowed a tax deduction for the amount of dividends paid to its stockholders, thereby effectively subjecting the distributed net income of the Company to taxation at the stockholder level only, provided it distributes at least 95% of its REIT taxable income and meets certain other requirements for qualifying as a REIT. The Company incurred a loss for both book and tax purposes in the years ended December 31, 1997 and 1998 and, therefore, was not required to pay a cash dividend in order to retain its REIT status.

 Loss Per Share

  Basic net loss per common share is based on the weighted average number of shares of common stock outstanding during each period. The computation of diluted loss per share, assuming conversion of the Class D common shares and the exercise of warrants issued in connection with the Series A Senior Preferred Stock and the Subordinated-Term Loan Agreement, has an antidilutive effect on loss per share.

 Reclassifications

  Certain amounts from prior years have been reclassified for consistency with current presentation. These reclassifications were not material to the consolidated financial statements.

3.  Acquisitions

  The Company actively acquires towers and assumes the sellers' related customer activity on an ongoing basis. In January 1996, the Company acquired telecommunications tower sites and related assets from an individual for cash of $4,443,000. During May of 1996, the Company acquired the rooftop of the Plaza Tower building including all of the related tower assets and fixtures for a purchase price of $3,000,000 which was paid in cash. In July 1996, the Company purchased the tower leases and subleases of Florida Mobile Telephone, Inc. for a purchase price of $2,270,000, which was also paid in cash. In September 1996, the Company purchased 10 tower sites and related assets for $3,010,000, which consisted of $792,325 in cash and $2,217,675 of notes payable to the seller. Additionally, the Company completed 44 other acquisitions of towers and related assets, all of which were individually insignificant to the Company, from various sellers during the year ended December 31, 1996. The aggregate purchase price of $20,854,055 consisted of $15,578,475 in cash and $5,275,580 of notes payable to the former tower owners (see Note 6).

  The Company completed 72 acquisitions during the year ended December 31, 1997, all of which were individually insignificant to the Company. The aggregate purchase price for acquisitions for the year ended December 31, 1997 was $73,591,373, which consisted of $54,339,523 in cash and $19,251,850 of notes payable to the former tower owners.

  On March 4, 1998, the Company completed the acquisition of 201 towers from Southern Communications Services, Inc. ("Southern Communications"), a subsidiary of Southern Company. The Company paid $83,500,000 for these towers, located in Georgia, Alabama, Mississippi, and Florida. In connection with the acquisition of these towers, the Company and Southern Communications or one of its affiliates have entered into leases whereby Southern Communications or one of its affiliates is a customer on each of the 201 towers acquired. Under the lease agreement, Southern Communications and its affiliates will pay initial annual aggregate rent of approximately $5,500,000 in 1998. The leases have initial terms of ten years with five optional renewal periods of five years exercisable at the customer's option. The Company anticipates that Southern Communications will continue to represent a significant, but declining percentage of the Company's

                            PINNACLE HOLDINGS INC.

revenues as the Company grows. The Company has also entered into an option agreement with Southern Communications under which the Company may supply, acquire or develop an additional 80 sites. Any of these additional sites would be rented under the same terms as the original leases of the 201 towers described above.

  On September 3, 1998, the Company acquired from MobileMedia Corporation ("MobileMedia") and several of its affiliates 166 towers for an aggregate purchase price of approximately $170 million. MobileMedia assigned its existing tenant leases on the towers to the Company. The Company entered into a lease (the "Lease") with MobileMedia Communications, Inc., an affiliate of MobileMedia, providing such affiliate of MobileMedia the non-exclusive right to install a certain amount of its equipment on the acquired towers for an aggregate rent of $10.7 million per year. The Lease has an initial term of 15 years and one five-year renewal term exercisable at the option of the lessee. Prior to this acquisition, space on the towers was primarily for the exclusive use of MobileMedia and its affiliates. The towers are located in the Southeastern United States, Southern California and New England. The MobileMedia transaction was funded with proceeds from the sale of two separate newly authorized series of preferred stock of the Company as described below, a loan from ABRY Broadcast Partners II, L.P., a controlling stockholder of the Company, and borrowings under the Company's senior credit facility with NationsBank, N.A. and certain other lenders.

  In addition to the Southern Communications and MobileMedia transactions described above, the Company completed 80 acquisitions of 526 towers and related assets, all of which were individually insignificant to the Company, from various sellers during the year ended December 31, 1998 for an aggregate purchase price of $331,204,262, consisting of $328,789,297 in cash and $2,414,965 of notes payable to the former tower owners.

  The Company accounts for its acquisitions using the purchase method of accounting. The results of operations of the acquired assets are included with those of the Company from the dates of the respective acquisitions. The pro-forma results of operations listed below reflect purchase accounting and pro-forma adjustments as if the transactions occurred as of January 1, 1997. This unaudited pro-forma information is not necessarily indicative of the results that would have occurred if the assumed transaction had occurred on the dates indicated and are not necessarily indicative of the expected financial position or results of operations in the future.

                                                         December 31,
                                                   --------------------------
                                                       1997          1998
                                                   ------------  ------------
                                                   (unaudited)    (unaudited)
   Tower rental revenue........................... $ 38,427,583  $ 43,416,231
   Gross profit, excluding depreciation and
    amortization..................................   31,970,369    35,889,471
   Net loss.......................................  (40,363,789)  (48,938,067)
   Basic net loss per common share................ $    (160.89) $    (153.89)

                             PINNACLE HOLDINGS INC.

4. Fixed Assets

  Fixed assets consist of the following:

                                                           December 31,
                                      Estimated useful ----------------------
                                       lives in years     1997        1998
                                      ---------------- ----------  ----------
   Vehicles..........................         5        $  489,778  $  657,062
   Furniture, fixtures and other
    office equipment.................         5           504,759     315,345
   Data processing equipment.........         5           880,333   2,439,895
                                                       ----------  ----------
                                                        1,874,870   3,412,302
   Accumulated depreciation..........                    (379,749)   (935,636)
                                                       ----------  ----------
   Fixed assets, net.................                  $1,495,121  $2,476,666
                                                       ==========  ==========

5. Accrued Expenses

  Accrued expenses consist of the following:

                                                              December 31,
                                                          ---------------------
                                                             1997       1998
                                                          ---------- ----------
   Construction and acquisition costs.................... $1,071,719 $2,429,893
   Interest..............................................  1,337,662  1,334,552
   Professional fees.....................................    150,000    543,705
   Taxes other than income...............................    148,115    736,698
   Payroll and other.....................................    387,553    716,168
                                                          ---------- ----------
                                                          $3,095,049 $5,761,016
                                                          ========== ==========

6. Long-term Debt

  Long-term debt consists of the following:

                                                          December 31,
                                                    --------------------------
                                                        1997          1998
                                                    ------------  ------------
Senior Credit Facility, interest at variable rates
 (8.25% at December 31, 1997 and 8.55% to 8.63% at
 December 31, 1998, respectively), secured,
 quarterly principal installments beginning June
 30, 2000, maturing December 31, 2005.............  $ 72,000,000  $182,450,000
Senior 10% discount notes, net of unamortized
 original issue discount of $0 and $109,041,993,
 respectively, unsecured cash interest payable
 semi-annually in arrears beginning September 16,
 2003, balloon principal payment of $325,000,000
 due at maturity on March 15, 2008................           --    215,958,009
Notes payable to former tower owners, interest
 from 8.5% to 13% per annum, monthly installments
 of principal and interest of varying amounts
 through December 31, 2021, secured by various
 letters of credit or guaranty by related party
 (Note 9).........................................    28,581,867    19,809,705
ABRY bridge loan, interest at 9% per annum,
 principal and interest due in April 1999 and
 September 1999 (Note 9)..........................           --     15,000,000
Subordinated term note, interest at variable rates
 (11.88% at December 31, 1997), unsecured,
 principal and interest maturing September 22,
 2000.............................................    20,000,000           --
                                                    ------------  ------------
                                                     120,581,867   433,217,714
Less: current potion of long-term debt............   (11,122,077)  (15,692,912)
                                                    ------------  ------------
Long-term debt....................................  $109,459,790  $417,524,802
                                                    ============  ============

                          PINNACLE HOLDINGS INC.

  The remaining principal payments at December 31, 1998 were due as follows:
1999-$15,692,912; 2000-$22,914,363; 2001-$28,464,878; 2002-$38,499,435; 2003-
$37,014,388; 2004-$74,673,731 and thereafter $325,000,000.

 Senior Credit Facility

  During 1995, the Company entered into a credit agreement of senior debt financing through a reducing revolving line of credit and revolver/term loan (as amended, the "Senior Credit Facility"). Advances under the credit agreement are limited to a borrowing base, which is based on the Company's cash flows, as defined in the agreement. The facility comprises a revolving line of credit under which the Company may make borrowings and repayments until March 31, 2000, at which time the facility will convert into a term loan payable through December 31, 2005. Advances under the Senior Credit Facility accrued interest at the Company's option at either LIBOR plus a margin of up to 2.375%, as defined in the related agreement, or at the greater of the Federal Funds Effective Rate plus 0.50% or the prime rate, plus a margin of up to 1.375%. Advances under the Senior Credit Facility bear interest payable in quarterly installments. In addition, the Company is required to pay commitment fees based on the unused portion of the commitments and customary facility fees on the total amount of the commitments.

  In December 1998 the Company significantly amended its Senior Credit Facility to provide $200 million of financing. Advances under the Senior Credit Facility accrue interest at the Company's option of either LIBOR plus a margin of up to 3.00%, as defined in the related agreement, or at the greater of the Federal Funds Effective Rate plus 0.50% or the prime rate, plus a margin of up to 2.00%. Additionally, certain financial covenants were modified. As a result of this significant modification, a write-off of the deferred debt costs of $5.6 million relating to original debt issue costs is reflected in the accompanying financials statements as an extraordinary item.

  The Senior Credit Facility is secured by a lien on substantially all of the Company's assets and a pledge of substantially all of the Company's capital stock. The credit agreement contains customary covenants such as limitations on the Company's ability to incur indebtedness, to incur liens or encumbrances on assets, to make certain investments, to make distributions to shareholders, or prepay subordinated debt. Under the credit agreement, the Company may not permit the ratio of senior debt to annualized EBITDA to exceed certain amounts, as defined in the agreement.

  For the years ended December 31, 1996, 1997, and 1998 the Company incurred commitment fees of approximately $52,000, $192,000, and $210,000, respectively.

 Senior Discount Notes

  On March 17, 1998, the Company issued $325,000,000 of 10% Senior Discount Notes with a scheduled maturity in 2008 through a private placement offering to institutional investors. The Company has the right to redeem the notes on or after March 15, 2003 at a price 105.0%, 103.3%, 102.6% and 100.0% during the twelve month periods ending March 15, 2003, 2004, 2005, and 2006 and thereafter, respectively. In addition, the Company at any time prior to March 15, 2001 may redeem up to 35% of the Senior Discount Notes upon a

                            PINNACLE HOLDINGS INC.

public equity offering at a redemption price equal to 110% of the accreted value of the notes plus unpaid liquidated damages, if any, as of the redemption date. The notes will accrete interest, representing the amortization of the original issue discount, at a rate of 10% compounded semi-annually to an amount of $325,000,000 by March 15, 2003. Thereafter, the notes will pay interest at the rate of 10% semi annually, payable in arrears on March 15 and September 16.

  Amortization of original issue discount for the year ended December 31, 1998 was $16,167,507.

 ABRY Bridge Loan

  In February 1998, the Company entered into an agreement with its principal stockholder (the "ABRY Bridge Loan"), whereby the Company borrowed $12,500,000 in cash. Amounts outstanding under the Bridge Loan earn interest at the rate of 9% per annum. Interest and principal under the Bridge Loan are payable within one year from the date of the related borrowing. The Company satisfied the loan balance in March 1998 in conjunction with the issuance of Senior Discount Notes, including interest due of $114,041.

  During April 1998, the Company borrowed $2.5 million under the ABRY Bridge Loan to partially fund acquisitions. In September 1998, the Company borrowed $12,500,000 under the ABRY Bridge Loan to partially finance the MobileMedia Acquisition. An aggregate amount of $15,000,000 is outstanding under the ABRY Bridge Loan at December 31, 1998. At December 31, 1998, accrued interest of $526,438 is included in accrued expenses.

 Subordinated Term Loan

  On September 22, 1997, the Company entered into a term loan agreement for $20,000,000, which was subordinated to the Company's Senior Credit Facility. Borrowings under this agreement accrue interest, at interest rates equal to a margin amount (as defined in the agreement), plus LIBOR. Additionally, the Company issued warrants for the Company's Class F Common Stock in connection with this loan. This loan was repaid in full in March 1998 with proceeds obtained from the issuance of the Senior Discount Notes. The warrants were cancelled upon repayment of this loan.

 Interest Rate Swap

  The Company enters into interest rate swap agreements to manage the interest rate risk associated with certain of its variable rate debt. The swap agreements effectively converts the credit agreement floating rate debt from LIBOR plus a margin, as defined in the agreement, to a fixed rate debt plus the applicable margin under the credit agreement on an amount equal to the notional value of the interest rate swap. The Company is exposed to credit losses in the event of non-performance by counterparties on these agreements, which the Company does not believe is significant. The following table summarizes the interest rate swap agreements:

                                                  Notional Amount
                                    --------------------------------------------
                                     Fixed
                                    pay rate December 31, 1997 December 31, 1998
                                    -------- ----------------- -----------------
   Expiration date
   May 1, 1998.....................   6.22%     $20,000,000       $      --
   December 24, 1998...............   5.90%      30,000,000              --
   June 24, 1999...................   5.14%             --        30,000,000
   September 30, 2000..............   5.75%      20,000,000       20,000,000
   May 1, 2001.....................   5.85%                       50,000,000

                            PINNACLE HOLDINGS INC.

  Approximately $28,000, $51,000 and $216,696 of interest expense was incurred in 1996, 1997 and 1998, respectively, related to the interest rate swap agreements.

7.  Commitments and Contingencies

 Operating Leases

  The Company is obligated under noncancellable leases for office space, machinery and equipment and site leases which expire at various times through 2015. The majority of these leases have renewal options which range up to 10 years. Certain of the leases have purchase options at the end of the original lease term. The future minimum lease commitments under these leases at December 31, 1998 are as follows:

   Year ending
   December 31,
     1999.......................................................... $ 3,190,114
     2000..........................................................   2,752,952
     2001..........................................................   2,266,092
     2002..........................................................   2,063,840
     2003..........................................................   1,713,007
     2004 and thereafter...........................................  15,072,586
                                                                    -----------
       Total minimum lease payments................................  27,058,591
                                                                    ===========

  Total rent expense under noncancellable operating leases was approximately $468,083, $1,468,323, and $3,623,798 for the years ended December 31, 1996,
1997 and 1998, respectively.

 Employment Agreements

  The Company has severance agreements with certain officers of the Company which grant these employees the right to receive their base salary and continuation of certain benefits for periods ranging from six to eighteen months in the event of a termination (as defined by the agreement) of such employees.

 Litigation

  The Company is not a party to any material legal proceedings other than routine litigation incidental to its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

 Tenant Leases

  The following is a schedule by year of total rentals to be received for tower space under noncancellable lease agreements as of December 31, 1998:

   Year ending
   December 31,
   ------------
    1999........................................................... $ 39,155,536
    2000...........................................................   35,541,604
    2001...........................................................   32,474,747
    2002...........................................................   28,766,328
    2003...........................................................   21,756,859
    2004 and thereafter............................................  129,193,435
                                                                    ------------
                                                                    $286,888,509
                                                                    ============

                            PINNACLE HOLDINGS INC.

  Principally all of the leases provide for renewal at varying escalations. Leases provided for fixed-rate escalations have been reflected above.

8. Stockholders' Equity

 Capital Contribution Commitment

  In 1995, the Company and its principal shareholder entered into a capital contribution agreement whereby the principal shareholder committed to invest up to $20,000,000 as equity in the Company (the "Capital Contribution Agreement") and at that time, management contributed $1,200,000. In February 1996, the Capital Contribution Agreement was amended and the principal shareholder's equity commitment to the Company was increased to $50,000,000.

  As of December 31, 1998, and after giving affect to guaranty of certain notes payable to former tower owners of $3.9 million, approximately $8.9 million remained outstanding under the Capital Contribution Agreement.

 Mandatorily Redeemable Preferred Stock, Preferred Stock and Warrants

  On September 30, 1998, in connection with the MobileMedia Acquisition the Company sold 30,000 shares of newly authorized Series A Senior Preferred Stock (the "Senior Preferred Stock"). These shares carry a liquidation preference of $30 million in the aggregate, and were sold with an attached warrant to purchase 10,000 shares of Class F Common Stock at $.01 per share. Dividends on the Senior Preferred Stock accrue at a rate of 14% through March 31, 1999, 14.75% from April 1, 1999 through June 30, 1999, 15.5% from July 1, 1999 through September 30, 1999 and 16% thereafter. At the Company's option, such dividends can be paid by the issuance of additional shares of such stock. The Senior Preferred Stock is redeemable at the Company's option, at liquidation preference, at any time upon 30 days advance notice. The Senior Preferred Stock is mandatorily redeemable on September 30, 2008. The warrants (valued using the Black-Scholes option pricing model) are recorded at fair value and are exercisable at a nominal price for a period of eight and one-half years commencing 18 months following the issuance of the Senior Preferred Stock. If the Senior Preferred Stock is redeemed prior to 18 months after its initial issuance, the warrants may not be exercised and will be cancelled. The warrants expire on September 3, 2008.

  ABRY/Pinnacle, Inc., an affiliate of ABRY Broadcast Partners II, L.P., purchased newly authorized Series B Junior Preferred Stock of the Company (the "Junior Preferred Stock") with a liquidation preference of $32.5 million. Dividends accrue at a rate of 14% and, at the Company's option, may be paid by the issuance of additional shares of such stock. The Junior Preferred Stock is not mandatorily redeemable. In December 1998, the Company sold additional shares of the Series B Junior Preferred Stock to ABRY/Pinnacle, Inc. with a liquidation preference of $26.2 million. The Junior Preferred Stock is redeemable at the Company's option, at liquidation preference, at any time.

  The Senior Preferred Stock and the Junior Preferred Stock have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

 Redeemable Common Stock

  Class D common stock is convertible into shares of Class C common stock. The number of shares of Class C common stock issuable upon conversion will be 25% of the aggregate number of Class A and Class B common stock outstanding at the close of business on the Conversion date, as defined in the agreement. Such conversion will be effected by the surrender of the Class D common stock in exchange for the Class C common stock on a date to be approved by the Board of Directors, or upon consummation of an initial public offering.

                            PINNACLE HOLDINGS INC.

Any Class D common stock converted into Class C common stock will maintain the vesting characteristics such Class D common stock had prior to the time of conversion.

  Shares of Class D Common Stock are held by various officers and employees of the Company. Vesting of the ownership of these shares is subject to varying schedules. Certain employees vest into the ownership of the shares at the rate of 20% per year. Other employees vest according to the following schedule:

                                                               Vesting fraction
                                                                  of shares
                                                              remaining unvested
                                                              ------------------
   Anniversary of
   the closing date
     First...................................................        1/10
     Second..................................................         1/9
     Third...................................................         1/8
     Fourth..................................................         2/7
     Fifth...................................................         1/2
     Sixth...................................................         1/1

  If certain employees cease to be employed prior to the third anniversary of the date their respective shares were granted, any vested shares will become unvested. In the event of an initial public offering or sale of the Company, all unvested shares for any employee still employed will become vested shares. In the event of termination of employment, all shares of Class D common stock are subject to repurchase provisions, as defined below.

  If any employee ceases to be employed, then such employee's Class B and Class D common stock will be subject to repurchase by the Class A stockholders and the Company. The employee will have the right to require the Company to purchase any or all Class B and D common stock which are held, if such employee's termination was with or without cause and any Class D stock if termination is as a result of death or disability. If the employee is terminated with or without cause, the repurchase price for Class B common stock and vested Class D common stock will be fair market value, while the repurchase price for unvested Class D common stock will be $.001 per share. During 1997, the Company repurchased 500 shares of Class B common stock from a former employee. The purchase price approximated $147 per share, resulting in the determination of a new fair market value of the stock. Accordingly, the Class B common stock and additional paid in capital accounts have been adjusted to reflect this increase in fair market value.

  The Company's obligation to repurchase the Class D stock in the event of death or disability of an employee stockholder is limited to the amount of shares the Company could purchase with the proceeds of the life insurance policy covering the respective Class D employee stockholder. Additionally, all repurchases of shares are subject to the applicable restrictions contained in the Company's debt agreements.

 Common Stock

The Company has six classes of authorized common stock: Class A, B, C, D, E and F. Under the Company's Amended and Restated Certificate of Incorporation, the relative rights and preferences of each class of common stock are as follows:

 Voting Rights

  All classes of common stock will vote together as a single combined class on all matters submitted to a vote of the shareholders, with each holder of Class A, B, C, E or F common shares being entitled to one vote per share of such stock held and each holder of Class D common shares being entitled to a number of votes equal to the number of shares of Class C stock which would be issued upon conversion of the Class D stock, as described below.

                            PINNACLE HOLDINGS INC.

 Distributions

  The holders of the Class A and B common shares have an initial distribution preference equal to 15% per annum (the "Yield") based on the initial purchase price of $100 per share from the date of issuance through June 30, 1997. The distribution amount related to the Yield was fixed at June 30, 1997 at approximately $4.8 million. In addition to the Yield, the holders of Class A, Class B and Class E common stock are entitled to a distribution preference of $100 per share (the "Preference Amount"), which approximated $38.9 million at December 31, 1998.

  In 1998 the Company paid $412,888 in distributions to the holders of Class B Common Stock in settlement of a distribution preference on such stock in connection with the issuance of the senior 10% discount notes (Note 6).

  Holders of Class A common stock are entitled to receive their respective Preference Amounts before any distributions are to be made to any other class of stock. Similarly, holders of Class E Common stock are entitled to receive their respective Preference Amount before any distributions are to be made to the holders of Class B, C, D or F common stock. Once distributions have been made to Class A and E, holders of Class B common stock will receive their Preference Amounts. Remaining distributions will be made to all classes of common stock on the basis of the number of Units (as defined by the Company's Certificate of Incorporation) assigned to the respective shares.

  Additional stock information is as follows:

                                                                December 31
                                                            -------------------
                                                              1997      1998
                                                            -------- ----------
Preferred Stock:
 Par value per share....................................... $  0.001 $    0.001
 Shares authorized.........................................  100,000  1,000,000
  Designated as Series A Senior preferred stock............      --     145,000
  Designated as Series B Junior preferred stock............      --         100
 Shares issued and outstanding:
  Series A Senior..........................................      --      31,383
  Series B Junior..........................................      --          60
Class A common stock:
 Par value per share....................................... $  0.001 $    0.001
  Shares authorized........................................  202,500    202,500
  Shares issued and outstanding............................  202,500    202,500
Class B common stock:
 Par value per share....................................... $  0.001 $    0.001
  Shares authorized........................................   12,000     12,000
  Shares issued and outstanding............................   12,000     12,000
Class C common stock:
 Par value per share....................................... $  0.001 $    0.001
  Shares authorized........................................  200,000    200,000
  Shares issued and outstanding............................      --         --
Class D common stock:
 Par value per share....................................... $  0.001 $    0.001
  Shares authorized........................................  100,000    100,000
  Shares issued and outstanding............................   39,000     40,000
Class E common stock:
 Par value per share....................................... $  0.001 $    0.001
  Shares authorized........................................  300,000    302,500
  Shares issued and outstanding............................   67,089    174,766
Class F common stock:
 Par value per share....................................... $  0.001 $    0.001
  Shares authorized........................................   10,000  1,000,000
  Shares issued and outstanding............................      --         --

                            PINNACLE HOLDINGS INC.

 Stock Incentive Plan

  The Pinnacle Holdings, Inc. Stock Incentive Plan (the "Plan") became effective July 1, 1998. The Plan provides for awards consisting of stock option and restricted stock grants ("Awards") to employees, non-employee directors, and other persons who perform services for the Company. The Plan is administered by a committee consisting of at least two non-employee directors of the Company (the "Committee")

  The maximum number of shares of Common Stock that may be made subject to Awards granted under the Stock Incentive Plan is approximately 3,000,000. In the event of any change in capitalization of the Company, however, the Committee shall adjust the maximum number and class of shares with respect to which Awards may be granted, the number and class of shares which are subject to outstanding Awards may be granted, the number and class of shares which are subject to outstanding Awards and the purchase price therefor. In addition, if any Award expires or terminates without having been exercised, the shares of Common Stock subject the Award again become available for grant under the Stock Incentive Plan. No shares have been granted at December 31, 1998.

  The Committee is authorized to grant to eligible persons incentive stock options ("ISO") or nonqualified stock options ("NSO"). During any calendar year, the Committee shall not grant to any eligible person Options to purchase more than 1,000,000 shares of Common Stock. The term of an ISO cannot exceed 10 years, and the exercise price of any ISO must be equal to or greater than the fair market value of the shares of Common Stock on the date of the grant. Any ISO granted to a holder of 10% or more of the combined voting power of the capital stock of the Company must have an exercise price equal to or greater than 110% of the fair market value of the Common Stock on the date of grant and may not have a term exceeding five years from the grant date. The exercise price and the term of an NSO shall be determined by the Committee on the date that the NSO is granted.

  Options shall become exercisable in whole or in part on the date or dates specified by the Committee. The Committee, in its sole discretion, may accelerate the date or dates on which an Option becomes exercisable. Each Option shall expire on such date or dates as the Committee shall determine at the time the Option is granted. Upon termination of an Optionee's employment with the Company (including by reason of the Optionee's death), each unexercised Option (whether or not then exercisable) shall terminate and be forfeited, except that any such Options which are then exercisable shall remain exercisable for such period after termination of the Optionee's employment as the Committee may have determined at the time the Option was granted. If an Optionee's employment with the Company is terminated for cause (as defined in the Stock Incentive Plan), all of such person's Options shall immediately terminate.

  The Committee may also grant to an eligible person an award of Common Stock subject to future service and such other restrictions and conditions as the Committee may determine ("Restricted Stock"). The Committee will determine the terms of such Restricted Stock, including the price, if any, to be paid by the recipient for the restricted stock, the restrictions placed on the shares and the time or times when the restrictions will lapse, at the time of the granting thereof.

9. Related Party Transactions

  Certain board members and/or stockholders provide management services to the Company. The Company pays up to $75,000, plus certain reimbursable costs incurred on behalf of the Company, each year for such management services. The Company paid approximately $55,162, $78,166, and $834,192 for such services and related reimbursable expenses for the years ended December 31, 1996, 1997, and 1998, respectively. At December 31, 1997 and 1998, $29,950 and $ 232,500, respectively, was due to these related parties for management services and related reimbursable costs. A balance due from current or former officers of $200,000 and $16,097 is included in other assets at December 31, 1997 and 1998, respectively. During 1997, the majority stockholder of the Company guaranteed a note payable to a tower seller of $3.9 million associated with a tower acquisition. Also see Note 6 for related party debt and Note 8 for certain related party equity transactions.

10. Employee Benefit Plan

  Effective January 1, 1997, the Company began participating in a 401(k) plan of the majority stockholder. The plan covers substantially all employees. Benefits vest based on number of years of service. To participate in the plan, employees must be at least 21 years old and have completed six months of service. The Company has not made any contributions to the plan.

11. Subsequent Events

 Acquisitions

  Subsequent to December 31, 1998 the Company is party to several letters of intent with various third parties to purchase 135 towers, reflecting an aggregate commitment to pay approximately $60.2 million.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
MobileMedia Communications, Inc. and
 Subsidiaries

  We have audited the accompanying balance sheets of the tower operations (the "Tower Operations") of MobileMedia Communications, Inc. and Subsidiaries (the "Parent") as of December 31, 1997 and 1996 and the related statements of income, changes in net tower operation assets, and cash flows for the years then ended. These financial statements are the responsibility of the Parent's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Tower Operations of MobileMedia Communications, Inc. and Subsidiaries as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

  As discussed in Note 4, on July 7, 1998, MobileMedia Corporation and the Parent entered into an agreement to sell certain assets of the Tower Operations to Pinnacle Towers Inc. Tower Operations is not a separate legal entity, subsidiary, division or segment of the Parent and, accordingly, it has no independent financing sources. On January 30, 1997, MobileMedia, the Parent and all seventeen of the Parent's subsidiaries (collectively with the Parent and MobileMedia, the "Debtors"), filed for protection under Chapter 11 of Title 11 of the United States Code. The Debtors are operating as debtors-in-possession and are subject to the jurisdiction of the United State Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Accordingly, the aforementioned sale transaction is subject to Bankruptcy Court approval. Management believes it will receive the consent of its debt holders and the Bankruptcy Court for the sale of the Tower Operations free and clear of all liens. As a result of the uncertainties of the Debtor's bankruptcy and the collateralization of the Tower Operations' assets, and the potential effect on the Tower Operations' assets, there is substantial doubt that the Tower Operations would continue as a going concern if the necessary consents are not received or if for some other reason the sale transaction is not consummated. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
July 13, 1998

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                                TOWER OPERATIONS
   (A Carve-Out Entity of MobileMedia Communications, Inc. and Subsidiaries)

                                 BALANCE SHEETS

                                                            December 31,
                                           June 30,    -----------------------
                                             1998         1997         1996
                                          -----------  -----------  ----------
                                          (Unaudited)
Assets
Current assets:
 Accounts receivable (net of allowance
  for doubtful accounts of $80,000,
  $57,000 and $18,000 at June 30, 1998,
  December 31, 1997 and 1996, respective-
  ly).................................... $   283,294  $   196,307  $  179,960
 Prepaid site lease rentals..............      46,248       49,710      46,934
                                          -----------  -----------  ----------
    Total current assets.................     329,542      246,017     226,894
Property and equipment:
 Land....................................   2,401,987    2,401,987   2,401,987
 Tower assets and other equipment........   4,910,330    4,891,859   4,670,431
 Less accumulated depreciation...........  (1,544,396)  (1,279,937)   (758,456)
                                          -----------  -----------  ----------
Net property and equipment...............   5,767,921    6,013,909   6,313,962
                                          -----------  -----------  ----------
    Total assets......................... $ 6,097,463  $ 6,259,926  $6,540,856
                                          ===========  ===========  ==========
Liabilities and net tower operation
 assets
Liabilities:
 Accounts payable........................ $   214,316  $   520,318  $  282,045
 Unearned revenue........................     172,829      165,241      29,411
                                          -----------  -----------  ----------
                                              387,145      685,559     311,456
Commitments and contingencies
Net tower operation assets...............   5,710,318    5,574,367   6,229,400
                                          -----------  -----------  ----------
    Total liabilities and net tower oper-
     ation assets........................ $ 6,097,463  $ 6,259,926  $6,540,856
                                          ===========  ===========  ==========

                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                                TOWER OPERATIONS
   (A Carve-Out Entity of MobileMedia Communications, Inc. and Subsidiaries)

                              STATEMENTS OF INCOME

                                    Six months ended
                                 ----------------------
                                                         Year ended December 31,
                                  June 30,    June 30,   -----------------------
                                    1998        1997        1997        1996
                                 ----------- ----------  ----------- -----------
                                 (Unaudited) (Unaudited)
Revenues........................ $1,262,201  $1,246,855  $ 2,500,185 $ 2,608,321
Expenses:
 Operations.....................    513,105     525,572    1,113,663   1,001,018
 General and administrative.....    283,413     292,413      609,179     540,015
 Depreciation...................    264,459     257,576      521,481     489,271
                                 ----------  ----------  ----------- -----------
    Total expenses..............  1,060,977   1,075,561    2,244,323   2,030,304
                                 ----------  ----------  ----------- -----------
Net income...................... $  201,224  $  171,294  $   255,862 $   578,017
                                 ==========  ==========  =========== ===========




                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                                TOWER OPERATIONS
   (A Carve-Out Entity of MobileMedia Communications, Inc. and Subsidiaries)

              STATEMENTS OF CHANGES IN NET TOWER OPERATION ASSETS

Net tower operation assets as of December 31, 1995.................. $3,958,877
 Net income.........................................................    578,017
 Net activity with Parent...........................................  1,692,506
                                                                     ----------
Net tower operation assets as of December 31, 1996..................  6,229,400
 Net income.........................................................    255,862
 Net activity with Parent...........................................   (910,895)
                                                                     ----------
Net tower operation assets as of December 31, 1997..................  5,574,367
 Net income (unaudited).............................................    201,224
 Net activity with Parent (unaudited)...............................    (65,273)
                                                                     ----------
Net tower operation assets as of June 30, 1998 (unaudited).......... $5,710,318
                                                                     ==========



                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                                TOWER OPERATIONS
   (A Carve-Out Entity of MobileMedia Communications, Inc. and Subsidiaries)

                            STATEMENTS OF CASH FLOWS

                                Six months ended
                             ----------------------
                                                     Year ended December 31,
                              June 30,    June 30,   -------------------------
                                1998        1997        1997          1996
                             ----------- ----------  -----------  ------------
                             (Unaudited) (Unaudited)
Operating activities
Net income.................   $ 201,224  $ 171,294   $   255,862  $    578,017
Adjustments to reconcile
 net income to net cash
 provided by operating ac-
 tivities:
  Depreciation.............     264,459    257,576       521,481       489,271
  Change in operating as-
   sets and liabilities:
    Accounts receivable....     (86,987)    (6,186)      (16,347)      (50,889)
    Prepaid expenses.......       3,462     (2,777)       (2,776)          --
    Accounts payable.......    (306,002)   131,694       238,273       248,015
    Unearned revenue.......       7,588     89,654       135,830       (27,082)
                              ---------  ---------   -----------  ------------
Net cash provided by oper-
 ating activities..........      83,744    641,255     1,132,323     1,237,332
Investing activities
Tower acquisitions and cap-
 ital expenditures.........     (18,471)  (216,973)     (221,428)   (2,929,838)
                              ---------  ---------   -----------  ------------
Net cash used in investing
 activities................     (18,471)  (216,973)     (221,428)   (2,929,838)
Financing activities
Net activity with Parent...     (65,273)  (424,282)     (910,895)    1,692,506
                              ---------  ---------   -----------  ------------
Net cash (used in) provided
 by financing activities...     (65,273)  (424,282)     (910,895)    1,692,506
                              ---------  ---------   -----------  ------------
Net increase in cash.......         --         --            --            --
Cash at beginning of peri-
 od........................         --         --            --            --
                              ---------  ---------   -----------  ------------
Cash at end of period......   $     --   $     --    $       --   $        --
                              =========  =========   ===========  ============


                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                               TOWER OPERATIONS
   (A Carve-Out Entity of MobileMedia Communications, Inc. and Subsidiaries)

                         NOTES TO FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Basis of Presentation

  The accompanying financial statements present the financial position and the results of operations of the tower operations (the "Tower Operations") of MobileMedia Communications, Inc. and Subsidiaries (the "Parent"), which includes the Parent's business of leasing space on the 163 tower sites that are being acquired by Pinnacle Towers Inc. ("Pinnacle") (see Note 4) to customers in the broadcast and wireless communication industries. The Parent also utilizes the tower sites for its own transmitter systems.

  Tower Operations is not a separate legal entity, subsidiary, division or segment of the Parent and, accordingly, it has no independent financing sources. All funding has been summarized in the accompanying financial statements as "Net activity with Parent".

  The financial statements of the Tower Operations business have been derived from the financial statements of the Parent and have been prepared to present the financial position, results of operations, and cash flows on a stand-alone basis. All revenues and expenses specifically identifiable to Tower ownership are included. Additionally, the accompanying financial statements include certain costs and expenses that have been allocated to the Tower business from the Parent. These costs have been allocated on a pro rata basis primarily based upon revenues or total costs of certain infrastructure operations, depending upon the nature of the cost.

  On January 30, 1997, MobileMedia Corporation ("MobileMedia"), the Parent and all seventeen of the Parent's subsidiaries (collectively with the Parent and MobileMedia, the "Debtors"), filed for protection under Chapter 11 of Title 11 of the United States Code. The Debtors are operating as debtors-in-possession and are subject to the jurisdiction of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Concentrations of Credit Risk

  The owned tower site lease receivables potentially subject the business to credit risk, as the Tower Operations generally does not require collateral or other security to support customer receivables. The carrying amount of the Tower Operations receivables approximates fair value.

Property and Equipment

  Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives, which vary from 5 to 29 years.

Impairment of Long-Lived Assets

  Management periodically reviews the values assigned to long-lived assets to determine whether any impairments are other than temporary. Management believes that no impairment exists with respect to the long-lived assets in the accompanying balance sheets.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                               TOWER OPERATIONS
   (A Carve-Out Entity of MobileMedia Communications, Inc. and Subsidiaries)

                  NOTES TO FINANCIAL STATEMENTS--(continued)
1. Summary of Significant Accounting Policies (continued)

Revenue Recognition

  The Tower Operations earns revenues by leasing space on its towers to customers in the broadcast and communication industries or to customers that have internal communication systems. Lease revenues are recognized on a periodic basis over the non-cancelable lease term. The effect of escalation clauses within such leases is not material. No revenue is recognized in the accompanying financial statements related to the Parent's usage of space on the Tower Operations towers.

Allocation of Expenses

  Certain administrative expenses were allocated from the Parent based on the ratio of revenue generated from the Tower Operations to the Parent's revenues from services, rents and maintenance. Additionally, certain operational expenses were allocated from the Parent based on the estimated percentage of such costs which are deemed to be applicable to the Tower Operations. Management believes that these are the most appropriate methodologies for allocating such expenses.

Income Taxes

  The Tower Operations is not in itself a taxable entity and no provision or benefit for United States federal or state income taxes has been recorded.

Unaudited Interim Financial Statements

  The interim financial information as of June 30, 1998 and the six months ended June 30, 1998 and 1997 contained herein is unaudited but, in the opinion of management, includes all adjustments of a normal recurring nature which are necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. Results of operations for the periods presented herein are not necessarily indicative of results of operations for the entire year.

2. Commitments and Contingencies

  The Tower Operations' property and equipment are part of the collateral for MobileMedia's secured debt. MobileMedia is seeking the consent of the secured debt holders and the Bankruptcy Court for the sale of certain assets of the Tower Operations to Pinnacle free and clear of the liens (see Note 4). Management believes it will receive such consents from the secured debt holders and the Bankruptcy Court.

  The land on which certain towers are constructed is leased pursuant to operating leases. Rental expenses under operating leases were approximately $277,000, $298,000, $597,000 and $563,000 for the six months ended June 30,
1998 (unaudited) and 1997 (unaudited) and the years ended December 31, 1997 and 1996, respectively. The effect of escalation clauses within such leases is not material. At December 31, 1997, the aggregate minimum rental commitments under leases were as follows:

      1998........................................................... $  570,916
      1999...........................................................    454,913
      2000...........................................................    330,408
      2001...........................................................    203,091
      2002...........................................................    177,582
      Thereafter.....................................................    639,760
                                                                      ----------
                                                                      $2,376,670
                                                                      ==========

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                               TOWER OPERATIONS
   (A Carve-Out Entity of MobileMedia Communications, Inc. and Subsidiaries)

                  NOTES TO FINANCIAL STATEMENTS--(continued)
2. Commitments and Contingencies (continued)

  One ground lease, which extends until October 2003, stipulates that the tower on the land becomes the property of the city in which it is located upon expiration of the lease.

  One tower asset represents an exclusive lease agreement for use of the tower by the Tower Operations. Additionally, the Company believes that it has title to all Tower Operations land; however, for one such parcel, the Tower Operations may only have an easement to use the property.

3. Impact of Year 2000 (Unaudited)

  The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Parent's computer programs that have time-sensitive software may recognize a date using "00" as the Year 1900 rather than the Year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

  While the Parent is aware that certain of its software requires modification, it is in the process of determining the full extent that it will be required to modify or replace significant portions of its software so that its computer systems function properly with respect to dates in the Year 2000 and thereafter. If such modifications and conversions are not made, or are not completed timely, the Year 2000 issue could have a material impact on the operations of the Parent and the Tower Operations.

4. Subsequent Event--Sale and Leaseback of Tower Assets

  On July 7, 1998, MobileMedia and the Parent entered into an agreement to sell 163 towers and 49 parcels of land related to the Tower Operations to Pinnacle Towers Inc. for $170,000,000. The transaction also includes the assignment of leases and related lease payments for 89 land leases related to towers included in the sale. It is anticipated that such transaction will close on August 25, 1998, subject to the approval of the Bankruptcy Court.

  In connection with the transaction, MobileMedia and the Parent will enter into a lease agreement with Pinnacle in which the Parent will lease space on towers for 683 transmitters for a period of fifteen years at a cost of $1,300 per month per transmitter.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Southern Communications Services, Inc.:

  We have audited the accompanying balance sheets of the tower operations (the "Tower Operations" or "Company") of SOUTHERN COMMUNICATIONS SERVICES, INC. (a Delaware corporation) as of December 31, 1997 and 1996 and the related statements of operations, changes in accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Tower Operations of Southern Communications Services, Inc. as of December 31, 1997 and 1996 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP
Arthur Andersen LLP
Atlanta, Georgia
February 20, 1998

                     SOUTHERN COMMUNICATIONS SERVICES, INC.
                                TOWER OPERATIONS
         (A carve-out entity of Southern Communications Services, Inc.)

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                          1997         1996
                                                       -----------  -----------
                        Assets
Current Assets:
  Accounts receivable................................. $    39,459  $   169,994
  Prepaids and other..................................     117,599      102,942
                                                       -----------  -----------
    Total current assets..............................     157,058      272,936
                                                       -----------  -----------
Property and Equipment, at cost:
  Tower investment....................................  40,191,788   38,139,393
  Less accumulated depreciation.......................  (3,875,184)  (1,928,510)
                                                       -----------  -----------
    Net property and equipment........................  36,316,604   36,210,883
                                                       -----------  -----------
    Total assets...................................... $36,473,662  $36,483,819
                                                       ===========  ===========
         Liabilities and Accumulated Deficit
Current Liabilities:
  Accounts Payable.................................... $    78,342  $   115,865
Due to Parent.........................................  40,930,277   39,007,286
Commitments and Contingencies
Accumulated Deficit...................................  (4,534,957)  (2,639,332)
                                                       -----------  -----------
    Total liabilities and accumulated deficit......... $36,473,662  $36,483,819
                                                       ===========  ===========


        The accompanying notes are an integral part of these statements.

                     SOUTHERN COMMUNICATIONS SERVICES, INC.
                                TOWER OPERATIONS
         (A carve-out entity of Southern Communications Services, Inc.)

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                         1997         1996
                                                      -----------  -----------
Revenues............................................. $ 1,017,305  $   349,428
Expenses:
  Operations.........................................     876,614      748,001
  Administrative and General.........................      89,642       54,072
  Depreciation.......................................   1,946,674    1,810,282
                                                      -----------  -----------
  Total expenses.....................................   2,912,930    2,612,355
                                                      -----------  -----------
Net Loss............................................. $(1,895,625) $(2,262,927)
                                                      ===========  ===========



        The accompanying notes are an integral part of these statements.

                     SOUTHERN COMMUNICATIONS SERVICES, INC.
                                TOWER OPERATIONS
         (A carve-out entity of Southern Communications Services, Inc.)

                  STATEMENTS OF CHANGES IN ACCUMULATED DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

Accumulated Deficit as of December 31, 1995....................... $  (376,405)
Net Loss..........................................................  (2,262,927)
                                                                   -----------
Accumulated Deficit as of December 31, 1996.......................  (2,639,332)
Net Loss..........................................................  (1,895,625)
                                                                   -----------
Accumulated Deficit as of December 31, 1997....................... $(4,534,957)
                                                                   ===========



        The accompanying notes are an integral part of these statements.

                     SOUTHERN COMMUNICATIONS SERVICES, INC.
                                TOWER OPERATIONS
         (A carve-out entity of Southern Communications Services, Inc.)

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                          1997         1996
                                                       -----------  -----------
Cash Flows From Operating Activities:
  Net Loss...........................................  $(1,895,625) $(2,262,927)
  Adjustments to reconcile net loss to net cash used
   by operating activities:
   Depreciation......................................    1,946,674    1,810,282
   Changes in current assets and liabilities:
    Decrease (increase) in accounts receivable.......      130,535     (169,994)
    Decrease (increase) in prepaids and other........      (14,657)    (102,942)
    (Decrease) increase in accounts payable..........      (37,523)     115,865
                                                       -----------  -----------
      Total adjustments..............................    2,025,029    1,653,211
                                                       -----------  -----------
Net cash provided by (used in) operating activities..      129,404     (609,716)
                                                       -----------  -----------
Cash Flow From Investing Activities:
  Capital expenditures...............................   (2,052,395)  (8,657,518)
                                                       -----------  -----------
Net cash used by investing activities................   (2,052,395)  (8,657,518)
Cash Flow From Financing Activities:
  Change in Due to Parent............................    1,922,991    9,267,234
                                                       -----------  -----------
Net cash provided from financing activities..........    1,922,991    9,267,234
Increase In Cash.....................................  $         0  $         0
                                                       -----------  -----------
Cash at Beginning of Year............................  $         0  $         0
                                                       ===========  ===========
Cash at End of Year..................................  $         0  $         0
                                                       ===========  ===========


        The accompanying notes are an integral part of these statements.

                    SOUTHERN COMMUNICATIONS SERVICES, INC.
                               TOWER OPERATIONS
        (A carve-out entity of Southern Communications Services, Inc.)

                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The accompanying financial statements present the financial position and the results of operations of the Tower Operations (the "Company") of Southern Communications Services, Inc. (the "Parent"), which include the Parent's business of leasing space on the 201 tower sites that are being acquired by Pinnacle Towers Inc. ("Pinnacle") (See Note 4) to customers in the broadcast and wireless communication industries. Tower leasing has been incidental to the Parent's communications services business, and it has had no concentrated marketing and sales effort to generate revenues from tower leases.

  Tower Operations is not a separate subsidiary, division or segment of the Parent. The financial statements of the Tower Operations business have been derived from the financial statements of the Parent and have been prepared to present the financial position, results of operations, and cash flows on a stand-alone basis. All revenues and expenses specifically identifiable to tower ownership are included. Additionally, the accompanying financial statements include certain costs and expenses that have been allocated to the tower business from the Parent. These costs have been allocated on a pro rata basis primarily on either revenues or total costs of infrastructure operations, depending upon the nature of the cost. Management believes this allocation methodology is reasonable.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Credit Risk

  The owned tower site lease receivables potentially subject the business to credit risk, as collateral is generally not required. The business risk of loss is limited due to the significant number of leases with affiliated companies and the superior credit ratings of non-affiliated lessees. The carrying amount of the Company's receivables approximates fair value.

 Property and Equipment

  Towers are recorded at cost and include certain capitalized overhead costs (primarily engineering). Depreciation is computed using the straight-line method over the estimated useful lives of its towers, which are 20 years.

 Long-Lived Assets

  The business periodically reviews the values assigned to long-lived assets to determine whether any impairments are other than temporary. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

 Income Taxes

  The Company is not in itself a taxable entity, and no provision or benefit for United States federal or state income taxes has been recorded.

                    SOUTHERN COMMUNICATIONS SERVICES, INC.
                               TOWER OPERATIONS
        (A carve-out entity of Southern Communications Services, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)

 Revenue Recognition

  The Company earns revenues by leasing space on its towers to customers in the broadcast and communication industries or to customers that have internal communication systems. Lease revenues are recognized on a straight-line basis over the noncancelable lease term.

2. COMMITMENTS AND CONTINGENCIES

 Leases

  The Company leases land for certain tower sites under long-term operating leases. The majority of these leases contain renewal provisions which generally require renewals to be exercised at market rates. Rental expense for the years ended December 31, 1997 and 1996 totaled $228,688 and $195,075, respectively, and are included in Operations Expense in the accompanying statements of operations.

  Future minimum rental payments required under the operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1997 are as follows (in thousands):

   1998.............................................................. $  240,320
   1999..............................................................    240,320
   2000..............................................................    218,840
   2001..............................................................    203,544
   2002 and thereafter...............................................    854,096
                                                                      ----------
   Total............................................................. $1,757,120
                                                                      ==========

3. RELATED-PARTY TRANSACTIONS

  Certain specialized services are performed for the Company by Southern Company Services, Inc., an affiliate. Services provided include support in major functional areas, such as engineering, site acquisition, site leasing, benefits, cash management, legal, risk management, accounting, payroll, and taxes. These services are provided at cost and totaled $38,994 and $37,054 in 1997 and 1996, respectively.

  The Company purchases electrical power and leases land for towers from affiliated companies. The costs of these services were $117,061 and $112,623 in 1997 and 1996, respectively.

  The Company leases space on towers to certain of its affiliates. Revenues for these sales and services were $371,936 and $169,995 in 1997 and 1996, respectively.

  At December 31, 1997 and December 31, 1996, the Company owed approximately $26,574 and $71,267, respectively, to its affiliates for amounts due under the agreements discussed above.

                    SOUTHERN COMMUNICATIONS SERVICES, INC.
                               TOWER OPERATIONS
        (A carve-out entity of Southern Communications Services, Inc.)

                  NOTES TO FINANCIAL STATEMENTS--(Continued)


4. SALE AND LEASEBACK OF TOWER ASSETS

  On January 9, 1998, the Parent entered into a definitive agreement to sell 201 towers and 90 parcels of land to Pinnacle for a purchase price of $83,500,000 and received $6,000,000 from Pinnacle as a nonrefundable deposit for the transaction. The transaction also includes the assignment of leases and related lease payments for 111 land leases related to towers included in the sale. The transaction is expected to close on March 4, 1998. The sale price will be adjusted proportionately to the average price per tower site if the Parent or Pinnacle elect not to include certain sites in the transaction for certain casualty, title, or lease defects.

  In connection with the transaction, the Parent and Pinnacle have entered into a lease agreement in which the Parent will lease space on each tower included in the transaction for a period of 10 years at a cost of $1,500 per month per site. Five five-year option periods are included in the lease agreement.

  The Parent and Pinnacle have also entered into an option agreement, in which at the sole option of the Parent, Pinnacle may be used to construct up to 80 additional towers for the purpose of permitting the Parent to place thereon communications antennae and related equipment.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Pinnacle Holdings Inc.

  In our opinion, the accompanying combined balance sheet and the related combined statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Shore Communications ("Shore") at December 3, 1997, and the results of its operations and their cash flows for the eleven month period from January 1, 1997 through December 3, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Shore's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/PricewaterhouseCoopers LLP
Price Waterhouse LLP
Tampa, Florida
February 9, 1998

                              SHORE COMMUNICATIONS

               (A carve-out entity of Shore Communications, Inc.,
        West Shore Communications, Inc., and 28 Walker Associates, LLC)

                             COMBINED BALANCE SHEET

                                                               December 3, 1997
                                                               ----------------
                            Assets
Current assets:
  Accounts receivable.........................................    $    3,548
  Due from affiliate..........................................        58,107
  Prepaid expenses............................................        16,447
  Stockholder receivable......................................        91,745
  Deferred tax asset..........................................        22,007
  Other current assets........................................         6,948
                                                                  ----------
    Total current assets......................................       198,802
Fixed assets, net.............................................         9,638
Tower assets, net of accumulated depreciation of $229,580.....     2,254,591
Deferred loan costs, net of accumulated amortization of
 $26,777......................................................        48,599
                                                                  ----------
                                                                  $2,511,630
                                                                  ==========
             Liabilities and Stockholder's Equity
Current liabilities:
  Accounts payable and other current liabilities..............    $   62,251
  Deferred revenue............................................        60,391
  Stockholder payable.........................................       328,494
  Short-term debt.............................................     2,000,084
                                                                  ----------
    Total current liabilities.................................     2,451,220
Customer deposits.............................................         2,600
                                                                  ----------
                                                                   2,453,820
                                                                  ----------
Commitments and Contingencies (Note 6)
Stockholder's equity:
  Common stock, $1 par value; 10,000 shares authorized; 100
   shares issued and outstanding..............................           100
  Common stock, no par value; 5,000 shares authorized; 100
   shares issued and outstanding..............................           --
  Additional paid in capital..................................        66,900
  Retained earnings...........................................        (9,190)
                                                                  ----------
                                                                      57,810
                                                                  ----------
                                                                  $2,511,630
                                                                  ==========

            The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                              SHORE COMMUNICATIONS

               (A carve-out entity of Shore Communications, Inc.,
        West Shore Communications, Inc., and 28 Walker Associates, LLC)

             COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                                       Period from January 1,
                                                      through December 3, 1997
                                                      ------------------------
Revenue..............................................         $667,263
Tower operating expenses, excluding depreciation and
 amortization........................................          145,938
                                                              --------
    Gross margin.....................................          521,325
                                                              --------
Expenses:
  General and administrative expenses................          235,108
  Depreciation and amortization......................           96,554
                                                              --------
                                                               331,662
                                                              --------
Income from operations...............................          189,663
Interest expense.....................................          197,909
                                                              --------
Loss from operations.................................           (8,246)
Income tax benefit...................................           22,007
                                                              --------
Net income...........................................         $ 13,761
                                                              ========
Pro-forma income tax benefit.........................         $  2,849
                                                              --------
Pro-forma net loss...................................         $ (5,397)
                                                              ========
Retained earnings at December 31, 1996...............         $(22,951)
Net income...........................................           13,761
                                                              --------
Retained earnings at December 3, 1997................         $ (9,190)
                                                              ========


            The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                              SHORE COMMUNICATIONS

 (A carve-out entity of Shore Communications, Inc., West Shore Communications,
                      Inc., and 28 Walker Associates, LLC)

                        COMBINED STATEMENT OF CASH FLOWS

                                                        Period from January 1,
                                                       through December 3, 1997
                                                       ------------------------
Cash flows from operating activities:
  Net income..........................................        $  13,761
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation and amortization......................           96,554
   Deferred tax asset.................................          (22,007)
   (Increase) decrease in:
    Accounts receivable...............................           (3,548)
    Due from affiliate................................          (58,107)
    Prepaid expenses..................................          (11,261)
    Stockholder receivable............................          146,567
    Other current assets..............................           40,722
   Increase (decrease) in:
    Accounts payable and other current liabilities....           52,011
    Deferred revenue..................................           42,874
    Stockholder payable...............................          181,800
                                                              ---------
      Total adjustments...............................          465,605
                                                              ---------
Net cash provided by operating activities.............          479,366
                                                              ---------
Cash flows from investing activities:
  Capital expenditures:
    Tower assets......................................         (571,259)
    Fixed assets......................................           (3,023)
                                                              ---------
Net cash used in investing activities.................         (574,282)
Cash flows from financing activities:
  Borrowings under term note..........................          339,379
  Repayment of short-term debt........................         (403,662)
                                                              ---------
Net cash used in financing activities.................          (64,283)
Net decrease in cash..................................         (159,199)
                                                              ---------
Cash at December 31, 1996.............................          159,199
                                                              ---------
Cash at December 3, 1997..............................        $     --
                                                              =========
Supplemental Disclosure of Cash Flows
Cash paid for interest................................        $ 199,547
                                                              =========

The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                             SHORE COMMUNICATIONS

              (A carve-out entity of Shore Communications, Inc.,
        West Shore Communications, Inc., and 28 Walker Associates, LLC)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. Nature of Business and Basis of Presentation

 Nature of Business

  On December 3, 1997, Pinnacle Towers Inc. acquired all of the outstanding stock of Shore Communications, Inc. ("Shore Communications", a C Corporation) and West Shore Communications, Inc. ("West Shore", a C Corporation) and certain of the assets and business operations of 28 Walker Associates, LLC ( "Walker", a limited liability company). Shore Communications and West Shore were wholly-owned by an individual. Walker is owned by two individuals. Collectively, the acquired corporations, assets and related operations are referred to hereafter as Shore Communications ("Shore"). Shore owns telecommunication towers and leases space on these towers to customers in the wireless communications industries in Maryland and Virginia.

 Basis of Presentation

  The combined financial statements of Shore have been derived from the accounting records of Shore Communications, West Shore and Walker. Additional allocations were made to reflect Shore's share of general and administrative expenses on a carve-out basis as described in Note 2.

2. Summary of Significant Accounting Policies

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results may vary from those estimates.

 Due from Affiliate

  Tower revenues related to Walker are collected by an affiliate on behalf of Walker. Similarly, all direct tower operating expenses and general and administrative expenses are paid by an affiliate on behalf of Walker. Accordingly, a receivable from and payable to affiliates are recorded (see
Note 8).

 Tower Assets

  Tower assets consist of towers, buildings, and related attachments which are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which range from 6 to 31.5 years. Improvements, renewals and extraordinary repairs which increase the value or extend the life of the asset are capitalized. Repairs and maintenance costs are expensed as incurred.

 Fixed Assets

  Fixed assets are recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets, which range from 5 to 7 years. Improvements, renewals and extraordinary repairs which increase the value or extend the life of the assets are capitalized. Repairs and maintenance costs are expensed as incurred.

                             SHORE COMMUNICATIONS

              (A carve-out entity of Shore Communications, Inc.,
        West Shore Communications, Inc., and 28 Walker Associates, LLC)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

 Impairment of Long-lived Assets

  Shore evaluates the recoverability of its long-lived assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related asset may be less than previously anticipated. If the net book value of the related asset exceeds the undiscounted future cash flows of the asset, the carrying amount would be reduced to the present value of its expected future cash flows and an impairment loss would be recognized. As of December 3, 1997, management does not believe that an impairment reserve is required.

 Fair Value of Financial Instruments

  The carrying amount of Shore's financial instruments at December 3, 1997, which consists of accounts receivable, due from affilliate and short-term debt, approximates fair value due to the short maturity of those instruments.

 Revenue Recognition

  Rental revenue is recognized on a straight-line basis over the life of the related lease agreements. Revenue is recorded in the month in which it is due.

 Allocation of Expenses

  The accompanying financial statements include certain costs and expenses that have been allocated to the tower business from the Parent. These costs have been allocated on a pro rata basis primarily on either revenues or total costs of infrastructure operations, depending upon the nature of the cost. Management believes this allocation is reasonable.

 Income Taxes

  Shore accounts for income taxes using the liability method as required by Statement No. 109, Accounting for Income Taxes, issued by the Financial Accounting Standards Board.

  Deferred income taxes are provided for temporary differences between the basis of assets and liabilities for financial reporting and income tax reporting.

  As described in Note 1, Shore consisted of two C Corporations and a portion of a limited liability company. As such, the combined accounts reflect an income tax benefit for only the operations of the C Corporations at December 3, 1997. The Combined Statement of Operations and Retained Earnings also reflects an income tax benefit for the operations of Shore at December 3, 1997 on a pro-forma basis as if Shore were treated as a C Corporation.

3. Fixed Assets

  Fixed assets consist of the following:

                                                         Estimated
                                                        useful lives December 3,
                                                          in years      1997
                                                        ------------ -----------
   Furniture, fixtures.................................     5, 7      $ 11,691
   Automobile..........................................      5          13,784
                                                                      --------
                                                                        25,475
   Accumulated depreciation............................                (15,837)
                                                                      --------
   Fixed assets, net...................................               $  9,638
                                                                      ========

                             SHORE COMMUNICATIONS

              (A carve-out entity of Shore Communications, Inc.,
        West Shore Communications, Inc., and 28 Walker Associates, LLC)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)

4. Short-term Debt

  Shore maintained line of credit facilities with a bank under guidance line notes which provided for secured borrowings up to $1,900,000. Amounts borrowed under these lines of credit have been converted to term notes which bore interest from 9.75% to 10.5% through December 3, 1997. At December 3, 1997, $400,223 was available under the line of credit facilities. Shore paid $2,637 in unused commitment fees as of December 3, 1997. Shore also had a term note which bore a variable interest rate (10.25% at December 3, 1997) which $500,277 was outstanding at December 3, 1997. The term notes provided borrowings for construction of tower sites and were secured by all of the business assets of Shore Communications and the towers owned by Shore Communications and West Shore. The term notes originally matured through December 10, 2002. However, the outstanding balance was repaid subsequent to December 3, 1997 as part of the purchase agreement with Pinnacle Towers, Inc. (Note 10).

5. Income Taxes

  As described in Note 1, Shore consisted of two C Corporations and a portion of a limited liability company. As such, the combined accounts reflect an income tax benefit for only the operations of the C Corporations at December 3, 1997. The Combined Statement of Operations and Retained Earnings also reflects an income tax benefit for the operations of Shore at December 3, 1997 on a pro-forma basis as if Shore were treated as a C Corporation.

  Significant components of the income tax benefit on a historical and pro-forma basis were as follows:

                                                                   Pro-forma
                                               December 3, 1997 December 3, 1997
                                               ---------------- ----------------
   Current:
     Federal..................................     $17,867           $2,313
     State....................................       4,140              536
                                                   -------           ------
   Income tax benefits........................     $22,007           $2,849
                                                   =======           ======

  Significant components of the deferred tax asset on a historical and pro-forma basis were as follows:

                                                                   Pro-forma
                                               December 3, 1997 December 3, 1997
                                               ---------------- ----------------
   Deferred tax asset:
     Net operating loss.......................     $22,007           $2,849
                                                   -------           ------
                                                   $22,007           $2,849
                                                   =======           ======

  The effective tax rate approximates the statutory federal and state rates on a historical and pro-forma basis as no permanent differences exist for either the C Corporations or Shore.

  At December 3, 1997, Shore had cummulative federal tax net operating loss ("NOL") carryforward of approximately $8,246 which the Company was unable to use due to its operating loss. This NOL carryforward expires in the year ending December 3, 2013. Shore believes that it is more likely than not that the NOL carryforward will be utilized prior to its expiration by continuing to achieve future profitable operations. Shore does not believe that the change in ownership (Note 10) will impact such operations. Because of the extremely long period that is available to realize these future tax benefits, a valuation allowance for the deferred tax asset is not necessary.

                             SHORE COMMUNICATIONS

              (A carve-out entity of Shore Communications, Inc.,
        West Shore Communications, Inc., and 28 Walker Associates, LLC)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


6. Commitments and Contingencies

 Operating Leases

  Shore is obligated under noncancelable leases for ground leases which expire at various times through 2009. The majority of these leases have renewal options which range up to 15 years. The future minimum lease commitments under these leases are as follows:

   Period from December 4, 1997 through December 31, 1997........... $    4,583
   Year ended December 31,
     1998...........................................................     55,554
     1999...........................................................     47,864
     2000...........................................................     34,521
     2001...........................................................     22,806
     2002...........................................................     14,419
     2003 and thereafter............................................    131,531
                                                                     ----------
                                                                     $  311,278
                                                                     ==========

  Rental expense under noncancelable ground leases for the period ended December 3, 1997 was $52,299.

7. Tenant Leases

  The following is a schedule by year of total future rentals to be received for tower space under noncancelable lease agreements as of December 3, 1997:

   Period December 4, 1997 through December 31, 1997................ $   87,124
   Year ended December 31,
     1998...........................................................    732,032
     1999...........................................................    685,567
     2000...........................................................    594,445
     2001...........................................................    419,552
     2002...........................................................    139,683
     2003 and thereafter............................................     13,200
                                                                     ----------
                                                                     $2,671,603
                                                                     ==========

8. Related Party Transactions

  Shore paid certain expenses related to development of a microwave communications system on behalf of a company wholly owned by the sole stockholder of Shore Communications and West Shore. Expenditures related to the development of the microwave communications system were to be reimbursed to Shore upon completion of the project. However, as Shore entered into a purchase agreement with Pinnacle Towers Inc. (Note 10), the project was terminated and the entire receivable from the related party of $91,461 was expensed as of December 3, 1997 and is included in general and administrative expenses.

  Prior to the acquisition by Pinnacle Towers Inc., the carve-out entity of Walker included transactions with the surviving Walker ("affiliate"). These transactions are disclosed as related party transactions in these financial statements.

                             SHORE COMMUNICATIONS

              (A carve-out entity of Shore Communications, Inc.,
        West Shore Communications, Inc., and 28 Walker Associates, LLC)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


  The affiliate received rent payments related to Walker's lease agreements. At December 3, 1997, due from affiliate of $72,818 reflected these receipts.

  The affiliate paid tower operating expense related to Walker. For the period January 1, 1997 through December 3, 1997, Walker incurred tower operating expense of $6,701.

  For the period January 1, 1997 through December 3, 1997, general and administrative expenses of $8,010 were allocated to Walker from the affiliate.

9. Employee Benefit Plans

  Shore Communications has defined contribution plans covering employees with two years of service and are of the age of 21. Contributions under these plans are based primarily on the performance of Shore Communications and employee compensation. Total expense amounted to $7,130 for the period from January 1, 1997 through December 3, 1997.

10. Subsequent Events

  On December 3, 1997, Shore sold all of the outstanding stock of Shore Communications and West Shore and certain of the assets of Walker to Pinnacle Towers Inc. In accordance with the purchase agreement, Shore received approximately $8,973,300 for the outstanding stock, a tower and related assets. Also under the agreement, rent revenue reverted to Pinnacle Towers Inc. as of December 4, 1997. Deferred revenue as of December 3, 1997 reflects rent received by Shore to be remitted to Pinnacle Towers Inc. Of the total purchase price, $2,000,084 was used by Pinnacle Towers Inc. to repay the outstanding bank notes subsequent to December 3, 1997 in accordance with the purchase agreement.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Pinnacle Holdings Inc.

  In our opinion, the accompanying combined balance sheet and the related combined statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Tidewater Communications ("Tidewater") at July 31, 1997, and the results of their operations and their cash flows for the seven month period January 1, 1997 through July 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Tidewater's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

  Tidewater is a member of a group of affiliated companies and, as disclosed in the financial statements, has extensive transactions and relationships with members of the group. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

/s/PricewaterhouseCoopers LLP
Price Waterhouse LLP
Tampa, Florida
February 9, 1998

                            TIDEWATER COMMUNICATIONS

 (A carve-out entity of Antenna Rentals Corporation, John Harris & Associates,
                       Inc., and Dare County Properties)

                             COMBINED BALANCE SHEET

                                                                   July 31, 1997
                                                                   -------------
                              Assets
Current assets:
  Due from affiliate..............................................  $  249,796
  Accounts receivable.............................................      33,843
  Prepaid expenses................................................       1,043
                                                                    ----------
    Total current assets..........................................     284,682
Tower assets, net of accumulated depreciation of $326,373.........     553,450
Land..............................................................     380,009
                                                                    ----------
                                                                    $1,218,141
                                                                    ==========
                Liabilities and Retained Earnings
Current liabilities:
  Accounts payable and other current liabilities..................  $   10,596
  Deferred revenue................................................      10,505
  Short-term debt.................................................     264,982
                                                                    ----------
    Total current liabilities.....................................     286,083
Commitments and Contingencies (Note 5)
Retained earnings.................................................     932,058
                                                                    ----------
                                                                    $1,218,141
                                                                    ==========


            The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                            TIDEWATER COMMUNICATIONS

 (A carve-out entity of Antenna Rentals Corporation, John Harris & Associates,
                                     Inc.,
                          and Dare County Properties)

             COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                                          Period from January 1,
                                                          through July 31, 1997
                                                          ----------------------
Revenue..................................................        $368,011
  Tower operating expenses, excluding depreciation.......          56,961
                                                                 --------
    Gross margin.........................................         311,050
                                                                 --------
Other expenses:
  General and administrative expenses....................          29,609
  Depreciation...........................................          26,009
                                                                 --------
                                                                   55,618
                                                                 --------
Income from operations...................................         255,432
Interest expense.........................................          14,055
                                                                 --------
Net income...............................................        $241,377
                                                                 ========
Pro-forma income tax expense.............................        $ 91,785
                                                                 --------
Pro-forma net income.....................................        $149,592
                                                                 ========
Retained earnings at December 31, 1996...................        $690,681
Net income...............................................         241,377
                                                                 --------
Retained earnings at July 31, 1997.......................        $932,058
                                                                 ========



            The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                            TIDEWATER COMMUNICATIONS

 (A carve-out entity of Antenna Rentals Corporation, John Harris & Associates,
                       Inc., and Dare County Properties)

                        COMBINED STATEMENT OF CASH FLOWS

                                                         Period from January 1,
                                                         through July 31, 1997
                                                         ----------------------
Cash flows from operating activities:
  Net income............................................       $ 241,377
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation.........................................          26,009
   (Increase) decrease in:
    Due from affiliates.................................        (249,796)
    Accounts receivable.................................         (11,529)
    Prepaid expenses....................................           2,353
   Increase (decrease) in:
    Accounts payable and other current liabilities......             661
    Deferred revenue....................................          (9,075)
                                                               ---------
      Total adjustments.................................        (241,377)
                                                               ---------
Net cash provided by operating activities...............             --
                                                               ---------
Cash flows from investing activities:
  Capital expenditures..................................         (46,189)
                                                               ---------
Net cash used in investing activities...................         (46,189)
Cash flows from financing activities:
  Repayment of short-term debt..........................         (28,811)
  Borrowing under promissory notes......................          75,000
                                                               ---------
Net cash provided by financing activities...............          46,189
                                                               ---------
Net increase in cash....................................             --
                                                               ---------
Cash at December 31, 1996...............................             --
                                                               ---------
Cash at July 31, 1997...................................       $     --
                                                               ---------
Supplemental Disclosure of Cash Flows
Cash paid for interest..................................       $  12,863
                                                               =========

The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                           TIDEWATER COMMUNICATIONS

 (A carve-out entity of Antenna Rentals Corporation, John Harris & Associates,
                       Inc., and Dare County Properties)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. Nature of Business and Basis of Presentation

 Nature of Business

  On July 31, 1997, Pinnacle Towers Inc. acquired certain of the assets and business operations of Antenna Rentals Corporation, Inc. (an S Corporation), John Harris & Associates, Inc. (a partnership), and Dare County Properties (a partnership). John W. Harris is the majority shareholder of Antenna Rentals Corporation, Inc. and the general partner of John Harris & Associates, Inc. and Dare County Properties. Collectively, the acquired assets and related operations are referred to hereafter as Tidewater Communications ("Tidewater"). Tidewater owns telecommunication towers and leases space on these towers to customers in the wireless communications industries in Virginia and North Carolina.

 Basis of Presentation

  The combined financial statements of Tidewater have been derived from the accounting records of Antenna Rentals Corporation, Inc., John Harris & Associates, Inc., and Dare County Properties. Additional allocations were made to reflect Tidewater's share of general and administrative expenses on a carve-out basis as described in Note 2.

2. Summary of Significant Accounting Policies

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results may vary from estimates used.

 Due from Affiliate

  All tower rent revenues are collected by affiliates on behalf of Tidewater. Similarly, all direct tower operating expenses, general and administrative expenses, and interest are paid by affiliates on behalf of Tidewater. Accordingly, a receivable from and payable to affiliates are recorded (see
Note 7).

 Tower Assets

  Tower assets consist of towers, buildings, and related attachments which are recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets, which range from 15 to 30 years. Improvements, renewals and extraordinary repairs which increase the value or extend the life of the asset are capitalized. Repairs and maintenance costs are expensed as incurred.

 Impairment of Long-lived Assets

  Tidewater evaluates the recoverability of its long-lived assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related asset may be less than previously anticipated. If the net book value of the related asset exceeds the undiscounted future cash flows of the asset, the carrying amount would be reduced to the present value of its expected future cash flows and an impairment loss would be recognized. As of July 31, 1997, management does not believe that an impairment reserve is required.

                           TIDEWATER COMMUNICATIONS

 (A carve-out entity of Antenna Rentals Corporation, John Harris & Associates,
                                     Inc.,
                          and Dare County Properties)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


 Fair Value of Financial Instruments

  The carrying amount of Tidewater's financial instruments at July 31, 1997, which includes due from affiliate, accounts receivable and short-term debt, approximates fair value due to the short maturity of those instruments.

 Revenue Recognition

  Rental revenue is recognized on a straight-line basis over the life of the related lease agreements. Revenue is recorded in the month in which it is due.

 Allocation of Expenses

  The accompanying financial statements include certain costs and expenses that have been allocated to the tower business from the Parent. These costs have been allocated on a pro rata basis primarily on either revenues or total costs of infrastructure operations, depending upon the nature of the cost. Management believes this allocation is reasonable.

 Income Taxes

  Tidewater consisted of certain assets of an S Corporation and two partnerships. As such, net income was not subject to income taxes as the income is taxed directly to their owners. Pro forma income taxes are presented using the liability method as required by Statement No. 109, Accounting for Income Taxes, issued by the Financial Accounting Standards Board. Deferred income taxes are provided for temporary differences between the basis of assets and liabilities for financial reporting and income tax reporting.

3. Short-term Debt

  At July 31, 1997, $264,982 was outstanding under three bank loans, which provided secured borrowings for the purchases of land and towers in North Carolina. The loans were secured by mortgage deeds of trust on the land, the tower assets and an assignment of rents and leases. The interest rates on all the notes were prime plus 0.5%. The original maturity dates were July 30, 2001, October 9, 2001, and February 12, 2002. However, the outstanding balance was repaid subsequent to July 31, 1997 as part of the purchase agreement with Pinnacle Towers, Inc. (see Note 8).

4. Income Taxes

  As described in Note 1, Tidewater consisted of certain assets of an S Corporation and of two partnerships. As such, net income related to the S Corporation and partnerships was not subject to income taxes as the income is taxed directly to their owners. The Combined Statement of Operations and Retained Earnings reflects a tax provision for the operations of Tidewater at July 31, 1997 on a pro-forma basis as if Tidewater were treated as a C Corporation.

                            TIDEWATER COMMUNICATIONS

 (A carve-out entity of Antenna Rentals Corporation, John Harris & Associates,
                                     Inc.,
                          and Dare County Properties)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


  Significant components of the provision for income taxes on a pro-forma basis were as follows:

                                                                    Pro-forma
                                                                  July 31, 1997
                                                                  -------------
   Current:
     Federal.....................................................   $ 85,918
     State.......................................................     17,567
                                                                    --------
       Total current.............................................    103,485
   Deferred:
     Federal.....................................................     (9,822)
     State.......................................................     (1,878)
                                                                    --------
       Total deferred............................................    (11,700)
                                                                    --------
   Provision for income taxes....................................   $ 91,785
                                                                    ========

  Significant components of the deferred tax liability on a pro-forma basis were as follows:

                                                                     Pro-forma
                                                                   July 31, 1997
                                                                   -------------
   Deferred tax liability:
     Tax over book depreciation...................................    $68,607
                                                                      =======

  The effective tax rate approximates the statutory federal and state rates on a pro-forma basis as no permanent differences exist for Tidewater.

5. Commitments and Contingencies

  The Company is obligated under a noncancelable lease for land which expires
February 20, 2005. The lease has two five-year renewal options. The future minimum lease commitments under these leases are as follows:

   Period August 1, 1997 through December 31, 1997................    $ 2,750
   Year ended December 31,
     1998.........................................................      6,500
     1999.........................................................      6,500
     2000.........................................................      6,500
     2001.........................................................      6,500
     2002.........................................................      6,500
     2003 and thereafter..........................................     14,300
                                                                      -------
                                                                      $49,550
                                                                      =======

  Rental expense for the seven month period ended July 31, 1997 was $3,792.

                           TIDEWATER COMMUNICATIONS

 (A carve-out entity of Antenna Rentals Corporation, John Harris & Associates,
                                     Inc.,
                          and Dare County Properties)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


6. Tenant Leases

  The following is a schedule by year of total future rentals to be received for tower space under noncancelable lease agreements as of July 31, 1997.

   Period August 1, 1997 through December 31, 1997.................. $  202,501
   Year ended December 31,
     1998...........................................................    431,775
     1999...........................................................    388,806
     2000...........................................................    335,024
     2001...........................................................    139,554
     2002...........................................................     82,200
     2003 and thereafter............................................    151,550
                                                                     ----------
                                                                     $1,731,410
                                                                     ==========

7. Related Party Transactions

  Prior to the acquisition by Pinnacle Towers Inc. as described in Note 1, the carve out entity of Tidewater included transactions with the surviving Antenna Rentals Corporation, Inc., John Harris and Associates, Inc. and Dare County Properties ("affiliates"). These transactions are disclosed as related party transactions in these financial statements.

  Affiliates received rent payments related to Tidewater's lease agreements. At July 31, 1997, due from affiliates of $347,407 reflected these receipts.

  Affiliates paid tower operating and interest expense as well as short-term debt related to Tidewater. For the period January 1, 1997 through July 31, 1997, Tidewater incurred tower operating and interest expense of $56,961 and $14,055, respectively. Short-term debt of $28,811 was paid by affiliates for this period.

  For the period January 1, 1997 through July 31, 1997, general and administrative expenses of $29,609 were allocated to Tidewater from affiliates.

  Bay Tower Corporation, a minority shareholder in one of the entities which owned Tidewater, is a customer on one tower. Bay Tower performs monthly routine maintenance on all of Tidewater's towers at a reduced price, in exchange for free rent on the tower. Tidewater has recorded both revenue and maintenance expense related to Bay Tower Corporation at their fair market value. Tower revenue and maintenance expense amounted to $2,100 and $5,600, respectively, for the period January 1, 1997 through July 31, 1997. Additionally, Bay Tower has built all of Tidewater's towers. Other related parties are customers on two towers. Accounts receivable of $2,120 is due from these related parties at July 31, 1997 and $6,920 of rent revenue was earned for the period January 1, 1997 through July 31, 1997. Management believes that these transactions were under terms no different than those arranged with other parties.

                           TIDEWATER COMMUNICATIONS

 (A carve-out entity of Antenna Rentals Corporation, John Harris & Associates,
                                     Inc.,
                          and Dare County Properties)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


8. Subsequent Events

  On July 31, 1997, Tidewater was sold to Pinnacle Towers Inc. In accordance with the purchase agreement, the owners of Tidewater received approximately $8,400,000 for thirteen towers, related assets and management contracts on two additional towers. Deferred revenue as of July 31, 1997 reflects rent received by Tidewater to be remitted to Pinnacle Towers Inc. Of the total purchase price, $264,982 was used by Pinnacle Towers Inc. to repay outstanding bank loans (see Note 3) subsequent to July 31, 1997 in accordance with the purchase agreement.

  Prior to the closing, Pinnacle Towers Inc. placed approximately $650,000 in escrow due to conflicts with the terms under a land lease agreement related to one of the management contracts. However, as the lease between Tidewater and the lessor was amended to increase the initial lease period from 15 to 20 years, the consideration in escrow will be released in fulfillment of the purchase agreement.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Pinnacle Holdings Inc.

  In our opinion, the accompanying combined balance sheet and the related combined statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Majestic Communications ("Majestic") at June 27, 1997, and the results of their operations and their cash flows for the six month period January 1, 1997 through June 27, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Majestic's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/PricewaterhouseCoopers LLP
Price Waterhouse LLP
Tampa, Florida
February 9, 1998

                            MAJESTIC COMMUNICATIONS

             (A carve-out entity of Majestic Communications, Inc.)

                             COMBINED BALANCE SHEET

                                                                   June 27, 1997
                                                                   -------------
                              Assets
Current assets:
  Due from affiliate..............................................   $133,348
  Accounts receivable.............................................      5,290
  Prepaid expenses................................................      4,014
                                                                     --------
    Total current assets..........................................    142,652
Tower assets, net of accumulated depreciation of $227,974.........    511,571
Land..............................................................    277,562
                                                                     --------
                                                                     $931,785
                                                                     ========
                Liabilities and Retained Earnings
Current liabilities:
  Accounts payable and other current liabilities..................   $  5,801
  Taxes payable...................................................     10,339
  Deferred revenue................................................     18,831
  Short-term debt.................................................    161,712
                                                                     --------
    Total current liabilities.....................................    196,683
Deferred tax liability............................................     48,257
                                                                     --------
                                                                      244,940
Retained earnings.................................................    686,845
                                                                     --------
                                                                     $931,785
                                                                     ========




            The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                            MAJESTIC COMMUNICATIONS

             (A carve-out entity of Majestic Communications, Inc.)

             COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                                          Period from January 1,
                                                          through June 27, 1997
                                                          ----------------------
Revenue..................................................        $192,123
  Tower operating expenses, excluding depreciation.......          19,425
                                                                 --------
    Gross margin.........................................         172,698
                                                                 --------
Other expenses:
  General and administrative expenses....................          27,739
  Depreciation...........................................          24,033
                                                                 --------
                                                                   51,772
                                                                 --------
Income from operations...................................         120,926
Interest expense.........................................           6,036
                                                                 --------
Income before taxes......................................         114,890
Income tax expense.......................................           9,838
                                                                 --------
Net income...............................................        $105,052
                                                                 ========
Pro-forma income tax expense.............................        $ 40,895
                                                                 --------
Pro-forma net income.....................................        $ 73,995
                                                                 ========
Retained earnings at December 31, 1996...................        $581,793
Net income...............................................         105,052
                                                                 --------
Retained earnings at June 27, 1997.......................        $686,845
                                                                 ========


The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                            MAJESTIC COMMUNICATIONS

             (A carve-out entity of Majestic Communications, Inc.)

                        COMBINED STATEMENT OF CASH FLOWS

                                                         Period from January 1,
                                                         through June 27, 1997
                                                         ----------------------
Cash flows from operating activities:
  Net income............................................        $105,052
  Adjustments to reconcile net income to net cash pro-
   vided by operating activities:
   Depreciation.........................................          24,033
   (Increase) decrease in:
    Due from affiliates.................................        (133,348)
    Accounts receivable.................................          (1,530)
    Prepaid expenses....................................          (4,014)
  Increase (decrease) in:
    Accounts payable and other current liabilities......           3,444
    Taxes payable.......................................          10,339
    Deferred revenue....................................           9,351
    Deferred tax liability..............................            (501)
                                                                --------
      Total adjustments.................................         (92,226)
                                                                --------
Net cash provided by operating activities...............          12,826
                                                                --------
Cash flows from financing activities:
  Repayment of short-term debt..........................         (12,826)
                                                                --------
Net increase in cash....................................             --
                                                                --------
Cash at December 31, 1996...............................             --
                                                                --------
Cash at June 27, 1997...................................        $    --
                                                                --------
Supplemental Disclosure of Cash Flows
Cash paid for interest..................................        $  6,036
                                                                ========


The accompanying Notes to Combined Financial Statements are an integral part of these combined financial statements.

                            MAJESTIC COMMUNICATIONS

             (A carve-out entity of Majestic Communications, Inc.)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. Nature of Business and Basis of Presentation

 Nature of Business

  On June 27, 1997, Pinnacle Towers Inc. acquired certain of the assets and business operations of Majestic Communications, Inc. (a C Corporation) and two sole proprietors. Majestic Communications, Inc. is owned 75%/25% by these two sole proprietors. Collectively, the acquired assets and related operations are referred to hereafter as Majestic Communications ("Majestic"). Majestic owns telecommunication towers and leases space on these towers to customers in wireless communications industries in Tennessee and Mississippi.

 Basis of Presentation

  The combined financial statements of Majestic have been derived from the accounting records of Majestic Communications, Inc. and the two sole proprietors. Additional allocations were made to reflect Majestic's share of general and administrative expenses on a carve-out basis as described in Note 2.

2. Summary of Significant Accounting Policies

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results may vary from those estimates.

 Due from Affiliate

  All tower rent revenues are collected by affiliates on behalf of Majestic. Similarly, all direct tower operating expenses, general and administrative expenses, and interest are paid by affiliates on behalf of Majestic. Accordingly, a receivable from and payable to affiliates are recorded (see
Note 6).

 Tower Assets

  Tower assets consist of towers, buildings, and related attachments which are recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets, which range from 15 to 30 years. Improvements, renewals and extraordinary repairs which increase the value or extend the life of the asset are capitalized. Repairs and maintenance costs are expensed as incurred.

 Impairment of Long-lived Assets

  Majestic evaluates the recoverability of its long-lived assets whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related asset may be less than previously anticipated. If the net book value of the related asset exceeds the undiscounted future cash flows of the asset, the carrying amount would be reduced to the present value of its expected future cash flows and an impairment loss would be recognized. As of June 27, 1997, management does not believe that an impairment reserve is required.

 Fair Value of Financial Instruments

  The carrying amount of Majestic's financial instruments at June 27, 1997, which includes due from affiliate, accounts receivable and short-term debt, approximates fair value due to the short maturity of those instruments.

                            MAJESTIC COMMUNICATIONS

             (A carve-out entity of Majestic Communications, Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


 Revenue Recognition

  Rental revenue is recognized on a straight-line basis over the life of the related lease agreements. Revenue is recorded in the month in which it is due.

 Allocation of Expenses

  The accompanying financial statements include certain costs and expenses that have been allocated to the tower business from the Parent. These costs have been allocated on a pro rata basis primarily on either revenues or total costs of infrastructure operations, depending upon the nature of the cost. Management believes this allocation is reasonable.

 Income Taxes

  Majestic accounts for income taxes using the liability method as required by Statement No. 109, Accounting for Income Taxes, issued by the Financial Accounting Standards Board.

  Deferred income taxes are provided for temporary differences between the basis of assets and liabilities for financial reporting and income tax reporting.

  As described in Note 1, Majestic consisted of a C Corporation and of two sole proprietorships. As such, the combined accounts reflect a tax provision for only the operations of the C Corporation at June 27, 1997. The Combined Statement of Operations and Retained Earnings also reflects a tax provision for the operations of Majestic at June 27, 1997 on a pro-forma basis as if Majestic were treated as a C Corporation.

3. Short-term Debt

  At June 27, 1997, $161,712 was outstanding under a bank loan, which provided secured borrowings for the purchases of land, a building and a tower in Tennessee. The loan was secured by a mortgage deed of trust on the land, the tower assets and an assignment of rents and leases. In addition, the loan as guaranteed by Majestic Communications, Inc. The interest rate on this borrowing was 7%. The original maturity date was August 1, 1999. However, the outstanding balance was repaid subsequent to June 27, 1997 as part of the purchase agreement with Pinnacle Towers Inc. (see Note 7).

4. Income Taxes

  As described in Note 1, Majestic consisted certain assets of a C Corporation and of two sole proprietorships. As such, the combined accounts reflect a tax provision for only the operations of the C Corporation at June 27, 1997. The Combined Statement of Operations and Retained Earnings also reflects a tax provision for the operations of Majestic at June 27, 1997 on a pro-forma basis as if Majestic were treated as a C Corporation.

                            MAJESTIC COMMUNICATIONS

             (A carve-out entity of Majestic Communications, Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


  Significant components of the provision for income taxes on a historical and pro-forma basis were as follows:

                                                                    Pro-forma
                                                    June 27, 1997 June 27, 1997
                                                    ------------- -------------
   Current:
     Federal.......................................    $ 7,449       $37,610
     State.........................................      2,890         6,840
                                                       -------       -------
       Total current...............................     10,339        44,450
   Deferred:
     Federal.......................................       (367)       (3,034)
     State.........................................       (134)         (521)
                                                       -------       -------
       Total Deferred..............................       (501)       (3,555)
                                                       -------       -------
   Provision for income taxes......................    $ 9,838       $40,895
                                                       =======       =======

  Significant components of the deferred tax liability on a historical and pro-forma basis were as follows:

                                                                     Pro-forma
                                                     June 27, 1997 June 27, 1997
                                                     ------------- -------------
   Deferred tax liability:
     Tax over book depreciation.....................    $48,257       $24,756
                                                        =======       =======

  The effective tax rate approximates the statutory federal and state rates on a historical and pro-forma basis as no permanent differences exist for either the C Corporation or Majestic.

  Net income related to sole proprietors was not subject to income taxes as the income is taxed directly to their owners. The reported amounts for fixed assets related to these sole proprietors was approximately $169,400 less than its tax basis.

5. Tenant Leases

  The following is a schedule by year of total future rentals to be received for tower space under noncancelable lease agreements as of June 27, 1997.

   Period June 28, 1997
    through December 31, 1997.......................................... $187,929
   Year ended December 31,
     1998..............................................................  247,633
     1999..............................................................  185,029
     2000..............................................................  155,688
     2001..............................................................   84,493
     2002..............................................................   11,250
     2003 and thereafter...............................................   25,860
                                                                        --------
                                                                        $897,882
                                                                        ========

                            MAJESTIC COMMUNICATIONS

             (A carve-out entity of Majestic Communications, Inc.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)


6. Related Party Transactions

  Prior to the acquisition by Pinnacle Towers Inc. (as described in Note 1), the carve out entity of Majestic included transactions with the surviving Majestic Communications, Inc. ("affiliates"). These transactions are disclosed as related party transactions in these financial statements.

  Affiliates received rent payments related to Majestic's lease agreements. At June 27, 1997, due from affiliates of $199,944 reflected these receipts.

  Affiliates paid tower operating and interest expense as well as short-term debt related to Majestic. For the period January 1, 1997 through June 27, 1997, Majestic incurred tower operating and interest expense of $19,425 and $6,036, respectively. Short-term debt of $12,826 was paid by affiliates for this period.

  For the period January 1, 1997 through June 27, 1997, general and administrative expenses of $27,739 were allocated to Majestic from affiliates.

7. Subsequent Events

  On June 27, 1997, Majestic was sold to Pinnacle Towers Inc. In accordance with the purchase agreement, the owners of Majestic received approximately $4,758,500 for four towers and related assets. Also under the agreement, rent revenue reverted to Pinnacle Towers Inc. as of July 1, 1997. Rent received by Majestic related to the remaining days in June 1997 was adjusted as part of the purchase price. Deferred revenue as of June 27, 1997 reflects rent received by Majestic to be remitted to Pinnacle Towers Inc. Of the total purchase price, $161,712 was used by Pinnacle Towers Inc. to repay the outstanding bank loan subsequent to June 27, 1997 in accordance with the purchase agreement.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

No dealer, sales person or any other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof. The Prospectus does not constitute an offer to sell, or solicitation of an offer to buy, any securities other than the registered securities to which it relates, or an offer to sell to, or solicitation of, any person in any circumstances in which such offer or solicitation is unlawful.

                               -----------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................  11
Use of Proceeds..........................................................  19
Dilution.................................................................  20
Dividend Policy..........................................................  21
Capitalization...........................................................  22
Unaudited Pro Forma Financial Data.......................................  23
Selected Historical Consolidated Financial Data..........................  29
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  31
Business.................................................................  37
Management...............................................................  52
Principal Stockholders...................................................  58
Certain Relationships and Transactions...................................  59
Description of Certain Indebtedness......................................  61
Description of Capital Stock ............................................  63
Shares Eligible for Future Sale..........................................  66
Certain Federal Income Tax Considerations ...............................  68
Underwriting.............................................................  80
Validity of Common Stock ................................................  83
Experts..................................................................  83
Additional Information...................................................  84
Index to Consolidated Financial Statements............................... F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            20,000,000 Shares

                               -----------------


                [LOGO OF PINNACLE HOLDINGS INC. APPEARS HERE]

                               -----------------

                            Pinnacle Holdings Inc.

                                 Common Stock

                               -----------------

                                Prospectus

                               -----------------

                                 BTAlex.Brown

                           Salomon Smith Barney

                  NationsBanc Montgomery Securities LLC

                             Raymond James &

                             Associates, Inc.

                                    , 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+     Information contained herein is subject to completion or amendment.      +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                                                     Subject to Completion,

                                                           January 21, 1999

                             20,000,000 Shares
                             Pinnacle Holdings Inc.
                                  Common Stock

                                  ----------

[LOGO OF PINNACLE
HOLDINGS INC.
APPEARS HERE]


  All of the 20,000,000 shares of Common Stock offered hereby are being sold by Pinnacle Holdings Inc. (the "Company"). Of the 20,000,000 shares of Common Stock offered hereby, 16,000,000 shares are being offered in the United States and Canada by the U.S. Underwriters and 4,000,000 shares are being offered outside the United States and Canada by the International Underwriters. The initial public offering price and the aggregate underwriting discount per share will be identical in both offerings. Prior to this offering there has been no public market for the Common Stock of the Company. It is presently estimated that the initial public offering price will be between $14 and $16 per share. See "Underwriting."


      The Common Stock offered hereby involves a high degree of risk.

                 See "Risk Factors" beginning on page 11.

                                  ----------


  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                           A CRIMINAL OFFENSE.

                                  ----------

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
                                                    Underwriting
                                          Price to  Discount and  Proceeds to
                                           Public  Commissions(1) Company(2)
-----------------------------------------------------------------------------
 Per Share..............................    $           $             $
-----------------------------------------------------------------------------
 Total(3)...............................    $           $            $
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

(2) Before deducting estimated expenses of $1.5 million payable by the Company.


(3) The Company has granted the International Underwriters an option for 30 days to purchase up to an additional 600,000 shares at the initial public offering price per share, less underwriting discount, solely to cover over-allotments. Additionally, the Company has granted the U.S. Underwriters a similar option with respect to an additional 2,400,000 shares as part of the concurrent U.S. offering. If such options are exercised in full, the total initial public offering price, underwriting discount and proceeds to
    Company will be $   , $    and $   , respectively. See "Underwriting".

                                  ----------

  The shares of Common Stock are offered by the several International Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, and subject to the right of the International Underwriters to reject any order in whole or in part. It is expected that delivery of the shares of
Common Stock will be ready for delivery in Baltimore, Maryland on or about    ,
1999, against payment therefor in immediately available funds.

BT Alex. Brown International

        Salomon Smith Barney International


                NationsBanc Montgomery Securities LLC

                        Raymond James & Associates, Inc.

                                Deutsche Bank


               The date of this Prospectus is            , 1999.

                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]


                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell to each of the International Underwriters named below, and each of such International Underwriters, for whom BT Alex. Brown International, Salomon Brothers International Limited, NationsBanc Montgomery Securities LLC, Deutsche Bank AG London and Raymond James & Associates, Inc. are acting as representatives, has severally agreed to purchase from the Company, the respective number of shares of Common Stock set forth opposite its name below:

                                                                       Number of
                                                                       Shares of
                                                                        Common
                               Underwriter                               Stock
                               -----------                             ---------
   BT Alex. Brown International.......................................
   Salomon Brothers International Limited.............................
   NationsBanc Montgomery Securities LLC..............................
   Deutsche Bank AG London............................................
   Raymond James & Associates, Inc. ..................................
                                                                          ---
       Total..........................................................
                                                                          ===

  Under the terms and conditions of the Underwriting Agreement, the International Underwriters are committed to take and pay for all of the shares offered hereby, if any are taken.

  The International Underwriters propose to offer the shares of Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus and in part to certain securities dealers
at such price less a concession of $   per share. The International
Underwriters may allow, and such dealers may reallow, a concession not in
excess of $   per share to certain brokers and dealers. After the shares of
Common Stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

  The Company has entered into an underwriting agreement (the "U.S. Underwriting Agreement") with the underwriters of the U.S. Offering (the "U.S. Underwriters") providing for the concurrent offer and sale of 16,000,000 shares of Common Stock in a U.S. Offering in the United States and Canada. The offering price and aggregate underwriting discounts and commissions per share of the two offerings are identical. The closing of the offering made hereby is a condition to the closing of the U.S. Offering, and vice versa. The representatives of the U.S. Underwriters are BT Alex. Brown Incorporated, Salomon Smith Barney Inc., NationsBanc Montgomery Securities LLC and Raymond James & Associates, Inc.

  Pursuant to an Agreement between the U.S. and International Underwriting Syndicates (the "Agreement Between") relating to the two offerings, each of the U.S. Underwriters has agreed that, as a part of the distribution of the shares offered hereby and subject to certain exceptions, it will offer, sell or deliver the shares of Common Stock, directly or indirectly, only in the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States"), in Canada and to U.S. persons which term shall mean, for purposes of this paragraph: (a) any Individual who is a resident of the United States or (b) any corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof and whose office most directly involved with the purchase is located in the United States. Each of the International Underwriters named herein has agreed pursuant to the Agreement Between that, as a part of the distribution of the shares offered as a part of the International offering, and subject to certain exceptions, it will (i) not, directly of indirectly, offer, sell or deliver shares of Common Stock (a) in the United States or to any U.S. persons or (b) to any person who it believes intends to reoffer, resell or deliver the shares in the United States or to any U.S. persons, and (ii) cause any dealer to whom it may sell such shares at any concession to agree to observe a similar restriction.

                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]

  Pursuant to the Agreement Between, sales may be made between the U.S. Underwriters and the International Underwriters of such number of shares of Common Stock as may be mutually agreed. The price of any shares so sold shall be the initial public offering price, less an amount not greater than the selling concession.

  The Company has granted the International Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 600,000 additional shares of Common Stock solely to cover over-allotments, if any. If the International Underwriters exercise their over-allotment option, the International Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares to be purchased by each of them, as shown in the foregoing table, bears to the 4,000,000 shares of Common Stock offered hereby. The Company has granted the U.S. Underwriters a similar option to purchase up to an aggregate of 2,400,000 additional shares of Common Stock.

  The Company and its directors and executive officers have agreed that, during the period beginning from the date of this Prospectus and continuing to and including the date 180 days after the date of the Prospectus, they will not offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than pursuant to employee stock option plans existing, or on the conversion or exchange of convertible or exchangeable securities outstanding, on the date of this Prospectus) which are substantially similar to the shares of the Common Stock or which are convertible into or exchangeable for securities which are substantially similar to the shares of the Common Stock without the prior written consent of the representatives, except for the shares of Common Stock offered in connection with the concurrent U.S. and International offerings.

  Pursuant to the Agreement Between U.S. and International Underwriters, each International Underwriter has represented and agreed that (a) it has not offered or sold and, prior to the date six months after the closing date for the sale of the Shares to the International Underwriters, will not offer or sell any Shares in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Shares in, from, or otherwise involving the United Kingdom; and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the offering of the Shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, or to any person to whom such document may lawfully be issued or passed on.

  Buyers of shares of Common Stock offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the initial public offering price.

  The representatives of the Underwriters have informed the Company that they do not expect sales to accounts over which the Underwriters exercise discretionary authority to exceed five percent of the total number of shares of Common Stock offered by them.

  At the request of the Company, the Underwriters have reserved up to 1,000,000 shares of Common Stock offered hereby for sale at the initial public offering price to certain employees of the Company. The number of shares available for sale to the general public will be reduced to the extent that such persons purchase such reserved shares. Any reserved shares not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares of Common Stock offered hereby.

  In connection with the Offering, the Underwriters may purchase and sell the Common Stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the Offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Common Stock; and syndicate short positions involve the sale by the Underwriters of a greater number of shares of Common Stock than they are required to purchase from the Company in the Offering. The Underwriters also may impose a

                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]

penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the Offering for their account may be reclaimed by the syndicate if such shares of Common Stock are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Common Stock, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

  Prior to this offering, there has been no public market for the shares. The initial public offering price was negotiated among the Company and the representatives of the U.S. Underwriters and the international Underwriters. Among the factors considered in determining the initial public offering price of the Common Stock, in addition to prevailing market conditions, were the Company's historical performance, estimates of the business potential and earnings prospects of the Company, an assessment of the Company's management and the consideration of the above factors in relation to market valuation of companies in related businesses.

  The Common Stock will be quoted on the Nasdaq National Market under the symbol "BIGT".

  The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

  Because of relationships between certain existing stockholders of the Company and members of the NASD, the Company is subject to the "Venture Capital Restrictions" of the National Association of Securities Dealers, Inc. (the "NASD"). In accordance with the Venture Capital Restrictions, the public offering price of the shares offered hereby can be no higher than that recommended by a "qualified independent underwriter" (within the meaning of NASD Rule 2720(b)(15)) meeting certain standards and who must also perform certain other functions in connection with the offering. BT Alex. Brown Incorporated has assumed the responsibilities of acting as a "qualified independent underwriter" in pricing the offering and conducting due diligence with respect thereto, and the public offering price of the Common Stock is not higher than that recommended by BT Alex. Brown Incorporated.

  NationsBank, N.A. ("NationsBank") is a lender under the Senior Credit Facility. NationsBank is an affiliate of NationsBanc Montgomery Securities LLC. A portion of the outstanding indebtedness under the Senior Credit Facility will be repaid with a portion of the net proceeds of the Offering. See "Use of Proceeds".

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

No dealer, salesperson or any other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell, or solicitation of an offer to buy, any securities other than the registered securities to which it relates, or an offer to sell to, or solicitation of, any person in any circumstances, in which such offer or solicitation is unlawful.

                               -----------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................  11
Use of Proceeds..........................................................  19
Dilution.................................................................  20
Dividend Policy..........................................................  21
Capitalization...........................................................  22
Unaudited Pro Forma Financial Data.......................................  23
Selected Historical Consolidated Financial Data..........................  29
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  31
Business.................................................................  37
Management...............................................................  52
Principal Stockholders...................................................  58
Certain Relationships and Transactions...................................  59
Description of Certain Indebtedness......................................  61
Description of Capital Stock ............................................  63
Shares Eligible for Future Sale..........................................  66
Certain Federal Income Tax Considerations ...............................  68
Underwriting.............................................................  80
Validity of Common Stock ................................................  83
Experts..................................................................  83
Additional Information...................................................  84
Index to Consolidated Financial Statements............................... F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            20,000,000 Shares

                               -----------------


[LOGO OF PINNACLE HOLDINGS INC. APPEARS HERE]

                               -----------------

                            Pinnacle Holdings Inc.

                                 Common Stock

                               -----------------

                                Prospectus


                               -----------------

 BTAlex.Brown International

                    Salomon Smith Barney International


                  NationsBanc Montgomery Securities LLC

                             Raymond James &

                             Associates, Inc.

                              Deutsche Bank

                                     , 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

  The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. All such fees and expenses shall be borne by the Company.

   Securities and Exchange Commission registration fee.............. $  101,200
   NASD filing fee.................................................. $   30,500
   Nasdaq listing fee............................................... $   95,000
   Printing and engraving expenses.................................. $  300,000
   Accounting fees and expenses..................................... $  350,000
   Legal fees and expenses.......................................... $  450,000
   Blue Sky fees and expenses....................................... $    5,000
   Transfer Agent's fees and expenses............................... $   20,000
   Directors' and Officers' insurance............................... $   70,000
   Miscellaneous.................................................... $  178,300
                                                                     ----------
     Total.......................................................... $1,500,000
                                                                     ==========

--------
* Estimated

Item 32. Sales to Special Parties.

  Not applicable.

Item 33. Recent Sales of Unregistered Securities.

  The securities issued or sold by the Company since May 1995, the date of inception, which were not registered under the Securities Act are listed below:

    (i) Pursuant to the Stockholders Agreement, since December 31, 1995, the Company has issued to ABRY II 200,000 shares of Class A Common Stock and 172,266 shares of Class E Common Stock. 35,000 shares of the Class A Common Stock were issued in exchange for shares of Pinnacle Towers Inc. that were held by ABRY II and the remaining shares were issued in exchange for capital contributions made by ABRY II to the Company at a rate of 1 share per each $100 contribution. Additionally, a total of 12,000 shares of Class B Common Stock and a total of 31,000 shares of Class D Common Stock were issued to the Company's founders in exchange for all of the capital stock of Pinnacle Towers Inc. held by them. Furthermore, 2,500 shares of Class A Common Stock were issued to the REIT investors for $100 per share.

    (ii) From February 16, 1996 through June 25, 1997, the Company issued 19,000 shares of Class D Common Stock to certain employees of the Company as compensation pursuant to their employee subscription agreements. Pursuant to his subscription agreement, Mr. Day also purchased 500 shares of Class B Common Stock for $100 per share.

    (iii) On April 30, 1997, the Company sold 2,500 shares of Class E Common Stock to James Dell'Apa for consideration of $100 per share.

    (iv) On March 17, 1998, the Company issued $325,000,000 in principal amount of its 10% Senior Discount Notes due 2008, pursuant to a Purchase Agreement dated as of March 17, 1998, between the Company and the initial purchasers thereof.

    (v) On September 3, 1998, the Company sold 30,000 shares of the Senior Preferred Stock and warrants to purchase up to 3,432 shares of Class F Common Stock to New York Life Insurance Company for an aggregate purchase price of $30.0 million.

    (vi) On September 3, 1998, the Company sold 32.5 shares of Junior Preferred Stock to ABRY/Pinnacle, Inc., an affiliate of ABRY II, for an aggregate purchase price of $32.5 million.

    (vii) On December 16, 1998, the Company sold 26.2 shares of the Junior Preferred Stock to ABRY/Pinnacle, Inc. for an aggregate purchase price of $26.2 million.

  The shares of capital stock issued in the above transactions were offered and sold in reliance upon the exemption from registration under Section 4(2) as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transaction. All recipients had adequate access, through their relationship with the Company to information about the Company.

Item 34. Indemnification of Directors and Officers.

  Pinnacle Holdings Inc., a Delaware corporation (the "Delaware Corporation"). The Delaware Corporation's Certificate of Incorporation and Bylaws contain provisions limiting the personal liability of its directors for monetary damages resulting from breaches of their duty of care to the extent permitted by Section 102(b)(7) of the Delaware General Corporation Law. The Delaware Corporation's Certificate of Incorporation and Bylaws also contain provisions making indemnification of the Delaware Corporation's directors and officers mandatory to the fullest extent permitted by the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

  The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and require court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The Company intends to obtain directors' and officers' liability insurance, consistent with the provisions of the Delaware General Corporation Law, to protect directors and officers from liabilities under various laws, including the Securities Act.

Item 35. Treatment of Proceeds from Stock Being Registered.

  Not applicable.

Item 36. Exhibits and Financial Statement Schedules.

  (a) Exhibits

 Exhibit No.                            Description
 -----------                            -----------
  1.0        Underwriting Agreement+
  3.1.1      Amended and Restated Certificate of Incorporation of the Company+
  3.1.2      Bylaws of the Company**
  4.1        Indenture dated as of March 20, 1998 among the Company and The
             Bank of New York, as Trustee**


  4.2        Exchange and Registration Rights Agreement dated as of March 20,
             1998 by and among the Company and each of the Purchasers referred to therein**

 Exhibit No.                             Description
 -----------                             -----------
  4.3        Specimen Stock Certificate*****
  4.4        Registration Agreement+
  4.5        Recapitalization Agreement+
  4.6        Certificate of Designation Series A Senior Preferred Stock******
  4.7        Certificate of Designation Series B Junior Preferred Stock******
  5.1        Opinion of Holland & Knight LLP****
  8.1        Opinion of Holland & Knight LLP*******
 10.1        Second Amended and Restated Credit Agreement dated February 26,
             1998 by and among Pinnacle Towers, Inc., a wholly-owned subsidiary of the Company ("PTI"), NationsBank of Texas, N.A. and Goldman,
             Sachs Credit Partner L.P.**
 10.2        First Amendment to Second Amended and Restated Credit Agreement
             dated March 17, 1998**
 10.3        Third Amended and Restated Credit Agreement dated May 29, 1998***
 10.4        First Amendment to Third Amended and Restated Credit Agreement
 10.5        Second Amendment to Third Amended and Restated Credit
             Agreement*******
 10.6        Third Amendment to Third Amended and Restated Credit Agreement+
 10.7        Form of Purchase and Sale Agreement dated January 9, 1998 by and among PTI and Southern Communications**
 10.8        Form of Southern Communications Master Site Lease Agreement by and
             among PTI and Southern Communications**
 10.9        Form of Option to Direct Construction or Acquisition of Additional
             Tower Facilities by and among PTI and Southern Communications**
 10.10       Form of Exchange Agreement by and among PTI and Southern
             Communications**
 10.11       Form of Lease Agreement--Non-Restricted Premises**
 10.12       Form of Lease Agreement--Restricted Premises**
 10.13       Form of Master Antenna Site Lease by and among PTI and Teletouch
             Communications, Inc.**
 10.14       Contract of Sale by and among PTI and Teletouch Communications,
             Inc. and First Amendment to Contract of Sale**
 10.15       Executive Employment Agreement between the Company and Robert
             Wolsey dated May 3, 1995**
 10.16       Executive Employment Agreement between the Company and Steven Day dated February 17, 1997**
 10.17       Executive Employment Agreement between the Company and James
             Dell'Apa dated May 3, 1995**
 10.18       Subscription Agreement dated December 31, 1995 by and among ABRY
             II and PTI**
 10.19       Second Amended and Restated Subscription and Stockholders
             Agreement dated May 16, 1996 by and among PTI, the Company and certain stockholders**
 10.20       Capital Contribution Agreement dated February 26, 1998**
 10.21       Convertible Promissory Note due 1998 dated February 11, 1998 by and among the Company and ABRY II**
 10.22       Services Agreement by and among PTI and PTI II**
 10.23       Amended Capital Contribution Agreement dated May 29, 1998***
 10.24       Purchase Agreement dated as of July 7, 1998 among MobileMedia, its affiliates and the Company****
 10.25       Amendment to Purchase Agreement dated September 2, 1998 between
             PTI and MobileMedia and certain of its affiliates******

 Exhibit No.                            Description
 -----------                            -----------
 10.26       Form of Master Lease for Transmitter Systems Space between the
             Company and MobileMedia Communications, Inc.****
 10.27       Form of Management and Consulting Services Agreement dated as of
             April  , 1995 between Pinnacle Towers Inc. and ABRY*
 10.28       Stock Incentive Plan*****
 21.1        List of Subsidiaries**
 23.1        Consent of Holland & Knight LLP (contained in Exhibit 5.1)****
 23.2        Consent of PricewaterhouseCoopers LLP, independent certified public accountants
 23.3        Consent of Arthur Andersen LLP, independent public accountants
 23.4        Consent of Ernst & Young LLP, independent public accountants
 24.1        Powers of Attorney (included on signature pages of Registration
             Statement)****
 27.1        Financial Data Schedule

--------
     +To be filed by amendment.
* Previously filed on July 27, 1998 with Amendment No. 1 to the Company's Registration Statement on Form S-11.
** Previously filed on April 1, 1998 with the Company's Registration Statement on Form S-4 (SEC file no. 333-49147).
*** Previously filed on June 11, 1998 with Amendment No. 1 to the Company's Registration Statement on Form S-4.
**** Previously filed on July 17, 1998 with the Company's Registration Statement on Form S-11 (SEC file no. 333-59297).
***** Previously filed on August 11, 1998 with Amendment No. 2 to the Company's
      Registration Statement on Form S-11.
******Previously filed on September 18, 1998 with the Company's Report on Form
     8-K.

******* Previously filed on January 5, 1999 with Amendment No. 4 to the
        Company's Registration Statement on Form S-11.

  (b) Financial Statement Schedules

None

Item 37. Undertakings.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sarasota, State of Florida, on January 20, 1999.

                                          Pinnacle Holdings, Inc.

                                             /s/ Steven Day
                                          By: _________________________________
                                             Steven Day, Chief Financial
                                              Officer

                               POWER OF ATTORNEY

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signatures                        Title
                                                                     Date


                  *                    Chief Executive             January
-------------------------------------   Officer, President         20, 1999
            Robert Wolsey               and Director

           /s/ Steven Day              Vice President,             January
-------------------------------------   Chief Financial            20, 1999
             Steven Day                 Officer, Secretary
                                        and Director

                  *                    Executive Vice              January
-------------------------------------   President, Chief           20, 1999
           James Dell'Apa               Operating Officer
                                        and Director

                  *                    Director                    January
-------------------------------------                              20, 1999
            Andrew Banks

                  *                    Director                    January
-------------------------------------                              20, 1999
             Peni Garber

                  *                    Director                    January
-------------------------------------                              20, 1999
            Peggy Koenig

                  *                    Director                    January
-------------------------------------                              20, 1999
            Royce Yudkoff

            /s/ Steven Day
*By: _______________________________,
              Steven Day
           Attorney-in-fact

                               INDEX TO EXHIBITS

 Exhibit No.                             Description
 -----------                             -----------
  1.0        Underwriting Agreement+
  3.1.1      Amended and Restated Certificate of Incorporation of the Company+
  3.1.2      Bylaws of the Company**
             Indenture dated as of March 20, 1998 among the Company and The
  4.1        Bank of New York, as Trustee**
  4.2        Exchange and Registration Rights Agreement dated as of March 20,
             1998 by and among the Company and each of the Purchasers referred to therein**
  4.3        Specimen Stock Certificate*****
  4.4        Registration Agreement+
  4.5        Recapitalization Agreement+
  4.6        Certificate of Designation Series A Senior Preferred Stock******
  4.7        Certificate of Designation Series B Junior Preferred Stock******
  5.1        Opinion of Holland & Knight LLP****
  8.1        Opinion of Holland & Knight LLP*******
 10.1        Second Amended and Restated Credit Agreement dated February 26,
             1998 by and among Pinnacle Towers, Inc., a wholly-owned subsidiary of the Company ("PTI"), NationsBank of Texas, N.A. and Goldman,
             Sachs Credit Partner L.P.**
 10.2        First Amendment to Second Amended and Restated Credit Agreement
             dated March 17, 1998**
 10.3        Third Amended and Restated Credit Agreement dated May 29, 1998***
 10.4        First Amendment to Third Amended and Restated Credit Agreement
 10.5        Second Amendment to Third Amended and Restated Credit
             Agreement*******
 10.6        Third Amendment to Third Amended and Restated Credit Agreement+
 10.7        Form of Purchase and Sale Agreement dated January 9, 1998 by and among PTI and Southern Communications**
 10.8        Form of Southern Communications Master Site Lease Agreement by and
             among PTI and Southern Communications**
 10.9        Form of Option to Direct Construction or Acquisition of Additional
             Tower Facilities by and among PTI and Southern Communications**
 10.10       Form of Exchange Agreement by and among PTI and Southern
             Communications**
 10.11       Form of Lease Agreement--Non-Restricted Premises**
 10.12       Form of Lease Agreement--Restricted Premises**
 10.13       Form of Master Antenna Site Lease by and among PTI and Teletouch
             Communications, Inc.**
 10.14       Contract of Sale by and among PTI and Teletouch Communications,
             Inc. and First Amendment to Contract of Sale**
 10.15       Executive Employment Agreement between the Company and Robert
             Wolsey dated May 3, 1995**
 10.16       Executive Employment Agreement between the Company and Steven Day dated February 17, 1997**
 10.17       Executive Employment Agreement between the Company and James
             Dell'Apa dated May 3, 1995**

 Exhibit No.                             Description
 -----------                             -----------
 10.18       Subscription Agreement dated December 31, 1995 by and among ABRY
             II and PTI**
 10.19       Second Amended and Restated Subscription and Stockholders
             Agreement dated May 16, 1996 by and among PTI, the Company and certain stockholders**
 10.20       Capital Contribution Agreement dated February 26, 1998**
 10.21       Convertible Promissory Note due 1998 dated February 11, 1998 by and among the Company and ABRY II**
 10.22       Services Agreement by and among PTI and PTI II**
 10.23       Amended Capital Contribution Agreement dated May 29, 1998***
 10.24       Purchase Agreement dated as of July 7, 1998 among MobileMedia, its affiliates and the Company****
 10.25       Amendment to Purchase Agreement dated September 2, 1998 between
             PTI and MobileMedia and certain of its affiliates******
 10.26       Form of Master Lease for Transmitter Systems Space between the
             Company and MobileMedia Communications, Inc.****
 10.27       Form of Management and Consulting Services Agreement dated as of
             April  , 1995 between Pinnacle Towers Inc. and ABRY*
 10.28       Stock Incentive Plan*****
 21.1        List of Subsidiaries**
 23.1        Consent of Holland & Knight LLP (contained in Exhibit 5.1)****
 23.2        Consent of PricewaterhouseCoopers LLP, independent certified public accountants
 23.3        Consent of Arthur Andersen LLP, independent public accountants
 23.4        Consent of Ernst & Young LLP, independent public accountants
             Powers of Attorney (included on signature pages of Registration
 24.1        Statement)****
 27.1        Financial Data Schedule

--------
     +To be filed by amendment.
* Previously filed on July 27, 1998 with Amendment No. 1 to the Company's Registration Statement on Form S-11.
** Previously filed on April 1, 1998 with the Company's Registration Statement on Form S-4 (SEC file no. 333-49147).
*** Previously filed on June 11, 1998 with Amendment No. 1 to the Company's Registration Statement on Form S-4.
**** Previously filed on July 17, 1998 with the Company's Registration Statement on Form S-11 (SEC file no. 333-59297).
***** Previously filed on August 11, 1998 with Amendment No. 2 to the
      Company's Registration Statement on Form S-11.
******Previously filed on September 18, 1998 with the Company's Report on Form
     8-K.

******* Previously filed on January 5, 1999 with Amendment No. 4 to the
        Company's Registration Statement on Form S-11.